AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST __, 2002

                         REGISTRATION NO. 333-_________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             AMERIFIRST FUND I, LLC
             (Exact name of registrant as specified in its charter)

         Delaware                     6189                      76-0705-003
(State of Incorporation)  (Primary Standard Industrial       (I.R.S. Employee
                           Classification Code Number)    Identification number)

                            130 Gross Road, Suite 107
                            Kingsland, Georgia 31548
                                 (912) 673-9100

 (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                              John Tooke, President
                            AmeriFirst Capital Corp.
                            130 Gross Road, Suite 107
                            Kingsland, Georgia 31548
                                 (912) 673-9100
                            Facsimile: (912) 673-8434

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

                             Elliot H. Lutzker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                          New York, New York 10158-0125
                                 (212) 687-3860
                            Facsimile: (212) 949-7052

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement has been effective.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                PROPOSED
         TITLE OF EACH CLASS                                     MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
            OF SECURITIES                   AMOUNT TO        OFFERING PRICE       AGGREGATE         REGISTRATION
          TO BE REGISTERED                BE REGISTERED         PER UNIT       OFFERING PRICE            FEE
Units(1).............................   100,000 Units (2)         $1,000        $100,000,000           $9,200

(1) The market making transactions in connection with the sale of Units are being registered simultaneously herewith.

(2) The registrant is offering units at $1,000 per Unit. Units will initially be sold at a minimum of ten (10) Unit(s) with additional purchases in multiples of $1,000. The registrant will issue and sell up to $100 million in Units.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST __, 2002

PROSPECTUS

                          MAXIMUM -- $100,000,000 Units
                           MINIMUM -- $2,500,000 Units

                           MINIMUM INVESTMENT: $10,000

                         AMERIFIRST FUND I, LLC, ISSUER

                      AMERIFIRST CAPITAL CORP., THE MANAGER

      The asset backed securities offered by AmeriFirst Fund I, LLC, a newly formed Delaware limited liability company (the "Fund"), evidence fractional, pro rata beneficial interests in the income to be generated from a pool of life insurance policies. We are offering and selling to the public a minimum of 2,500 units and up to a maximum of 100,000 units at $1,000 per unit, with an initial minimum investment of ten (10) units at $10,000. The units are being distributed on a "best efforts" basis by AmeriFirst Capital Corp. The proceeds of this offering will be held in escrow with Bank of America, St. Marys, Georgia, until the $2,500,000 minimum amount is received, and promptly returned to you, if the minimum amount is not received by ____________, 2003 [six months from the date of this prospectus].

      Our sole business will be to utilize the proceeds of this offering to purchase a pool of life insurance policies at a discount to face value in order to provide living benefits to terminally ill and chronically ill persons and senior citizens. We will purchase existing policies from AmeriFirst Funding Group, Inc., a newly formed affiliated Georgia provider, and/or other providers or through the secondary market.

      An investment in the Fund involves a high degree of risk. Prospective investors should consider the factors set forth under "Risk Factors" commencing on page 9.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE UNITS OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            AMERIFIRST CAPITAL CORP.

              The date of this prospectus is ____________ __, 2002.

                                      Price to          Selling       Proceeds to
Net Proceeds to the Fund             Investors       Commissions(1)     Issuer
------------------------             ---------       --------------     ------
Per Unit ......................     $      1,000     $        100    $        900
Total Maximum .................     $100,000,000     $ 10,000,000    $ 90,000,000
Total Minimum .................     $  2,500,000     $    250,000    $  2,250,000

-----------
(1) Units will be offered and sold by sales representatives licensed by the National Association of Securities Dealers, LLC ("NASD") to sell the units and similar securities. Units may also be sold by officers of the Fund who may receive commissions where permitted. Some of the sales representatives are employed by our lead underwriter, AmeriFirst Capital Corp., an NASD licensed broker-dealer that is also our manager. We have contracted to purchase this broker-dealer and expect to complete the transaction prior to the effective date. Our lead underwriter may also engage other dealers to sell our units. Our lead underwriter will receive selling commissions of up to 10% of the gross proceeds of the sale of units by the lead underwriter and may negotiate fees to be paid to selected dealers on units sold by them. The Manager will pay all organizational and offering expenses including without limitation, legal and accounting expenses, reproduction costs, selling expenses, and filing fees paid to the Securities and Exchange Commission and state securities commissions, estimated to be approximately $200,000. Our manager, who is also our lead underwriter, will receive an additional .5% of the gross proceeds to cover a portion of these actual expenses.

      Currently we intend to offer the units for sale in Arizona, California, Colorado, Connecticut, Florida, Georgia, Hawaii, Illinois, Nevada, New Jersey, New York and Texas. We will end this offering in these states on ____________, 2003 [twelve months from the date of this prospectus] or at such earlier time that all $100 million of units are sold. If we desire to extend this offering up until ____________ 2004 [24 months from the date of the prospectus], each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering.

      All subscriptions will be held in an escrow account at Bank of America, Kingsland, Georgia which will serve as escrow agent. If we do not receive acceptable subscriptions for $2,500,000 or more of units by ____________ 2003 [six months from the date of this prospectus], we will notify you in writing and the escrow agent will promptly return all subscription amounts together with interest earned while the funds were held in escrow to you and the other subscribers. You will earn interest on the funds held in the escrow account as soon as your funds clear. You will not be a member of the Fund while your funds are held in the escrow account and you will only become a member once we accept your subscription and transfer your funds out of escrow and into the Fund's own account. After the minimum offering amount has been raised, we will accept or reject all subscriptions within five business days after receipt and will instruct the escrow agent promptly to release the funds of the accepted subscriptions to us and to refund the funds of any rejected subscriptions. We may terminate this offering at any time and refund any subscriptions that we have not accepted.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       WHERE YOU CAN FIND MORE INFORMATION

      We will file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at 233 Broadway, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC's website at www.sec.gov. We will distribute to our members annual reports containing audited financial statements.

                           FORWARD-LOOKING STATEMENTS.

      This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," or "opportunity," the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statements.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                TABLE OF CONTENTS
                                                                         Page


WHERE YOU CAN FIND MORE INFORMATION ....................................  -v-

FORWARD-LOOKING STATEMENTS .............................................  -v-

SUMMARY OF THE OFFERING ................................................   1

RISK FACTORS ...........................................................   9

TAX RISK FACTORS .......................................................  22

INVESTOR SUITABILITY STANDARDS .........................................  24

USE OF PROCEEDS ........................................................  27

CAPITALIZATION OF AMERIFIRST FUND I, LLC ...............................  30

TERMS OF THE OFFERING ..................................................  31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF
    AMERIFIRST FUND I, LLC .............................................  34

NOTICE TO CALIFORNIA RESIDENTS .........................................  34

BUSINESS ...............................................................  35

DESCRIPTION OF THE UNITS ...............................................  51

DESCRIPTION OF LIFE SETTLEMENT PURCHASE AGREEMENT ......................  59

OTHER OPERATING POLICIES ...............................................  62

THE MANAGER AND ITS AFFILIATES .........................................  63

COMPENSATION OF THE MANAGER AND ITS AFFILIATES .........................  64

CONFLICTS OF INTEREST ..................................................  67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .........  68

FIDUCIARY RESPONSIBILITIES OF THE MANAGER ..............................  70

ERISA CONSIDERATIONS ...................................................  71

FEDERAL INCOME TAX CONSEQUENCES ........................................  72

SUMMARY OF OPERATING AGREEMENT .........................................  78

PLAN OF DISTRIBUTION ...................................................  83

INVESTMENT COMPANY ACT OF 1940 .........................................  84

LEGAL PROCEEDINGS ......................................................  85

LEGAL OPINION ..........................................................  85

EXPERTS ................................................................  85

ADDITIONAL INFORMATION .................................................  85

SIGNATURES .............................................................  II-4

EXHIBITS
--------

A. The Pool*

B. Form of Subscription Agreement

C. Form of Operating Agreement

D. Form of Servicing Agreement*

------------
*     To be filed by amendment.

                             SUMMARY OF THE OFFERING

      The following information is only a brief summary of the units being offered for sale hereby. We recommend that you thoroughly read this prospectus. This summary is not as complete or accurate as the longer descriptions you will find in the main body of this prospectus.

Fund.....................    AmeriFirst Fund I, LLC, is a Delaware Limited
                             Liability Company which was formed on April 22, 2002 to engage in this offering. We are offering membership interests in the Fund which will represent fractional pro rata beneficial interests in the income to be generated from a pool of life insurance policies. The policies will be sold to us at a discount to face value in order for us to provide living benefits to terminally ill and chronically ill persons and senior citizens (collectively defined as "life settlements"). Under our operating agreement, attached hereto as Exhibit C, our existence ends on December 31, 2027, unless liquidated sooner.
                             Our offices, as well as those of our provider and manager, are located at 130 Gross Road, Suite 107, Kingsland, Georgia 31548; tel. no.
                             (912) 673-9100.

Provider.................    The provider for the Fund is AmeriFirst Funding
                             Group, Inc., a Georgia corporation recently formed by John Tooke. Our provider will originate policy purchases directly from insureds or through other licensed providers, or in the secondary market, and transfer them to the Fund. A list of such policies is expected to be attached hereto as Exhibit A prior to the effective date of this prospectus.

Manager..................    The manager of the Fund is our lead underwriter,
                             AmeriFirst Capital Corp., a California
                             corporation to be owned by John Tooke.
                             Investment decisions by the Fund will be made by the officers of our manager who have substantial prior experience with mortgage backed securities, but not with life settlements.

Servicer.................    Our manager may service the insurance policies
                             and investors directly or outsource any or all of such services to a third party. Our manager expects to enter into a Servicing Agreement, prior to the effective date of this prospectus, a form of which will be attached hereto as Exhibit D.

Use of Proceeds..........    The proceeds of the offering will be used to
                             purchase life settlements. A life settlement contract provides living benefits to terminally ill and chronically ill persons and senior citizens in exchange for an assignment of, and an irrevocable beneficial interest in, a life insurance policy, for less than the face amount of the policy. This ownership interest carries with it the right to secure the insurance proceeds when the policy matures. It also generally carries with it the obligation to make premium payments.

                             Life settlements help relieve the financial burden of terminally ill and chronically ill persons who are often faced with enormous stress resulting from loss of employment and extraordinary medical expenses. Life settlements are also provided to persons at least 65 years old, who no longer need the benefits of their life insurance policies and would prefer to receive living benefits. The amount of the discount to the insured is negotiated and varies depending upon the nature of the life insurance policy, the stability of the insurer, prevailing interest rates, the medical condition of the insured, the estimated premiums to be paid by our manager under the policy over the expected life of the insured, the insured's estimated life expectancy and certain other costs of the life settlement.

Return on Investment.....    We are offering pro rata interests in the income
                             to be generated primarily from a pool of life insurance policies. The pool is intended to reduce risk by purchasing a large number of policies from a diverse group of terminally ill, chronically ill, and senior citizens. In addition, the goal of the pool is to provide a blended rate of return closer to the estimated rate of return, rather than if you were to purchase a single life insurance policy owned by a third party insured. We will attempt to purchase insurance policies at a discount to face value based on estimated life expectancies having an estimated annual fixed return of between 10% and 18%, with a weighted average estimated annual fixed rate of return estimated to be between 12% and 15%. In any event, we do not intend to purchase any policy that would fail to yield to the Fund an annual rate of return of at least 10% based on the purchase price and estimated life expectancy.

                             Only when we acquire the proceeds from life insurance policies will you receive a distribution, consisting of your "pro rata share" of such proceeds. The estimated rate of return on the purchase price of a life insurance policy is inclusive of all fees associated with the purchase. It is projected by dividing the aggregate return by the insured's estimated life expectancy determined by medical and insurance underwriting and actuarial tables. The actual rate of return is determined at the maturity of the policy. The aggregate return on investment to investors is determined by subtracting the discounted amount paid for each policy purchased (including all fees and policy premiums paid), as well as any capital calls paid, from the face value of such policy when the policy matures. See "Business - Description of Return on Investment" and "Description of the Units
                             - Capital Calls."

                             Each life settlement is like a zero coupon bond, because the aggregate return is paid only at maturity of the policy and you do not know the actual rate of return until the insurance policy matures. Since the pool of insurance policies will have different maturity dates, an investor in the pool offered hereby receives an indeterminate cash flow. Upon cash payment of insurance proceeds to the Fund, a distribution will be paid to the purchasers of units offered hereby consisting of your pro rata share of such proceeds. When all insurance policies have matured, the Fund's existence will end. We cannot guarantee you the full return of your investment. Your "pro rata share" will entitle you to a return in proportion to your investment of the total amount of investments in the Fund. Accordingly, the greater the total investments, the smaller your ownership interest in the Fund will be since your ownership interest will be diluted; however, your rate of return will remain the same. See the Operating Agreement and the Summary of the Operating Agreement in this prospectus for the precise definition of "pro rata share."

Pool.....................    Attached as Exhibit A is a list of the life
                             insurance policies, if any, in the pool as of
                             the date of this prospectus, that we expect to
                             purchase with the proceeds of this offering,
                             depending upon the amount of money raised in
                             this offering.  Our provider intends to purchase
                             such life insurance policies prior to the date
                             of this offering, and will sell such life
                             insurance policies  to the Fund in exchange for
                             a portion of the cash raised from this
                             offering.  Our manager reserves the right to
                             determine the order in which we will purchase
                             the life insurance policies.  We may also
                             purchase policies from members of the Fund.
Minimum and Maximum
Offering.................    We must receive a minimum of $2.5 million from
                             investors before we can begin our operations and acquire the first life settlements. Each investor must subscribe to purchase units in denominations of $1,000 for a minimum of ten
                             (10) units or $10,000 and integral multiples of $1,000 in excess of such minimum denomination.

                             If the minimum amount of subscriptions has been timely received, then, with two days prior notice, on the closing date, the escrow agent shall release to our manager funds equal to the amount of life settlements available for purchase in exchange for units in the similar principal amount. After the minimum offering amount has been raised, we will accept or reject all subscriptions within five business days of receipt. If we do not receive and accept $2.5 million in subscriptions by _________________, 2003 [six months from the date of this prospectus], we will notify investors in writing that we are terminating this offering and your funds, together with the interest or other income earned thereon will promptly be returned to you by the escrow agent. Until we receive a total of $2.5 million, any payments received from you or other subscribers will be held in an interest-bearing escrow account. All subscriptions are non-cancellable and irrevocable during this period. After we issue the first $2.5 million or more in units, we intend to continue to offer and sell the units until __________ 2003, [12 months from the date of this prospectus] or, until a total of l00,000 units for $100 million are sold. Currently we intend to offer the units for sale in Arizona, California, Colorado, Connecticut, Florida, Georgia, Hawaii, Illinois, Nevada, New Jersey, New York and Texas. If we elect to extend this offering up until __________ 2004 [24 months from the date of this prospectus], each of these states requires us to file the appropriate documents with such state's securities commission and we will provide investors in those states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable "blue sky" laws to extend the offering. We may terminate this offering at any time by written notice to investors and refund any subscriptions that we have not accepted. If we terminate this offering, our manager will promptly prepare a form of notice and furnish the lead underwriter and selected dealers with copies to distribute to all persons who have received this prospectus either directly from the lead underwriter or from a selected dealer. You will not earn a return on life settlements that are made or acquired before the date we accept your subscription and your capital contribution is made available to us. See "Plan of Distribution."

Permitted Fees and
Expenses.................    Origination Fee.  The fee typically paid to the
                             provider, which may be our provider or a broker in the secondary market, averages between 1% and 10% of the face amount of the policy. This is exclusive of fees which the insured is obligated to pay to the broker selling his policy to the Fund.

                             Selling Commission. Selling commissions will be paid on the units offered hereby in an amount of up to 10% of the gross proceeds of the sale of units to the lead underwriter. Our manager and lead underwriter will be responsible for all expenses of this offering, estimated to be approximately $200,000, although our manager will receive .5% of the gross proceeds to cover a portion of these actual expenses.

                             Our Manager's and/or Third Party Outsourcing
                             Fees. The fees typically paid to our manager which may outsource all non-financial services to a third party who will receive one-time fees ranging between 6% and 18% of the face amount of the policy, as described in the following principal steps: (a) due diligence review, which includes evaluating the terms of each policy for a fee of between 1% and 5% of the face amount of the policy and, with the assistance of a medical review board consisting of independent physicians, estimating the life expectancy of the insured for a similar fee of between 1% and 5% of the face amount of the policy; (b) closing the transaction, which includes obtaining releases of prior beneficiaries and designation and recording of the Fund as beneficiary, as well as payment of the purchase price to the insured for typical fees of between 1% and 2% of the face amount of the policy; (c) servicing the insurance policies on an ongoing basis for a one time fee of 1% to 2% of the face amount of the policy for the estimated life of the policyholder and thereafter an additional fee equal to " of 1% of the face amount of the policy per annum, plus a fee of between 1% and 2% of the face amount of the policy will be paid for monitoring the life status of the insured; and (d) a fee for servicing investors averaging between 1% and 2% of the face amount of the policy. See "Compensation of the Manager and its Affiliates."

Conflicts of Interest....    Certain relationships exist among the Fund, our
                             provider and our lead underwriter and the officers, directors and other affiliates of our manager which could result in various conflicts of interest. See "Conflicts of Interest."

Membership Interest......    You will not be a member of the Fund while your
                             funds are held in escrow and you will only become a member once we accept your subscription and transfer your funds out of escrow and into the Fund's own account. Your rights as a member are described in the Fund's operating agreement, whose full text is included in this prospectus, and are also governed by Delaware law. We will issue you a certificate to evidence your membership interest in the Fund.

Units....................    The units will represent membership interests in
                             the Fund which will represent fractional pro rata beneficial interests in the income to be generated primarily from a pool of life insurance policies. The units do not represent interests in, or obligations of, our manager, our provider, our servicer or any affiliate thereof. The units are not insured or guaranteed by any federal or state governmental agency.
                             Selling commissions will be paid on the units offered hereby in an amount of up to 10% of the gross proceeds of the sale of units by the lead underwriter. Our manager and lead underwriter will be responsible for all expenses of this offering, estimated to be approximately
                             $200,000, although our lead underwriter will receive .5% of the gross proceeds to cover a portion of these actual expenses.

Cash.....................    Funds held by us after their release from escrow
                             that have not yet been used to purchase life insurance policies will be deposited in interest-bearing bank accounts, money market funds or used to purchase short-term U.S.
                             Treasury bills. Investors will be entitled to a pro-rata portion of the short-term interest earned.

Tax Considerations.......    The Fund will elect to be taxed as a partnership
                             for federal income tax purposes and for purposes of any state or local tax if such election is recognized by the state and local taxing authorities. Accordingly, there will be no company level tax in any jurisdiction that recognizes that election. Most, if not all, of the return paid to you from the interest we earn on the life settlements will be taxed as ordinary income to you if you are subject to federal income tax. If we have more than 100 members and the membership interests are "publicly traded" as that term is used in the Internal Revenue Code (and defined under "Federal Income Tax Consequences" below), then the Fund will be taxed as a corporation and therefor will incur double taxation. Our operating agreement provides that no transfer will be permitted if it results in our being a publicly traded partnership, however there can be no assurance that we will be able to identify transfers that would result in the Internal Revenue
                             Service determining that there has been a secondary market in the stock and that would result in such determination. Under partnership tax rules, you will report on your federal income tax for each year during which you are a partner, your distributive share of the items of income gain, loss, deduction and credit of the partnership, irrespective of whether you receive a distribution.

                             Certain life insurance policies may be acquired from members. The Fund may take the position that the proceeds received by the Fund at the time of maturity of the policies are not subject to income tax. The amount of any distribution to you with respect to which that position is taken will be identified. You should consult with your tax advisor as to the position you wish to take with respect to such amount. See "Federal Income Tax Consequences."

Investor Suitability         To purchase units, you must have at least either
Standards................    a net worth, exclusive of home, home furnishings
                             and automobiles, of at least $45,000 and a minimum annual gross income of at least $45,000;
                             or a minimum net worth of at least $150,000.
                             Additionally, you will have to make additional representations to us before we determine that the investment is suitable for you. See
                             "Investor Suitability Standards."

Limited Right to Resell      There will be no public market for resale of the
                             units. To resell or transfer your units in a private transaction, you must first obtain the approval of our manager, which it is not required to grant. In addition, our manager may not approve a resale, if as a result, the Fund would become a "publicly traded partnership" or which would otherwise cause the Fund to be taxable as a corporation or which will violate any federal or state securities laws.

Limited Right to
Withdraw.................    You may withdraw or partially withdraw, from the
                             Fund and obtain the return of all or part of your capital account commencing one year after you purchase your units and receive back 85% of the face amount of your investment, less any distributions paid to such date, within 90 days after you deliver written notice of withdrawal to our manager.
                             Notwithstanding the foregoing, we can only make cash payments in return for outstanding capital amounts from net proceeds and capital contributions.

Reports to Investors.....    You will be provided with annual reports,
                             including audited financial statements and year-end tax information returns. Our quarterly, annual and other reports that we file with the SEC will also be accessible to you at the SEC's public reading rooms or on the SEC's website.

Reports to Members.......    Once every year the financial statements of the
                             Fund will be audited by independent public accountants and the statements will be made available to members. Additionally, a semi-annual members statement and an annual members tax statement will be sent to each member. See "Summary of Operating Agreement--
                             Reports and Records."

To Purchase Units........    To purchase units, you must complete and sign
                             the subscription agreement, attached as Exhibit
                             B to this prospectus, and deliver it to our lead underwriter or the selected dealer who has solicited your investment, together with your payment for the number of units as specified in the subscription agreement. We may accept or reject your subscription in whole or in part.
                             Our acceptance of your subscription is effective when the subscription agreement is signed by our manager.

      The units are offered subject to prior sale, allotment and withdrawal and to cancellation or modification of the offer without notice. Our manager reserves the right, in its discretion, to reject orders in whole or in part for the purchase of units offered hereby, notwithstanding the tender of payment by check or otherwise.

      No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by our manager. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the units, or an offer or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful.

      The K-1 information returns which we will distribute to you, will contain information regarding the income items and expense items of the Fund. If you have not received K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

                                  RISK FACTORS

      You should be aware that an investment in the Fund involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before purchasing units. We also caution you that this prospectus includes forward-looking statements that are based upon our beliefs and assumptions and on information currently available to us. You should carefully consider the following risk factors and other information in this prospectus before purchasing units.

No operating history; new industry.

      The Fund and our provider were recently incorporated in 2002, and together with our manager, have no operating history. In addition, the living benefits life settlements industry is relatively new. There can be no assurance that living benefits will remain a viable industry or that the Fund will be able to compete in this industry. See "Business - Competition."

The Fund's performance is dependent on our manager.

      The Fund will depend upon our manager for the acquisition of insurance policies, on behalf of the Fund, from our provider, through other licensed providers or in the secondary market. There can be no assurance that our manager will be able to purchase a sufficient amount of insurance policies to utilize the entire net proceeds which may be raised from this offering of units. If AmeriFirst Funding Group, Inc. were to cease acting as our provider of insurance policies, this would be expected to have a material adverse effect on the Fund. In addition, delays in processing payments on the insurance policies and information with respect thereto could occur, resulting in:

      o     delays in payments to the members; or

      o     the early termination of the Fund.

      Our manager, our lead underwriter and our provider are all substantially dependent upon John Tooke, the sole shareholder and chief executive officer of each entity, the loss of whose services would be expected to adversely affect the Fund's business and such entities' ability to perform their duties and obligations in connection with this offering. To the extent that an investment hereunder is dependent on the efforts and experience of John Tooke, the loss of his services would have a material adverse effect on your investment. Although our manager will have a non-compete provision in its employment contract with John Tooke, it does not maintain key man life insurance on his life. See "The Manager and Its Affiliates."

Our servicer's ability to predict life expectancies will affect the Fund's financial results and may lead to payment delays or losses.

      The Fund's operations and financial results are also dependent on the ability of our servicer, with the assistance of a medical review board consisting of independent physicians, to predict accurately the life expectancies of the insureds. Our manager may service the insurance policies directly or outsource such services to a third party. Life expectancy is a significant factor in our determination of the purchase price of an insurance policy. Insureds can live significantly beyond the predicted life expectancy. Unanticipated delays in the collection of policies, whether caused by underestimating an insured's life expectancy or otherwise, could have a material adverse effect on the Fund's financial results and will reduce your rate of return. See" Business - Description of Return on Investment"

      Inaccurate forecasting of an insured's life expectancy by our servicer could result from, among other things:

      o advances in medical treatment resulting in deaths occurring later than forecasted;

      o     inaccurate diagnosis or prognosis on terminally ill insureds;

      o     improved living habits resulting in better health; or

      o     fraud or misrepresentation by the insured.

      Changes in the economy and other changed circumstances may result in a reduced supply of life insurance policies and could result from, among other things:

      o improvement in the economy, generating higher investment returns to senior citizens from their investment portfolios;

      o improvements in health insurance coverage, limiting the need of insureds to use the funds received to pay the cost of their medical treatment;

      o a change in law that requires our manager to apply more stringent credit standards in purchasing life insurance policies; or

      o the introduction into the market of less reputable third party brokers who submit inaccurate or life insurance policy information to the provider on behalf of insureds.

Our ability to create a diverse pool of life insurance policies will depend on how much money we raise in this offering.

      Our ability to reduce risk by purchasing hundreds of life insurance policies will be limited by the amount of funds we raise. We may not sell all of the units we are offering. If only the minimum $2.5 million is raised, we will be able to acquire only a few insurance policies and would not necessarily be able to follow the "diversification requirements" described under "Business". The pool of life insurance policies will have different maturity dates and you will receive your proportionate share of an indeterminate cash flow. However, if only the minimum funds are raised, your return on investment may be low if we do not predict accurately the life expectancies of the insureds.

We can only estimate and cannot guarantee your rate of return.

      Your actual annualized rate of return can only be determined at the maturity of the individual policies, and the return for the pool of life insurance policies will depend largely on the amount of units sold. There is less risk to you if the pool of insurance policies is more diversified among numerous insurance policies.

      We can only estimate and cannot predict or guarantee your rate of return. The estimated rate of return is based on the insured's estimated life expectancy. This estimate is rendered on medical and insurance underwriting and actuarial tables. Factors affecting the accuracy of our estimate include the experience and qualifications of the medical personnel estimating the life expectancy, the nature and progress of the insured's illness, and future developments in treatments and cures. If an insured passes away before the estimated life expectancy, the actual rate of return will be more than the estimated rate of return, but if the insured dies after the estimated life expectancy, the actual rate of return will be less than the estimated life expectancy. Furthermore, since we are attempting to securitize a diverse pool of terminally ill and chronically ill persons and senior citizens, which we do not believe has been done before as a public offering, there can be no meaningful historical data regarding the life expectancies of an undetermined pool. Furthermore, because of the Fund's and our manager's lack of operating histories, we have no historical data regarding losses experienced with life settlements and/or delays experienced in collecting amounts due under life insurance policies. See "Business - Description of Return on Investment - The Effect of Actual Maturity Date on Annual Percentage Rate by Policy Life Expectancy."

We will depend on third party information to predict life expectancy.

      Unless you are an insured who also purchases units offered hereby, you will not know the identity of the insured. Your rate of return is highly dependent on our ability to predict accurately the life expectancy of the insured. In a pool of life insurance policies, you cannot monitor the insured's medical progress on your own. You will not have the ability or means to evaluate the life expectancies of the insureds or any other important facts relating to the insurance policies. The Fund and our manager must rely on third party information to assess the accuracy and validity of life insurance policy information. We must rely on third party medical and actuarial information when estimating the life expectancies of the insureds. Life expectancy estimates are at the sole discretion of an independent physician.

      The independent physicians on whom we will rely to assist us in estimating the life expectancies of the insureds are not specialists in any type of terminal or chronic illness and do not personally examine any of the insureds or communicate with their attending physician. Our independent physicians will rely instead on the insured's medical records and the reports provided to us by the attending physician, as well as on certain actuarial assumptions. At this time, we do not have sufficient data available to evaluate with any degree of accuracy, the life expectancies of healthy senior citizens of advanced age. See "Business - Description of Return on Investment."

Cures and advances in medical treatments for terminal illnesses will reduce the rate of return on life settlements.

      The development of a cure for, or vaccine against, AIDS and other terminal and chronic illnesses, or the development of new drugs or other treatments which extend the life expectancy of individuals with such illnesses, could have a material adverse effect on your rate of return hereunder. In addition, such medical developments would likely reduce the number of individuals seeking life settlements. Substantial reductions in the cost of treating terminal illnesses, including reductions from the development of less costly treatments, may also reduce the number of individuals seeking life settlements.

We may lack funds to pay policy premiums and may need to make capital calls.

      The Fund is obligated to pay all life insurance policy premiums until actual maturity (i.e., when the insured dies) out of a special reserve escrow account. The Fund will establish a special reserve with proceeds of this offering equal to l00% of the premiums for the estimated life expectancy of the individual insureds, which is believed to be appropriate and necessary to cover anticipated premiums owed. However, if a policy lapses the Fund will suffer a loss equal to the purchase price of the insurance policy. If the reserve account is depleted for any reason, the Fund would be unable to pay premiums on outstanding policies. In that event, the policies would lapse unless you make additional capital contributions.

      If the Fund is unable to make any premium payments or meet litigation or any other operating expenses to preserve the Fund, then our manager will make a capital call (of up to 6 months premiums) whereby the members will need to make a pro rata capital contribution to the Fund. If enough additional capital is not contributed to cover additional premiums required, the individual policy on the insured's life will lapse. If less than all of the members contribute to the capital call, those members who contribute to the capital call will receive a premium to be determined by the manager of the membership interest attributable to the defaulted capital contribution. See "Description of the Units - Capital Calls."

We may need to establish an additional contingency reserve reducing your rate of return.

      The Fund will bear all of the ordinary and customary administrative expenses of the Fund. In the event the Fund incurs expenses not in the ordinary course of business, including, but not limited to, costs in servicing the life insurance policies and litigation or pre-litigation costs and fees, our manager may establish and maintain, in its sole discretion, an additional contingency reserve in the distribution account sufficient to cover such expenses. Such a reserve would result in lower returns to you. Furthermore, if such reserves prove inadequate to cover such expenses, capital calls to members shall be required. Any excess in the account upon termination of the Fund will be distributed, pro rata, to our members. See "Use of Proceeds."

Adverse effect of failure of insurance company to pay proceeds.

      The value of the collateral of the Fund, which are assignments of life insurance policies and beneficial interests in the proceeds of such policies, is directly dependent upon the financial stability of the life insurance companies. An established insurance company may fail or not have enough money to pay the Fund the proceeds upon the death of the insured. The number of life insurance company insolvencies has been increasing in recent years, mainly due to poor investment result, inadequate underwriting or reinsurance, a lack of diversified investments and fraud. If the insurer that has issued a policy acquired by the Fund becomes bankrupt, the Fund would have less income to make distributions. Most states have insurance guaranty funds to help liquidate the obligations of a terminated insurer, but there can be no assurance that those funds will be adequate in any one instance.

Delays in payment and non-payment of policy proceeds will affect the Fund's profits and distributions.

      A number of arguments may be addressed by former beneficiaries under a life insurance policy or by the insurance company issuing a policy to deny or delay payment to the Fund of the proceeds of a policy following an insured's death, including arguments related to lack of mental capacity of the insured or applicable periods of contestability or suicide provisions. Furthermore, the Fund may be unable to collect the face value of an insurance policy issued by an insurance company which becomes insolvent. While virtually all states have established guarantee funds to pay the face value of life insurance policies issued by insolvent insurance companies, the face value of a policy may exceed the amount provided by such guarantee fund and, in any event, a significant delay in the receipt of payment may occur. Delay for any reason in the Fund's collection of the face value of a life insurance policy following the death of the insured could have an adverse effect on the Fund's profits and distributions. The types of events that could cause a delay in payment include disputes with third parties concerning the mental capacity of the insured at the time of sale of the policy, inability to obtain a death certificate in a timely manner, disputes with former beneficiaries concerning the release of their interests, and other problems relating to the transfer of title of the life insurance policy. The Fund could also experience difficulty obtaining a death certificate for a deceased insured if the insured disappears prior to the insured's death, the insured dies outside of the United States or the Fund is unable to immediately determine the country where the insured died, notwithstanding the Fund's tracking the insured's whereabouts. If the death of an insured cannot be verified and no death certificate can be produced, the insurance company may not pay the proceeds of a policy until after the passage of a statutory period (usually five to seven years) for the presumption of death without proof.

Negative effect of increase in interest rates will affect our profitability.

      Changes in interest rates and expectations about changing interest rates will affect the Fund's business. The Fund's profitability is dependent to a significant degree on the difference or the spread between the cost of the life settlements and the face value of its portfolio of policies. An increase in interest rates may affect the price that our manager is willing to pay for the life insurance policies. Any substantial increase in interest rates will result in either a decrease in the purchase price that our manager is willing to pay for insurance policies or a lower spread. If the Fund's purchase prices were to become significantly lower than its competitor's purchase prices, the number of policies available to the Fund could decrease. In addition, due to current and proposed regulations in several states which provide minimum purchase prices for life insurance policies, our manager may be unable to decrease its purchase prices to fully account for the increase in interest rates.

Competition from other life settlement companies and/or insurance companies.

      The market for the purchase of life settlements is highly competitive. There are few substantial barriers to prevent new competitors from entering this market. The Fund expects to face additional competition from existing competitors and new market entrants in the future. Many competitors have substantially greater financial, technical and marketing resources, longer operating histories, greater name recognition and more established relationships in the industry than the Fund is expected to have. As a result, some of these competitors may be able to:

      o     develop and expand their service offerings more rapidly;

      o take advantage of institutional financing and other financing opportunities more readily;

      o devote greater resources to the marketing and sales of their service; and

      o     adopt more aggressive pricing policies.

      The Fund expects to be able to compete through its business strategy of purchasing a diverse pool of life insurance policies. It expects to do so by securitizing such policies through this offering in order to have access to additional capital. These other companies could choose to enter the Fund's target market and devote greater resources and capital to the acquisition of insurance policies from insureds. In addition, many major insurance companies now offer terminally-ill policyholders "accelerated benefits" options with their existing or newly-acquired policies which provide a way for terminally-ill policyholders to draw on their life insurance benefits before death. The life insurance industry may become more aggressive in offering such benefits to terminally ill and chronically ill persons and senior citizens, although we believe insurance companies have generally offered accelerated death benefits on terms more restrictive than the terms of life settlements. See "Business--Competition."

Possible costs of and delays attributable to government regulation will affect our profitability.

      The Fund and our manager may be required to be licensed, or will temporarily be permitted to do business without a license in various states. Our provider will seek to become a licensed provider of life settlements in the State of Georgia if, and when, Georgia requires registration. In the event that we purchase insurance policies from other licensed providers, our purchase prices would then be higher, reducing our profitability.

      The life settlements industry is tainted by fraud because, until recently, there was little or no regulation. Industry groups including the National Association of Insurance Commissioners (NAIC) and the North American Securities Administrators Association (NASAA) have recently passed a Viatical Settlements Model Act. Since the Securities and Exchange Commission took the position that life settlements are not securities, the SEC does not regulate life settlements, except in an offering such as this one in which they are securitized. Some states, however, treat the sale of life settlements to individuals as the sale of securities and require registration in their states.

      In any event, we will comply with any and all applicable rules and regulations. At present, we have no reason to believe that we will not be able to comply with the licensing requirements of any particular jurisdiction. The number of states enacting statutes governing the insurance settlement industry is growing, and states with existing life settlement statutes are broadening the scope of their regulations. There can be no assurance that, in the future, there will not be periods when we are not in compliance with state regulations. See "Business--Government Regulation of Life Settlements."

      A few states, have either adopted or are seriously considering the adoption of legislation that regulates the minimum purchase prices to be paid for life settlements. We and our manager will comply with any and all legislation enacted. Compliance with minimum purchase price requirements may significantly reduce the Fund's profitability and ability to make distributions. Because minimum purchase price requirements may prevent the Fund from earning an acceptable profit margin on the life settlements in its portfolio, such requirements may force the Fund not to purchase life insurance policies in states imposing such restrictions.

      Some states may mandate written disclosure to consumers about the costs and risks associated with life settlements and require life settlement companies to furnish their financial statements and/or annual reports, while other states may simply demand approval of all life settlement sales material. Approximately half of the states regulate life settlements for the protection of those insureds who sell their policies. Most states regulate life settlements through their insurance departments, while some states regulate life settlements through securities administrations. As the Fund enters the marketplace in states having such regulations, it will incur significant compliance costs. The law applicable to the regulation of life settlements is unsettled and evolving. It appears probable that states not currently regulating life settlement companies will enact such regulations, and it is possible that states currently regulating such companies will enact additional and more stringent regulations.

      The success of the Fund's business depends on the growth of the life settlements industry. Laws and regulations directly applicable to life settlement providers are becoming increasingly prevalent. The adoption or modification of laws or regulations relating to life settlements could adversely affect the Fund's business if they impose strict licensing requirements or if they curtail the growth of the life settlements. If legislation is adopted that makes transacting life settlements less favorable or otherwise curtails the growth of the industry, our business will suffer.

We will have limited assets other than insurance policies.

      The Fund does not have, nor is it expected to or be permitted to have, any assets other than interests in life insurance policies and temporary investments. Therefore, you must rely on policies beneficially owned by the Fund maturing and paying proceeds in order to receive distributions.

Regulation as an Investment Company may terminate the Fund.

      While the Fund may be considered similar to an investment company, it does not intend to register as such under the Investment Company Act of 1940, and accordingly, the provisions of that Act, which, among other matters, require investment companies to have a majority of disinterested directors and regulate the relationship between the investment advisers and the investment company, will not be applicable in the opinion of Snow Becker Krauss P.C. If the Fund is deemed to be an investment company, then our manager may terminate the Fund and distribute its assets, which will affect the Fund's profitability. See "Investment Company Act of 1940."

Delays in purchasing life settlements will reduce our profitability and the return to investors.

      Funds raised from this offering (after the payment of the expenses of the offering and the establishment of required reserves) will be invested in low risk eligible investments until utilized to purchase life settlements. Such investments yield a substantially lower rate of return than the Fund anticipates can be obtained through our procurement of life settlements. Therefore, the Fund believes that any delay in fully investing funds allocated to the purchase of life settlements will reduce our profitability and the return to the members.

Our inability to track the insured may adversely affect the Fund's financial performance.

      After the Fund has entered into a life settlement with an insured, it must "track" the insured until he passes away and obtain documents establishing the insured's death in order to collect under the life insurance policy. Our servicer will require each insured to furnish information that should enable adequate tracking and that obligates such insured to inform the Fund periodically of changes in his health status, and immediately notify the Fund of any change in the insured's residence. Nevertheless, there is a risk that an insured with whom the Fund has entered into a contract may become "missing," or that there may be a delay in ascertaining that an insured has passed away or in obtaining required documentation needed to claim the insured's death benefit.

      We could incur substantial unplanned expenses in locating missing insureds (for both the costs of locating such persons and the costs of maintaining insurance on such insureds in effect until the insured passes away or the Fund determines to abandon such insured's insurance policy) and could experience substantial delays in collecting death benefits. Either could have a material adverse effect on the Fund's financial performance. Where permitted by law, our servicer will track each insured on a monthly basis. However, some states' further limit the frequency with which the Fund through its tracking firm may contact the insured or obtain his medical records.

The Fund has no proprietary information or rights.

      Except for information represented by the existing business relationships of the Fund's management, the Fund will have no protected or proprietary information. This means that the Fund will not enjoy a competitive advantage on any protected basis over other potential industry entrants or over existing life settlement companies. It is primarily by offering a securitized pool of life insurance policies that we expect to be able to offer a higher rate of return, than on an individual basis although there can be no assurance of same. The Fund is applying to register its name or a depiction thereof under the federal trademark laws and thus enjoy protected "brand" recognition for the securities offered hereby.

Breach of warranties will not result in the repurchase of policies.

      Our provider will represent and warrant to us that the insurance policies are valid and enforceable. However, in the event that brokers submit inaccurate life settlement information to our provider, we may not be able to uncover the presence of defects through our due diligence. There will be no provisions in the life settlements purchase agreements for any repurchases of policies by the Fund and we may incur losses as a result of such breaches of warranties.

We will depend on sourcing brokers.

      Our provider will purchase policies referred by other providers, sourcing brokers and other referral sources. None of these sourcing brokers is under a contractual agreement to refer policies to our provider, however, and none is restrained from referring policies to our manager's competitors. Sourcing brokers tend to be relatively small independent businesses with limited capital resources. Therefore, no assurance can be given that relationships with sourcing brokers or other referral sources can be established or that existing sourcing brokers will remain in business. In the event that our provider's relationship with the sourcing brokers were not to be established or to cease, our operations could be adversely affected.

Securities regulation.

      An increasing number of state securities regulators have begun to regulate interests in life settlements as securities. Some state securities regulators have taken the position that the sale of an interest in a life settlement is an "investment contract" that falls within the definition of a "security" under state securities acts. Some state legislatures have amended state securities acts to specifically add viatical settlements to the definition of a "security."

      With respect to federal law, it has been held that interests in viatical and other life settlements are not securities. S.E.C. v. Life Partners, Inc., 87 F.3d 536 (D.C. Cir. l996). It is only by our forming a pool of insurance policies and offering an undivided interest in the pool, rather than reselling the life insurance policy itself that the units offered hereby would be deemed to be a security. Our failure to comply with applicable federal or state securities laws may have a material adverse impact on the Fund. Securities regulators may impose civil fines or penalties on the Fund and, under certain circumstances, may require it to make a rescission offer to some or all of its investors, as a result of which the Fund's financial position could be materially adversely affected.

Fees payable to our manager, servicer and provider.

      Our manager, servicer and provider will receive certain fees in connection with the transactions described herein. Although we believe that such fees are reasonable, these fees are not the result of arm's-length negotiations. See "Use of Proceeds," "Compensation of the Manager and Its Affiliates" and "Conflicts of Interest."

Risks of Investment of IRA funds in exchange for Units.

      Investing money held in an Individual Retirement Account ("IRA") involves special risks. We offer investors the option of using funds from their IRAs to purchase interests in life settlements. Section 408(a)(3) of the Internal Revenue Code of 1986, as amended, requires that "no part of the trust [IRA] funds will be invested in life insurance contracts." We are not aware of any ruling or judicial decision concerning the investment of IRA funds in life settlements. Therefore, because the question is not settled, there is the possibility that the Internal Revenue Service ("IRS") will not allow investors the tax benefits of their IRA on funds invested in life settlements. There is also the possibility that the IRS would not allow investors the tax benefits of any portion of their IRA accounts if any part of the IRA funds are invested in viatical or senior settlements.

      In addition, there are certain IRS rules pertaining to minimum distributions from IRAs for persons who are age 70 1/2 or older. The Code requires that persons begin receiving distributions from their IRAs by a "required beginning date" (April l following the calendar year in which a person reaches age 70 1/2 ) and then again by December 31 of the same year and every year thereafter. The minimum distribution is calculated on the aggregate value of all IRA accounts; however, the minimum total amount may be distributed from any one account rather than from each individual account. Because death benefits under a life insurance policy are not payable until the insured dies, investors with large percentages of their IRA funds invested in life settlements may not have sufficient funds in any other IRA account(s) from which they may satisfy the Code requirements while awaiting the payment of death benefits. Substantial penalties may be assessed if these minimum distribution requirements are not met.

Sale and transfer of the units is severely restricted.

      You are not permitted to sell your units. You will be permitted to withdraw your investment from the Fund commencing one year after you close, at a 15% discount to the face amount of your investment. Accordingly, you must be prepared to forego your use of the invested funds until we return your investment to you. We cannot make any distributions to you prior to the maturity of any life insurance policy which will affect your liquidity. The timing and frequency of distributions will depend on the size and scope of the pool of life insurance policies. Transfer of the units is restricted by the operating agreement. You may not transfer the units:

      o to persons who do not meet the investor suitability requirements described in this prospectus.

      o unless the transfer is approved by our manager in its sole discretion.

      o in violation of the securities laws or if the transfer would cause the Fund to be a publicly traded partnership.

You cannot revoke your subscription.

      Once you sign the subscription documents and forward such documents together with payment for a unit, you will not be able to revoke your subscription. The offering period can be held open until ____________, 2003 [six months from the date of this prospectus] without any subscriptions being accepted if subscriptions in the amount of the minimum offering are not achieved before then. Accordingly, if you subscribe before we close on the minimum offering, your subscription amount will be held in escrow, earning a low rate of return and will not be available to you.

There will not be a public or other resale market for the units.

      There is no public market for the resale of the units. Therefore, you will not be able to sell your units promptly or at the price you want. You may not be able to use your units as collateral for a loan. You may not be able to sell your units in the event of a financial emergency. However, commencing one year after you close on your investment you will be permitted to withdraw your investment at a 15% reduction to the principal amount of your investment. You should purchase units only with the intent of holding the unit until we return your investment to you.

Our manager has no track record.

      We are relying on our manager to conduct our business. John Tooke, the sole shareholder of our manager, as well as our provider, has experience with the placement of investor funds in mortgage backed financing. However, he has no experience with life settlements and we cannot present a track record for our manager.

Risk of fraud by insureds.

      Although we are required to conduct certain due diligence in advance of buying a life insurance policy, there is a risk that we will be defrauded. Among other types of fraud that may exist, an insured may misrepresent the status of his illness, may fail to disclose all beneficiaries or may sell a policy to more than one purchaser. If the Fund is subject to such fraud, our operating results may be adversely affected.

Our manager has limited assets and will primarily fund its operations from fees it earns in the purchase of life settlements.

      Our manager has nominal capitalization and intends to fund its operations from fees it earns in life settlements.

Our provider will have conflicts between its duty to the Fund and its own interests.

      Our provider will have conflicts between its duty to us and its own interests. Our provider may sell life insurance policies purchased by our provider to other funds that have the same or similar objectives of the Fund and our provider may have conflicts of interest in determining which client will purchase the life insurance policy.

You are relying entirely on our manager to manage the Fund.

      You will have no right or power to take part in the management of the Fund, except through the exercise of your limited voting rights described in the operating agreement. You should not purchase units unless you are willing to trust our manager to manage the Fund.

      We do not have any of our own employees or facilities and are relying completely on those of our manager. Our manager is our sole managing member and we have no ownership interest in our manager. Our manager is wholly-owned by John Tooke. Accordingly, nobody has the responsibility of making an independent review for us of our manager's performance of its duties.

Our working capital reserves may not be adequate.

      We intend to maintain small working capital reserves to meet our obligations, including operating expenses. We will, however, maintain a special reserve account to pay life insurance premiums. If we do not have adequate cash reserves, we could suffer a loss of our investment without a capital call. In the event our manager cannot or does not pay our operating costs, it will be necessary to borrow funds, and there can be no assurance that such borrowing will be on acceptable terms or even available to us. Such a result might require us to liquidate our investments and abandon our activities unless we are able to successfully raise the necessary funds in a capital call.

Some decisions will be approved, whether or not you agree, by less than all of the members.

      You may be outvoted by other members of the Fund on some key decisions. Set forth below are actions that require the approval of members, but, except as indicated, do not require unanimous approval. There may accordingly be significant changes in our capital structure or management of which you do not approve.

      o Amendment to the operating agreement requires the approval of members with aggregate capital accounts that are a majority of the capital accounts of all members, except for (i) admission of additional members on the terms this offering, which does not require the approval of the members (ii) changes that would increase your liabilities or decrease your interest in the Fund's income, gains or distributions or (iii) early termination of the Fund, which requires approval of all the members.

      o Removal of our manager in the case of commission of a felony, gross negligence or willful misconduct requires the approval of members with aggregate capital accounts that are a majority of the capital accounts of all members, or removal of our manager after our manager has received distributions from the Fund that equal 125% of the aggregate expenses incurred by our manager and its affiliates.

      o Approval of the recapitalization, sale of substantially all of the Fund's assets, restructuring of the Fund or merger of the Fund with or into another entity, that in each case adversely affects the members requires a vote of the members whose total capital accounts exceed two-thirds of the total of all members' capital accounts at such time.

      o Election of a successor manager, after a manager has been removed or has resigned requires the approval of members with aggregate capital accounts that are a majority of the capital accounts of all members. See "Summary of Operating Agreement."

Our manager can dissolve the Fund at any time, even if the insurance policies are sold below cost.

      You could lose a significant part of your investment if our manager decides to terminate the Fund when many of the insurance policies are still outstanding. Our manager will sell the insurance policies to be able to distribute cash to the members and it may have to sell the insurance policies at significant losses.

                                TAX RISK FACTORS

General tax risks.

      Before you make a decision to invest, you should assess the tax risks and your willingness and ability to comply with ongoing federal income tax filing and compliance requirements described under "Federal Income Tax Consequences." In particular, you may be allocated income but may not receive cash distributions in connection therewith with which to pay any associated income taxes. See "Federal Income Tax Consequences-Taxation of the Fund and its members. The tax consequences mentioned in this prospectus are general in nature. Each potential investor should consult with his/her/its own tax professional to assess the tax impact of an investment in the Fund.

If we lose our "partnership" status we would be taxed as a corporation.

      Our legal counsel, Snow Becker Krauss P.C., has given the opinion included as Exhibit 8.1 to the registration statement of which this prospectus forms a part, that we will be treated as a "partnership" for federal income tax purposes and that we will not be treated as an association taxable as a corporation subject to the publicly-traded partnership rules discussed below. If we were to be reclassified as an association taxable as a corporation, because we were a publicly traded partnership or for any other reason, we would be taxed on our taxable income at rates of up to 35% for federal income tax purposes. All items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to you. If we were treated as a corporation, distributions to you would be ordinary dividend income to the extent of our earnings and profits, and the payment of such dividends would not be deductible by us.

The IRS may challenge our allocations of income, gain, loss, and deduction.

      The Fund's operating agreement provides for the allocation of income, gain, loss and deduction among the members. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations in the operating agreement and reallocate items of income, gain, loss or deduction in a manner which reduces benefits or increases income allocable to you.

You may be taxed on income which exceeds the cash distributions made to you.

      In any year in which we report income or gain in excess of expenses, you will be required to report your share of such net income on your personal income tax returns even though you may have received total cash distributions which are less than the amount of net income you must report.

The state or locality in which you are a resident or in which we own properties may impose income or other taxes on us or on your share of our taxable income.

      Although we should be taxed as a partnership for Federal income tax purposes, some jurisdictions in which we may do business may impose an entity based tax on our operations. Also, many states have implemented or are implementing programs to require entities taxed as partnerships to withhold and pay state income taxes owed by nonresident members on income-producing properties located in their states. We may be required to withhold state taxes from cash distributions otherwise payable to you. These collection and filing requirements at the state or local level, and the possible imposition of state or local income, franchise or other taxes on the Fund, may result in increases in our administrative expenses which would reduce cash available for distribution to you. Your tax return filing obligations and expenses may also be increased as a result of expanded state and local filing obligations. We encourage you to consult with your own tax advisor on the impact of applicable state and local taxes and state tax withholding requirements.

      All losses from "passive activities" are generally not deductible by a non-corporate taxpayer, a Subchapter S corporation or a personal service corporation, except against income derived from "passive activities" of the tax payer. "Passive activities" are those business activities in which a taxpayer does not materially participate. A member's investment in the Fund would be treated as a "passive activity" for purposes of this limitation. Accordingly, so long as the member maintains his investment in the Fund, such member's share of the Fund's losses will not be deductible against his salary, active business income, income from dividends, interest, royalties, and capital gains from non-business properties. However, Fund losses, if any, generally will be deductible from such a member's gain and income from the Fund or from other passive activities.

Amounts "At Risk."

      Under section 465 of the Code, losses from certain activities may be deducted by a taxpayer only to the extent to which the taxpayers is "at risk" in the activity. Accordingly, the "at risk" rules will apply to a member's share of the losses from the Fund. Each member initially will be "at risk" only to the extent of the amount of capital that he contributes to the Fund. In future years, such amount will be increased to the extent the member recognizes income from his investment in the Fund or contributes additional cash to the Fund, and reduced to the extent he has deducted losses or receives cash distributions from the Fund. See "Federal Income Tax Consequences - Limitations on Deductibility of Losses from Passive Activities."

You will receive K-1 information tax return which could increase the complexity of your tax return.

      The K-1 information returns which we will distribute to you will contain information regarding the income items and expense items of the Fund. If you have not received K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

                         INVESTOR SUITABILITY STANDARDS

      You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

Minimum Investor Suitability Standards

      We have established a minimum investor suitability standard which requires that you have either:

      o a net worth (exclusive of home, furnishings and automobiles) of at least $45,000 plus an annual gross income of at least $45,000, or

      o irrespective of annual gross income, a net worth of $150,000 (determined with the same exclusions). In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account or by the donor who directly and indirectly supplied the funds for the purchase of units.

      We have established these standards for two reasons: (1) to exclude investors who clearly do not have the necessary liquidity to place funds in a long-term investment that cannot be readily sold, and (2) to exclude investors who clearly do not have sufficient assets to afford a loss of a significant portion of their investment.

      In addition, we do not intend to qualify this offering in all states, and you will not be permitted to purchase units if you reside in a state in which this offering is not qualified.

      You will be required to represent in writing to us that:

      o     you comply with the applicable standards; or

      o you are purchasing in a fiduciary capacity for a person meeting such standards; or

      o the standards are met by a donor who directly or indirectly supplies the funds for the purchase of the units.

      The participating broker dealers will make reasonable inquiry to assure that every prospective investor complies with the investor suitability standards. Our manager will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards. Under the laws of certain states, any transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a member. We will require certain assurances that such standards are met before agreeing to any transfer of the units.

Minimum Purchase Amount

      The minimum investment in the Fund that our manager will accept is $10,000 for ten (10) units. Our manager may accept subscriptions in excess of $10,000 in increments of $1,000. Your return will depend on the size of your investment.

IRA Investors and ERISA Plans

      IRA Investors. Ten units in a minimum amount of $10,000 may be purchased, transferred, assigned or retained by an Individual Retirement Account and incremental amounts in excess thereof for spousal IRA's established under
Section 408 of the Internal Revenue Code of 1986, as amended. You should be aware, however, that an investment in the Fund will not, in and of itself, create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Code.

      ERISA Investors. The investment objectives and policies of the Fund have been designed to make the units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 ("ERISA") provides a comprehensive regulatory scheme for "plan assets." In accordance with final regulations published by the Department of Labor in the Federal Register on November 13, 1986, our manager will manage the Fund so as to assure that an investment in the Fund by a qualified plan will not, solely by reason of such investment, be considered to be an investment in the underlying assets of the Fund so as to make the assets of the Fund "plan assets." The final regulations are also applicable to an IRA.

      We are not permitted to allow the purchase of units with assets of any qualified plans if we (i) have investment discretion with respect to the assets of the qualified plan invested in the Fund, or (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

Subscription Agreement Warranties

      If you choose to purchase units, you will be submitting to us a signed subscription agreement and power of attorney and you will pay the purchase price of the units to the escrow agent. Payment should be made by check or by wire transfer to in accordance with the subscription agreement instructions.

      The subscription agreement is included in full as Exhibit B attached to this prospectus. The subscription agreement requires you to make representations to us and our manager about your knowledge of the Fund, your financial ability to invest and your understanding of the investment procedures. The following is a short description of some key representations:

            You have read and understood this prospectus, and in making this investment you are relying only on the information in the prospectus.

            You or the fiduciary account for which you are purchasing meet the applicable investor suitability standards and financial requirements described in this prospectus.

            You are aware that your subscription may be rejected in whole or in part by our manager in its sole and absolute discretion, and that your investment, if accepted, is subject to risks described in part in the RISKS FACTORS section commencing on page 9.

            You understand that there will be no public market for the units, and accordingly, it may not be possible for you to readily liquidate your investment in the Fund. You have been informed by your broker-dealer of all pertinent facts relating to the lack of liquidity or marketability of this investment.

            You understand that the units may not be sold or otherwise disposed of without the prior written consent of our manager, which consent may be granted or withheld in its sole discretion, and that any transfer is subject to other restrictions described in the prospectus and in the Fund's operating agreement, and that if you are a resident of the State of Nevada, or if the transfer occurs in such states, any such transfer is also subject to the prior written consent of the respective state securities commissions.

            You have liquid assets sufficient to assure yourself that such purchase will cause you no undue financial difficulties and that you can provide for your current needs and possible personal contingencies, or if you are the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

      The purpose of the warranties is to ensure that you fully understand the terms of our offering, the risks of an investment with us and that you have the capacity to enter into a subscription agreement. Our manager, on behalf of the Fund, intends to rely on the warranties in accepting your subscription. In any claim or action against our manager or the Fund, our manager and the Fund may use the warranties against you as a defense or basis for seeking indemnity from you.

Subscription Procedure

      If you want to purchase units, you should complete the subscription agreement. An execution copy will be provided by our lead underwriter or selected dealer that offered you the units. You should return the subscription agreement and full payment for the units being purchased to such dealer, who will tell you whether to make your payment to "AmeriFirst Fund I, as Escrow Agent" or, to "AmeriFirst Fund I, LLC". You may obtain additional copies of the subscription agreement from AmeriFirst Capital Corp., whose address is 130 Gross Road, Suite 107, Kingsland, Georgia 31548, telephone number (912) 673-9100.

      We may accept or reject your subscription in whole or in part. If we do not accept your subscription, your purchase payment will be returned to you promptly without interest. If we accept your subscription agreement you will be the owner of the units and a member of the Fund. A certificate will be mailed to you evidencing your membership interest in the Fund. By signing the subscription agreement and power of attorney, you are giving our manager the authority to sign the operating agreement of the Fund on your behalf and to sign amendments to the operating agreement which either do not require your consent, or to which your consent was given. Our manager is also given the authority to sign on your behalf in your capacity as a member of the Fund, if necessary, certain government filings, that will not change the business or legal terms of your investment.

      Neither our lead underwriter, nor any other securities brokerage firm, will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

                                 USE OF PROCEEDS

      The gross proceeds from the sale of units offered hereby will be used to purchase life insurance policies at a discount to face value, to establish a special reserve escrow account to make premium payments, to pay fees associated with the purchase of life insurance policies, and to pay sales commissions and a portion of the actual expenses of this offering. A life settlement provides living benefits to terminally ill and chronically ill persons and senior citizens in exchange for an assignment of and a beneficial interest in, a life insurance policy, for less than the face amount of the policy. This ownership interest carries with it the right to secure the insurance proceeds when the policy matures. It also generally carries with it the obligation to make premium payments. A minimum of $2.5 million must be raised in this offering prior to the funding or acquisition of the first life settlement. The Fund will purchase existing life settlements from our provider and other licensed providers, or through the secondary market. A list of such life insurance policies is attached hereto as Exhibit A.

      We will attempt to purchase insurance policies at a discount to face value based on estimated life expectancies having an estimated annual fixed return of between 10% and 18%, with a weighted average estimated annual fixed rate of return estimated to be between 12% and 15%. In any event, we do not intend to purchase any policy that would fail to yield to the Fund an annual rate of return of at least 10% based on the purchase price and estimated life expectancy.

      For illustrative purposes only, set forth below is an example of how a hypothetical $690,000 investment might be used to purchase a 100% interest in a $1 million face amount of a life insurance policy from an insured with a three-year life expectancy. The expenditures used are the average of those in the ranges stated in the footnotes below. Thus, in this example, if a $1 million policy is purchased for $690,000 inclusive of all fees, if the insured were in fact to pass away in three years, the $310,000 aggregate return on investment divided by the $690,000 purchase price is 45% or a return on investment of 15% per annum on a non-compounded basis.

                  Expenditure                                           Amount
                  -----------                                           ------

Payment to seller of policy (1)                                         $387,500

Provider's commission (2)                                               $ 50,000

Selling commissions (3)                                                 $ 72,500

Manager's and servicer's fee (4)                                        $120,000

Deposit to Special Reserve Escrow Account (5)                           $ 60,000
                                                                        --------

                                            Total:                      $690,000
                                                                        ========

------------
(1) Payment to Seller of Policy. The price paid to an insured for a life insurance policy is based primarily on the life expectancy of the insured and the estimated premiums payable by the Fund over the expected life of the insured. Competitive bidding (i.e., offers made on the same policies by other living benefits companies) also influences the percentage of the face value that will be paid for the policy. Generally, the shorter the life expectancy of the insured, the greater the price paid for the policy.

(2) Origination Fee. The fee typically paid to the provider, which may be our provider or a broker in the secondary market, averages between 1% and 10% of the face amount of the policy. This is exclusive of fees which the insured is obligated to pay to the broker selling his policy to the Fund.

(3) Selling Commissions. Selling commissions will be paid on the units offered hereby in an amount of up to 10% of the gross proceeds of the sale of the units to the lead underwriter. Our manager and lead underwriter will be responsible for all expenses of the offering estimated to be approximately $200,000, although our manager will receive .5% of the gross proceeds to cover a portion of these actual expenses.

(4) Our Manager's and/or Third Party Outsourcing Fees. The fees typically paid to our manager, which it may outsource to a third party, for all non-financial services servicing the policy and monitoring the insured on behalf of the Fund, will range from 6% to 18% of the face amount of the policy and will include: a due diligence and policy review fee of between 1% and 5% of the face amount of the policy; a medical review fee of between 1% and 5% of the face amount of the policy for estimating the life expectancy of the insured; closing costs, which include legal fees, typically represent approximately 1% to 2% of the face amount of the policy; a service fee for administering the policy is between 1% and 2% of the face amount of the policy for the estimated life of the policyholder and thereafter, an additional fee equal to 1/8 of 1% of the face amount of the policy per annum; a fee of between 1% and 2% of the face amount of the policy for monitoring the life status of the insured, and a fee for servicing the investors averaging between 1% and 2% of the face amount of the policy.

(5) Deposit to Special Reserve Escrow Account. The funds in the special reserve account, which is used exclusively to pay policy premiums, are expected to equal l00% of the premiums for the estimated life expectancy of the individual insureds or 2% per annum of the face amount of the policy for each of three-year life expectancy in the above example. Such funds will be invested in interest bearing bank accounts, money market funds, or used to purchase U.S. Treasury Bills.

      Attached as Exhibit A to this prospectus is a list of life insurance policies (the "pool") that we expect to purchase with the proceeds of this offering. Our provider and other providers have purchased these policies. These purchases are, however, contingent upon our ability to raise sufficient capital in this offering. Our manager reserve the right to determine the order in which we will invest in the pool. We will not proceed with an identified life settlement that cannot be closed on or before ____________, 2003 [12 months from the effective date of this prospectus].

      The maximum time from the commencement of this offering until the first distribution in connection with our purchase of life insurance policies is estimated at six months. Funds held in escrow may by deposited in interest-bearing bank accounts, including saving accounts and bank money market accounts.

      Strategies. The number and scope of life insurance policies in the pool which we will acquire will increase with the amount of proceeds we obtain. Our goal is to have a diverse pool of between 250 and 1,000 life insurance policies owned by terminally ill and chronically ill persons and senior citizens. In the event we are able to sell all $100 million of units we intend to use the following strategies. However, to the extent that we sell less than $100 million of units, at any given time we will use our best efforts to, but may not be able to stay in line with these strategies:

      o No more than 25% of the face amount of the pool will be with only one insurance carrier.

      o All insurance carriers in the pool covering the life settlements must be rated B+ or better by A.M. Best.

      o No single life insurance policy or fraction of one policy for any one insured will exceed 5% of the face amount of the pool.

      o No more than 25% of the face amount of the pool will be any one type of terminal illness or to the chronically ill.

      o We will not purchase an insurance policy that is not at least two years old and out of the contestability period.

      o We will not purchase group insurance policies with the exception of government personnel.

      o We will purchase insurance policies where we estimate the maturity of the policy to be between two to eight years.

      o Through our purchase of a pool of insurance policies, we will attempt to obtain a weighted average maturity of approximately five years.

      o We will maintain a special reserve escrow account equal to l00% of the expected life insurance premium payments for the estimated life of the insured.

      o We will purchase policies on seniors where the age of the insured is 65 or older.

      Funds held by us that have not yet been used to purchase life insurance policies will be deposited in interest-bearing bank accounts, money market funds or used to purchase short-term U.S. Treasury bills. These funds will earn interest at short-term interest rates. Investors will be entitled to a pro-rata portion of the short-term interest earned, including interest earned on your funds while they were held in escrow.

                    CAPITALIZATION OF AMERIFIRST FUND I, LLC

      The following table sets forth the capitalization of the Fund as of the date of this prospectus and as adjusted to give effect to the sale of the minimum and maximum amount of units offered hereby after deducting up to 10% sales commissions and reimbursement of .5% of the gross proceeds for offering expenses:

                                       As Adjusted for     As Adjusted for
                            Actual    Minimum Offering     Maximum Offering
                            ------    ----------------     ----------------
Capital Contributions
    from Manager              $10               $10                   $10
    from Unit Members          --        $2,237,500           $89,950,000

                              TERMS OF THE OFFERING

      This offering is made only to persons that meet the investor suitability standards described in this prospectus. The minimum subscription we will accept is ten thousand dollars ($10,000) for ten units, and units will be issued in higher denominations in multiples of $1,000.

Minimum-Maximum Offering

      Units will be offered and sold by sales representatives licensed by the National Association of Securities Dealers, LLC ("NASD") to sell the units and similar securities. Units may also be sold by officers of the Fund who may receive commissions where permitted. Some of the sales representatives are employed by our lead underwriter, AmeriFirst Capital Corp., an NASD licensed broker-dealer that is also our manager. Currently, we intend to offer the units for sale in Arizona, California, Colorado, Connecticut, Florida, Georgia, Hawaii, Illinois, Nevada, New Jersey, New York and Texas. We will end this offering on _______ , 2003 [12 months from the date of this prospectus], or at such earlier time that all $100 million of units are sold. All subscriptions are non-cancellable and irrevocable.

      If we desire to extend this offering up until ________ 2004 [24 months from the date of this prospectus], each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering. All subscriptions will be held in an escrow account at Bank of America, 2712 Osborne Road, St. Marys, Georgia 31558, which will serve as escrow agent. If we do not receive acceptable subscriptions for $2.5 million or more of units by __________ 2003 [six months from the effective date of this prospectus], the escrow agent will return all subscription amounts together with interest earned while the funds were held in escrow to you and to the other subscribers. You will earn interest on the funds held in the escrow account as soon as your funds clear. You will not be a member of the Fund while your funds are held in the escrow account and you will only become a member once we accept your subscription and transfer your funds out of escrow and into the Fund's own account. After the minimum offering amount has been raised, we will accept or reject all subscriptions within five business days after receipt and will instruct the escrow agent promptly to release the funds of the accepted subscriptions to us and to refund the funds of any rejected subscriptions. We may terminate this offering at any time and refund any subscriptions that we have not accepted. If we terminate this offering, our manager will promptly prepare a form of notice and furnish our lead underwriter and selected dealers with copies to distribute to all persons who have received this prospectus either directly from our lead underwriter or from a selected dealer.

Subscription Agreements

      By executing a subscription agreement, an investor unconditionally and irrevocably agrees to purchase a unit with the denomination shown thereon on a "when-issued basis." Accordingly, upon executing a subscription agreement, an investor is not yet an owner of the units or a member of the Fund. Units will be issued when the subscription agreement is accepted by our manager. Subscription agreements are non-cancellable and irrevocable. Subscription funds are non-refundable for any reason, unless the $2.5 million minimum amount of units are not sold or our manager decides not to accept the subscription.

      Our manager reserves the right at any time to cease soliciting for the sale of the units and to stop accepting subscription agreements if it believes, in its sole discretion, that suitable loan opportunities are not available or for any other business reason.

      At the sole discretion of our manager, you or other investors may be allowed to contribute entire or fractional interests in life insurance policies to the Fund. Insurance policy payments must not be in default at the time of contribution and must satisfy the Fund's guidelines of life insurance policies. The holder of such policy will be paid approximately 1% of the discounted price of the policy in membership interests in the Fund. See "Federal Income Tax Consequences - Life Insurance Contracts."

Restrictions on Transfer; Permitted Transferees

      There will be no public market for the resale of the units. In addition, you cannot privately sell, gift, pledge or otherwise transfer your unit, without the prior written consent of our manager. Our manager is required to withhold consent if the sale or transfer of the unit or our admission of the intended purchaser or transferee of the unit as a member would:

      o cause the Fund to be treated as an association taxable as a corporation for Federal income tax purposes either because it would be a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended, or for any other reason; or

      o violate or cause the Fund to violate federal or state securities law.

      Notwithstanding the foregoing, you may withdraw or partially withdraw from the Fund and obtain the return of all or part of your capital account commencing one year after you purchase your units and receive back 85% of the face amount of your investment, less any distributions paid to such date, within 90 days after you deliver written notice of withdrawal to our manager. Notwithstanding the foregoing, we can only make cash payments in return for outstanding capital amounts from net proceeds and capital contributions.

      In addition, our manager may, in its sole discretion, withhold its consent to any sale or transfer. In granting a consent to a sale or transfer, our manager may require a legal opinion from our lawyer that the sale or transfer does not violate federal or state securities laws or cause the Fund to be treated as an association taxable as a corporation for Federal income tax purposes. In addition, our manager intends to require reasonable documentation of the sale or transfer, acceptance by the purchaser or transferee of the operating agreement and certain additional representations of the purchaser or transferee, including the representation by the transferee that it is acquiring the unit for its own account and not with a view to distribution. Certain states may require that the purchaser or transferee satisfy the same investor suitability standards as a purchaser of the units.

      You may transfer your right to receive distributions and allocations of profits and losses and other economic benefits under the operating agreement to the following persons:

      (i) your spouse, children, siblings or grandchildren or a trust of which one or more of these family members are the sole beneficiaries;

      (ii) if you are a partnership, corporation or limited liability company, to your partners, shareholders, members, directors, executive officers or managers or members of their family of the type described above;

      (iii) if you invest through a trust, the beneficiaries of the trust; or

      (iv) another member.

      Our manager is not required to admit such transferee as a substitute or additional member of the Fund.

      A legend substantially in the form set forth below will be placed upon all certificates evidencing ownership of the units, including certificates for units that are issued in connection with a permitted sale or transfer.

      THIS UNIT CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE FUND'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE FUND'S OFFICES.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION OF AMERIFIRST FUND I, LLC

Twelve Month Plan of Operation

      During the next year, if we raise at least $2,500,000, we plan to purchase a pool of life insurance policies, created by the purchase of insurance policies at a discount premium from terminally ill and chronically ill persons and senior citizens. Upon raising $2.5 million and the release of such funds from escrow, our manager, who is also our lead underwriter, will select a pool of life insurance policies for us to purchase. John Tooke, the sole shareholder and chief executive officer of our manager, has extensive experience in investment banking and selling mortgage backed securities. However, he has limited experience in the life insurance industry. Our manager may outsource any or all of the non-financial services of servicing the life insurance policies and investors to a third party servicer to assist us in originating and reviewing each policy; closing the purchases of such policies; monitoring life status of the insureds and filing death benefit claims. In such event, the Fund would be dependant upon the servicer for its overall success.

      We do not anticipate hiring any employees, acquiring any fixed assets like office equipment or furniture, or incurring material office expenses during the next twelve (12) months because we will be utilizing our manager's personnel and office equipment. The fees which we will pay our manager as compensation will be in lieu of all other payments for operating expenses. See "Compensation of the Manager and its Affiliates."

      The Fund has not committed itself to purchase any life insurance policies, and has not entered into any arrangements or other transactions other than with the underwriter of the offering, the cost of which will be paid by our manager. We do not intend to incur any indebtedness at the commencement of our operations, although we may later establish a line of credit for future use.

                         NOTICE TO CALIFORNIA RESIDENTS

      All certificates evidencing ownership of units resulting from any offer or sale in California will bear the following legend restricting transfer:

      "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                    BUSINESS

General

      The Fund was organized to offer membership interests which will represent fractional pro rata beneficial interests in the income to be generated primarily from a pool of life insurance policies. The Fund will provide living benefits to terminally ill and chronically ill persons and to senior citizens in exchange for their life insurance policies. A life settlement is the payment of cash in return for an assignment of ownership or beneficial interest in, and the right to receive the face value of, a life insurance policy. The amount paid for an insurance policy is determined by our provider or other providers based on various factors, including the estimated life expectancy of the insured, the estimated premiums payable under the policy over the expected life of the insured and certain other costs of the life settlement.

      The Fund will identify those individuals who desire the assets in their insurance policies for today's use. We will use our provider, other providers or an independent secondary market to obtain clients. These are persons generally who have been diagnosed with a terminal or chronic illness or who are old with a finite remaining life.

      A typical client will contact a broker after being diagnosed with AIDS, cancer, heart disease or other terminal illness or is a senior citizen policy holder. This person desires to obtain as much money as possible from this life insurance policy today to assist him in living expenses during his remaining years. The average insured who is chronically or terminally ill, generally has a remaining life span of between two and five years. Senior citizens, on the other hand, generally have up to seven or eight remaining years.

      The broker will obtain information on the insured including copies of his medical records and a copy of the insurance policy. The broker is paid his commission by the policy holder. The broker will contact a number of companies in order to get the highest bid for its client. We will attempt to establish strong broker relationships across the United States. We will succeed only if we are able to establish our reputation of fast turnaround time in processing an application and are able to successfully complete and fund transactions on a timely basis.

      Our provider will act as a licensed provider, where required, of life settlements to the Fund by originating life insurance policy purchases which it has purchased or through other licensed providers or in the secondary market, and transferring them to the Fund.

      Our manager may service the insurance policy directly or outsource any or all of non-financial services to a third party servicer. Our servicer will service the insurance policies involving the following principal steps: (a) due diligence review, which includes evaluating the terms of each policy and, with the assistance of a medical review board consisting of independent physicians, estimating the life expectancy of the insured; (b) closing the transaction, which includes obtaining releases of prior beneficiaries, designation and recording of the Fund as beneficiary, as well as payment of the purchase price to the insured; (c) servicing the policies on an ongoing basis; and (d) filing claims for proceeds when the insured passes away, on behalf of investors to ensure that all policy proceeds are properly disbursed to investors.

The Life Settlements Market

      The life settlements market has grown significantly since its beginning in the late 1980's. The initial growth came in response to both a rising population of individuals suffering from terminal illnesses (particularly AIDS) and this population's need to meet the costs of daily living and expensive medical treatment over an extended period of time. The cost of medication, hospitalization and other forms of healthcare is a financial burden to these individuals, whose financial resources are often limited.

      The natural progression of AIDS is generally well known. The causative virus, known as the Human Immunodeficiency Virus ("HIV"), can be detected in the blood as soon as two to six weeks after infection. Following infection, a period of ten years or more may elapse before the individual shows any symptoms. New drugs and treatments have been developed to temporarily slow HIV reproduction, although the medical community has not yet developed a cure for the disease.

      In recent years, life settlement companies have broadened their customer bases by purchasing an increasing number of life settlements from senior citizens ("senior settlements"). Our business strategy includes the purchase of an increased number of life insurance policies (or the rights thereto) from persons over sixty-five years of age with chronic illnesses and from older seniors who are relatively healthy. We believe the senior settlement market represents a significant opportunity for the Fund, given the aging of the United States population.

      A 1999 Conning and Company research study shows that there is approximately $490 billion in life insurance covering seniors over the age of
65. Of that total figure, Conning and Company estimated the potential life settlement market to be $108 billion. In many cases, seniors may have purchased large insurance policies when they had young families and then, when they reached older age and their children became adults, no longer needed the life insurance coverage that was necessary when they were younger. In many cases, seniors might simply have stopped paying premiums and allowed their policies to lapse. Senior settlements relieve seniors of the obligation to pay insurance premiums, which on some types of policies may be quite high for older insureds, and permit them to obtain a portion of their policy limits to use while they are alive.

      In addition to the above cited market study, there remains a substantial market potential for policies insuring the lives of individuals with either terminal illness or chronic illness. These policies are purchasable because of the accuracy in predicting the life expectancy of these insureds. Medical advances coupled with actuarial statistics have created the potential for this market.

The Fund

      The Fund was formed in the State of Delaware in April 2002. We plan to engage solely for the restricted, limited purpose of purchasing life insurance policies from our provider, AmeriFirst Funding Group, Inc. and/or other providers and brokers in the secondary market. Prior to its formation, the Fund had no operating history and has only nominal capital. John Tooke, Chief Executive Officer and the sole shareholder of our manager, our provider and our lead underwriter, may be deemed to be a founder and/or promoter of the Fund. Mr. Tooke has not received and will not receive anything of value from the Fund, although the manager, provider and lead underwriter, all of which are owned by Mr. Tooke, will receive substantial fees from the proceeds of the offering. See "The Manager and Its Affiliates."

      The Fund will enter into life settlements purchase agreements between the Fund, as buyer, and our provider, as seller. In accordance with the terms of such agreements, our manager will (a) sell, transfer, assign, and convey to the Fund all of our provider's right, title and interest in and to the insurance policies and (b) take all actions that are required under state law to establish the Fund's ownership interest in and to the insurance policies. See "Description of the Life Settlement Purchase Agreements."

Our Provider

      The provider of our life settlements will be AmeriFirst Funding Group, Inc., although the Fund may also use other licensed providers or obtain policies from the secondary market. Our provider was formed in the State of Georgia in June 2002. John Tooke, Chief Executive Officer of our manager, is also Chief Executive Officer of our provider. Our provider has no operating history and only nominal capital. It will apply for a provider's license in Georgia when and if required. Our provider will purchase insurance policies for its own account and will sell and transfer those insurance policies to the Fund. Our provider's address is 130 Gross Road, Suite 107, St. Marys, Georgia 31548. Its telephone number is (912) 673-9100.

      Our provider intends to be a nationwide specialty financial services company that purchases insurance policies from terminally ill and chronically ill persons and senior citizens in order to aggregate the policies into a pool that can be securitized, as we are offering in this prospectus. Our provider intends to enter into agreements to purchase insurance policies from insureds from a nationwide network of life settlement brokers. Our provider will purchase the insurance policies at a discount from the face amount of the insurance policies.

      We believe the provider/broker relationship will be far more than an exchange of offers and acceptances. Our provider intends to establish its reputation through strategies of compliance, integrity and due diligence.

      We will make payments for the purchase of policies from a funding escrow account, maintained at Bank of America, St. Marys, Georgia, and managed by a designated escrow agent.

The insured will receive a settlement check or wire transfer upon closing, as does our provider or the broker for services to their client.

      Brokers are typically paid a fee, based on the face value of the policy, by the insured upon the funding of the policy. Our provider does not intend to pay referral fees to doctors, lawyers or other professionals to whom our provider is prohibited by applicable law from paying a referral fee and will not do business with referral sources which our manager does not believe to be reputable. Brokers and certain other referral sources also handle other administrative functions, such as collecting applications from potential clients and collecting medical and insurance records.

Evaluating the Insured and the Insurance Policy

      The due diligence review process is designed to obtain accurate information regarding both the insured and the life insurance policy (a) to determine whether our provider will offer to purchase the policy and, if so, the price it will offer and (b) to ensure that certain criteria are met to minimize challenges by former beneficiaries or other persons to the purchase or by an insurance company to payment of the face value of the policy. See "Risk Factors--Delays in Payment and Non-Payment of Policy Proceeds Will Affect the Fund's Profits and Distributions."

      The insurance review is our provider's process of evaluating life insurance policies and their suitability for purchase.

The insurance review process includes:

      o review of the broker's application for required identification and personal information for the insured;

      o examination of company records for previous purchases on the life of the insured;

      o review of all insurance applications associated with the policy and comparison of answers to any medical questions with the date of diagnosis;

      o     ensuring the insurance company rating is B+ or better;

      o     examination of the policy for contestability issues;

      o     determination of the amount of death benefit available for purchase;

      o     thorough review of the insurance contract terms;

      o escrowing sufficient premiums to fund the policy death benefit until the maturity date;

      o     verification of coverage by the insurance company or administrator;

      o ensuring the file is complete before forwarding to the bidding department; and

      o     granting final approval for purchase once the bid has been accepted.

The purpose of the insurance review is to ensure the amount of benefit purchased will be available to the Fund upon maturity for distribution to its members. In accomplishing this goal, the insurance review declines policies with unacceptable risks and accepts only policies of the highest quality.

      Once a potential client contacts our provider, an application and consent form permitting our provider to obtain medical and insurance coverage information for the insured will be sent to the potential client. All information obtained by our provider in connection with policy purchases, including the identities of the insureds, will be held in confidence and access thereto will be restricted by our provider to its employees and other representatives. Upon receipt by our provider of the completed application, it will be reviewed to determine preliminarily the insured's life expectancy, whether the beneficiary can be changed to our entity rather than the insured or his family and, if the face value exceeds the applicable state guarantee fund limit, whether the insurance company which issued the policy is of a credit quality deemed acceptable to our provider.

      If it appears from the application that the policy is one the Fund would be interested in purchasing, our provider will obtain from the attending physician medical information about the insured which usually includes several years' worth of laboratory reports and physicians' notes and a written statement as to whether or not the insured is of sound mind. Our provider will forward such documentation to an independent medical consultant, who will have many years of medical experience, but who generally, will not be a specialist in any type of terminal or chronic illness. The Fund will not have a formal agreement with such medical consultant, but will pay him a flat fee per file reviewed. In evaluating the life expectancy of the insured, the medical consultant will review the file and other information forwarded by our provider, as well as certain actuarial data and any life expectancy estimate provided. See "Risk Factors - We will depend on third party information to predict life expectancy."

      Simultaneously, our servicer will obtain verification of insurance coverage and other policy information from the insurance company, the employer or the group administrator. The insurance documents will be reviewed to determine the type of policy, and any provisions which may effectively reduce the face value of the policy, (i.e., loan against the policy), and to ensure, among other things, that:

      o the policy under consideration is past any contestability periods, (i.e., the periods during which the insurance company may deny payment for various reasons, including suicide and a misstatement of material facts);

      o all current primary beneficiaries are willing to execute releases with respect to any present or future claims they may have with respect to the policy;

      o our servicer is able to obtain ownership of the policy and the associated policy proceeds. Our provider will not purchase a policy if a minor is a named beneficiary at the time of purchase. Our servicer will also review the policy premium schedule and determine whether the policy contains a disability waiver of premium rider which impacts future premium payments. Our servicer will attempt to ensure that the policy is compatible with the trust's portfolio in terms of monthly cash flow. The review process for the insurance documents generally will take one to three weeks, depending on the extent of cooperation received from third parties; and

      o our provider will not purchase policies of insureds who are not residents of the United States or whose insurance companies are not domiciled in the United States.

      If a referral source identifies a potential client, some of the documentation gathering described above, including collection of necessary medical, personal and insurance information, may be performed by the referral source prior to submission of the application to our provider, but the determination of the insured's life expectancy and compatibility with investment criteria, review of insurance documents and determination of legal and contractual issues will be made by our servicer.

Purchase of Policies

      If our manager determines that the policy meets the Fund's criteria, including due diligence review and investment criteria, our manager will instruct our provider to make an offer to the insured to purchase the policy. The purchase price will be based upon the face value of the policy, our servicer's estimate of the insured's life expectancy, the premiums estimated to be paid under the policy over the insured's estimated life expectancy, and certain other costs of the policy. If the insured accepts the offer, purchase documents are prepared from forms generated by our servicer's management information system. The documents include a sales agreement, releases from beneficiaries, a change of ownership or assignment form and a change of beneficiary form.

      The Fund will become the owner of an individual policy, or absolute assignee of the insured's rights in a group policy, by filing a change of ownership or absolute assignment form and a change of beneficiary form with the applicable insurance company, employer or plan administrator. Following receipt of appropriate acknowledgment of the recondition of such changes, closing occurs and funds are disbursed as directed by the seller of such policy. Our servicer anticipates that the closing process will take one to three weeks and the entire purchase process, from application to closing will take from four to eight weeks. Our manager will provide a rescission option through which the insured may, for any reason, return the disbursed funds and any premium payments made by the Fund in the interim, and be unconditionally released from the sale agreement. The rescission period is at least 15 days from receipt of the purchase price and is longer (i.e., 30 days), if required by applicable law. See "Business -- Government Regulation of Life Settlements."

Our Manager

      The manager of our Fund will be our lead underwriter, AmeriFirst Capital Corp. Our manager was formed in the state of California in 1985 and is qualified to do business in Georgia. John Tooke has contracted to purchase our manager, and expects to complete the transaction prior to the effective date of this prospectus. Our manager may outsource any and all non-financial services, as set forth below, to a third party. Our manager's responsibilities on behalf of the Fund will include identification of potential policy purchases through our provider and nationwide network that will include life settlement brokers, other parties and the secondary market. Notwithstanding the outsourcing of services to a third party, as described below, the manager will have sole fiduciary responsibility over all investor funds once obtained from the escrow agent and thereafter directly from investors and the purchase of life settlements.

Our Servicer

      Our manager may service the life insurance policies directly or outsource all non-financial services to a third party. In the event that we determine to use the services of a third party, we expect to enter into a servicing agreement prior to the date of this prospectus. Our servicer will initially service the insurance policies which involves monitoring the life status of the insured and tracking the maturing of the policy, and filing claims for proceeds when the policy matures. Upon the closing of the purchase of the policy, our servicer will evaluate and process the life settlements. Our provider will then sell the insurance policies, without recourse, to the Fund. Our provider will execute an assignment of the life insurance policy to the Fund with an irrevocable beneficial interest in such insurance policies. Once our provider is licensed, the Fund expects that a significant amount of its referrals will come from our provider.

      Our servicer will undertake to service and administer the insurance policies and to collect payments due under the insurance policies in accordance with customary and usual servicing procedures and it shall have full power and authority, acting alone or through any party properly designated by it to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Our manager is authorized and empowered, unless such power and authority is revoked by the Fund on account of the occurrence of a default by our manager, to execute and deliver, on behalf of the Fund for the benefit of the members, any and all instruments of satisfaction or cancellation, or of partly or full release or discharge, and all other comparable instruments, with respect to the insurance policies. Our manager will obtain any powers of attorney and other documents reasonably necessary or appropriate to enable our servicer to carry out its servicing and administrative duties.

      Our servicer is not obligated to use separate servicing procedures, offices or employees for servicing the insurance policies from where it may service other insurance policies, if any; provided, however, that our servicer is at all times required to be able to accurately reflect the status of collections and shall maintain separate accounts. Our servicer is not required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of the insurance policies.

      Our servicer's business will involve the following principal steps which are described in further detail below:

      o due diligence review, which includes evaluating the terms of each policy and with the assistance of an independent physician, estimating the life expectancy of the insured;

      o closing the transaction, which includes obtaining releases of all beneficiaries and an insurance policy assignment, as well as payment of the purchase price of the policy;

      o     monitoring the insured and the policy; and

      o     collecting the policy proceeds following the policy's maturity.

In addition, our servicer will also provide the following functions:

      o review medical, insurance and final underwriting for proposed policies;

      o review financial analysis of each policy and its relationship to the aggregate pool of policies;

      o     review purchase recommendations;

      o     audit integrity of financial model on a periodic basis;

      o     track all insureds and maintain updated medical files;

      o     maintain data on pool characteristics;

      o     audit premium calendar database; and

      o     prepare reports as agreed.

      Medical and Insurance Due Diligence Review

      Our servicer's personnel will conduct a medical evaluation of all insureds prior to the Fund purchasing the life insurance policies.

      Depending on the insured's medical condition, the life expectancy review is accomplished through independent reviewing physicians. The life expectancy review includes a review of the insured's medical chart and specialized forms which are provided to us.

      The insured's medical chart will generally contain the following items which may be furnished by the sourcing broker or requested by our provider:

      o progress notes from the primary care provider and physician specialists;

      o     laboratory results;

      o     x-ray reports and other diagnostic tests;

      o     surgical reports;

      o     hospital admit/discharge summaries;

      o     pathology reports;

      o     previous and current therapy/treatment;

      o     lifestyle risk factors;

      o     functional impairments; and

      o     psychological parameters.

      Our servicer will utilize the general mortality statistics to the health and lifestyle profile specific of the insured. The core of the model is the Industry Average Mortality Tables obtained from an international actuarial firm. The statistical mortality data on these tables relates solely to insured individuals and does not include the indigent or uninsurable populations. The basic mortality data is adjusted by a system of debits. The sources of information driving the risk factor adjustments include underwriting criteria from large insurance companies, the Medical Information Bureau, governmental studies and privately secured research. The life expectancy estimate will highlight all pertinent risk factors used to determine life expectancy. The model provides a median life expectancy for the specific insured, expressed in months.

      If the life expectancy review is completed by a physician specialist, such specialist will evaluate the insured's available medical history, write a summary of the highlights and provide an estimated life expectancy. Factors influencing each decision may include the specialists own clinical experience, peer review, rigorous analysis of medical journals, library or Internet research, non-public information concerning clinical trials, investigational new drugs, and statistical information.

      The medical review process involves conducting an evaluation of available medical records that confirm the existence of a terminal illness, including the stage, progression and overall status of that illness. In the event of a life settlement for a senior citizen, the diagnosis is obtained by reviewing disclosed medical conditions including age. A life expectancy is then established for the insured, and eligibility for the Fund's purchase will be established. The attending physician has previously diagnosed the insured with a catastrophic or life threatening illness, or he is a senior citizen (age 65 or older) with limited life expectancy.

      The medical review process will generally include the evaluation of the following, if available:

      o     a written evaluation of all available medical information;

      o     confirmation of the existence of the illness or disease;

      o     progression of the illness or disease;

      o     stage of the illness or disease;

      o     date of diagnosis signed by attending physician;

      o     medical release signed and dated by insured;

      o     physician's letter of competency;

      o     laboratory results;

      o     hospitalization information physician notes;

      o     medications history; and

      o     malignancies and treatments history.

      The above components are necessary to establish an accurate overall view of the health status of the person wishing to sell his or her life insurance policy. This evaluation is reviewed by our medical review department and then placed into a life settlement program by the Fund's consulting physician.

      Continuous insight into new medical advancements, treatments and medications is important for the medical review process. We will incorporate this information into each medical file reviewed and it is a vital part of maintaining the high standards necessary for our medical review department.

      The Medical Verification Process

      The Fund will establish a validity of the Medical Verification Process
(MVP) for life insurance policies under endorsement consideration by a two-tier system for reviewing the current medical status of all potential insureds.

      The first level of review will occur to assure the appropriateness of the "case", specifically assuring a clinical diagnosis exists that is consistent with the insured's diagnosis. Implicit in this review is the scrutinizing of the insured's medical records for documentation of clinical symptoms, and relevant diagnostic and radiologic evaluations. This information is used to corroborate the diagnosis represented by the insured.

      The second level of review, independent of the first, will occur by independent physicians representing the Fund's interests. Since no single medical specialty or sub-specialty exists that would permit individual expertise in the major categories of illnesses usually considered for a life settlement, we have elected to choose a medical review board consisting of several independent physicians.

      Monitoring

      When the funds from this offering are released from escrow, a special reserve escrow account will be established equal to l00% of the funds expected to pay the premiums during the estimated life expectancy of the insureds. Our servicer will establish a department to monitor ongoing payments and to establish communication with both the insured and the insurance company. We will also attempt to maximize returns on investment by increasing the death benefit where the insurance policy continually permits benefit increases. Following the disbursement of funds, the insured will be regularly monitored to obtain timely information concerning the insured so that proceeds may be collected as promptly as possible following the maturity of the policy. Monitoring will be conducted in a sensitive and professional manner. In addition to tracking the medical status and location of an insured, our servicer will also monitor the policy to ensure it does not lapse because of a failure to timely pay premiums. Some protection against the failure to pay premiums is provided by statutory or policy provisions that require insurance companies to provide written notice before terminating a policy for failure to pay premiums. As owner of record of the policy, or as absolute assignee of all of the insured's rights under the policy, the Fund generally receives such notice directly. Furthermore, the servicer monitors the policy to ensure that premium waivers are renewed.

      Collection of Policy Proceeds

      Once a policy matures, our servicer will file a request for a copy of the death certificate in the appropriate governmental office. Often the insured's family or companion will also submit a copy of the death certificate to the insurance company. Our servicer will then file the death certificate with the insurance company and request payment of the policy proceeds. Our servicer will monitor the collection status until the Fund receives the face value of the policy. Monitoring the collection status will be assisted by our servicer's management information system, which will reflect the filing of the death certificates, the filing of claim forms with the insurance companies by our servicer and provide for a status update until the claims have been paid. Insurance companies have an incentive to pay promptly on policies because most states require insurance companies to pay interest on claims which take more than 30 days to settle. Actual collections will generally occur within 30 to 55 days following the maturity of the policy. However, in certain states (i.e., New
York) actual collections may take a longer period of time due to delays in processing of documents by state authorities.

Policy And Portfolio Information

General Description of Types of Policies to be Purchased by the Fund

      Whole Life Policies. Whole life policies typically provide protection for the life of the insured. Based on a fixed premium payment, these policies build up a cash value because premiums paid in the earlier years are higher than those required to maintain the insurance. Many whole life policies have dividends which the insured can receive in cash or can apply to premiums applicable to additional coverage.

      Universal Life Policies. This type of policy is generally a flexible premium, adjustable death benefit policy and allows premiums to be skipped so long as the cash value of the policy is sufficient to pay the premiums. There are many variations of this type of policy.

      Group Life Policies. Many group policies provide term coverage, though some provide universal life coverage. We will limit such policies to government personnel.

Description of Return on Investment

      We are offering pro rata beneficial interests in the income to be generated from a pool of life insurance policies. The pool is intended to reduce risk by purchasing a large number of policies from a diverse group of terminally ill and chronically ill persons and senior citizens. The goal of the pool is to provide a blended rate of return closer to the estimated rate of return, rather than if you were to purchase a single life insurance policy owned by a third party insured.

      We will attempt to purchase insurance policies at a discount to face value based on estimated life expectancies having an estimated annual fixed return of between 10% and 18%, with a weighted average estimated annual fixed rate of return estimated to be between 12% and 15%. In any event, we do not intend to purchase any policy that would fail to yield to the Fund an annual rate of return of at least 10% based on the purchase price and estimated life expectancy.

      Only when we acquire the proceeds from insurance policies will you receive a distribution consisting of your pro rata share (as defined below) of such proceeds. After the policy is underwritten and medical and actuarial tables are examined, our manager will estimate the maturity of the policy. Once we have determined the estimated maturity of the policy, the estimated rate of return can be determined by dividing the aggregate return by the inured's estimated life expectancy determined by medical and insurance underwriting and actuarial tables. The actual rate of return can only be determined at the time the policy matures.

      The aggregate return on investment to investors is determined by subtracting the discounted amount paid for each life insurance policy purchased (including all fees and policy premiums paid), as well as any capital calls paid, from the face value of the policy when the policy matures. The difference between these amounts is the aggregate return on investment that will be received by the Fund.

      Each life settlement is like a zero coupon bond, because the aggregate return is paid only at maturity of the policy, and you do not know the actual rate of return until the insurance policy matures. Since the pool of insurance policies will have different maturity dates, an investor in the pool receives an indeterminate cash flow. Upon cash payment of insurance proceeds to the Fund, a partnership distribution will be paid to the purchasers of units of their pro rata share of such proceeds.

      We do not guarantee you an average current return or the full return of your investment. "Pro rata share" in general will be the percentage that your net investment in the Fund as reflected by your capital account bears to the total of the net investments in the Fund as reflected by the capital accounts of all purchasers of units. See the operating agreement and the summary of the operating agreement in this prospectus for the precise definition of "pro rata share".

      The chart below shows the estimated amount of annual fixed rates we will receive on each policy maturing and how the actual fixed rate may be affected by the estimated time being different from the actual maturity of the policy, based on whether the actual time frame is either longer or shorter than the estimated time projected.

      Note, that it is possible that all or part of the investment will be delayed due to the maturity of policies exceeding the estimates of the policies. Although there will always be a return on investment when the policy matures, in the event that the life expectancy is significantly exceeded and there are capital calls for premiums or otherwise, there could be a negative rate of return.

MATURING IN    12 Month   24 Month   36 Month   48 Month   60 Month   72 Month   84 Month   96 Month
-----------    --------   --------   --------   --------   --------   --------   --------   --------
1  Year             10%        28%        42%        58%        75%        93%       112%       132%

2  Years             5%        14%        21%        29%      37.5%        47%        56%        66%

3  Years                      9.3%        14%      19.3%        25%        31%      37.3%        44%

4  Years                        7%      10.5%      14.5%      18.8%      23.3%        28%        33%

5  Years                                 8.4%      11.6%        15%      18.6%      22.4%      26.4%

6  Years                                   7%       9.7%      12.5%      15.5%      18.7%        22%

7  Years                                            8.3%      10.7%      13.3%        16%      18.9%

8  Years                                            7.3%       9.4%      11.6%        14%      16.5%

9  Years                                                       8.3%      10.3%      12.5%      14.7%

10 Years                                                       7.5%       9.3%      11.2%      13.2%

11 Years                                                                  8.5%      10.2%        12%

12 Years                                                                  7.8%        9.3%       11%

13 Years                                                                             8.6%      10.2%

14 Years                                                                               8%       9.4%

15 Years                                                                                        8.8%

16 Years                                                                                        8.3%

The Effect of Actual Maturity Date on Annual Percentage Rate by Policy Life Expectancy

*Annual Percentage Rate is based on annualized simple interest.

The table illustrated here depicts the annualized return the investor will get against the policy life expectancy. As shown, the longer the policy takes to mature, the lower the annualized rate of return will be. Vice versa, the reverse direction means the shorter the period, the higher the annualized rate of return.

      Diversification Requirements: In the event we are able to sell $100 million of units, we intend to structure our purchase of insurance policies to meet the following requirements. However, to the extent we sell less than $100 million of units, at any given price we will use our best efforts to, but may not be able to stay in line with these strategies:

      o at acquisition, no less than 75% of the outstanding face amount of the pool held or beneficially owned by the Fund shall be payable by insurance companies with an A.M. Best rating of A or better, or its equivalent as set by other nationally recognized rating agencies;

      o at acquisition, no more than 25% of the outstanding face amount of the pool held or beneficially owned by the Fund shall be payable by insurance companies with an A.M. Best rating of B+, or its equivalent as set by other nationally recognized rating agencies. There will be no acquisitions of insurance policies where insurance companies are rated below B+ by A.M. Best;

      o less than 25% of the outstanding face amount of the pool held or beneficially owned by the Fund shall be payable by any one insurance company;

      o no more than 5% of the outstanding face amount of the pool will be cumulative death benefits relating to any one individual;

      o no more than 25% of the outstanding face amount of the pool will be with one type of terminal illness or more than 25% who are chronically ill;

      o the insurance policies in the pool will have been written more than two years ago and beyond the point of contestability, and will attempt to have a minimum of three years and a maximum of ten years expected life expectancy, and

      o with the exception of government personnel, we will not purchase group policies.

                               A.M. BEST'S RATINGS

      The objective of the A.M. Best rating system is to provide an overall opinion of an insurance company's ability to meet its obligations to policyholders. Ratings are based on a comprehensive evaluation of a company's financial strength, operating performance and market profile as compared to A.M. Best's quantitative and qualitative standards. The range of A.M. Best ratings are as follows:

            A.M.               Best Ratings
          --------             ------------
           A++, A+             Superior
            A, A-              Excellent
          B++, B+              Very Good
            B, B-              Fair
           C++, C+             Marginal
            C, C-              Weak
              D                Poor
              E                Under Regulatory Supervision
              F                In Liquidation
              S                Rating Suspended

      An A.M. Best rating may be lowered or withdrawn entirely by A.M. Best if, in its judgment, circumstances so warrant.

      Ratings of A+ to A++ are assigned to companies which have, on balance, superior financial strength, operating performance and market profile when compared to the standards established by A.M. Best. A.M. Best believes that these companies have a very strong ability to meet their ongoing obligations to policyholders. Ratings of A- to A are assigned to companies which have, on balance, excellent financial strength, operating performance and market profile when compared to the standards established by A.M. Best. A.M. Best believes that these companies have a strong ability to meet their ongoing obligations to policyholders. Ratings of B+ to B++ are assigned to companies which have, on balance, very good financial strength, operating performance and market profile when compared to the standards established by A.M. Best. A.M. Best believes these companies have a good ability to meet their ongoing obligations to policyholders.

Competition

      Our manager believes potential clients distinguish insurance settlement companies based on three principal factors:

o     price;

o     response time; and

o sensitivity and professionalism in dealing with the client, the insured and his friends and relatives.

      An insurance settlement company typically determines the price that it is willing to pay for a life insurance policy principally based upon its estimate of the life expectancy of the insured and the present value of such policy discounted at a rate as determined by such life expectancy. Response time is affected by the provider's internal ability to meet demand, the cooperation received from the potential client's insurance company and the insured's doctor and, ultimately, the provider's access to capital to fund its purchase of a policy.

      Our manager believes that approximately 50 to 60 insurance settlement companies currently operate in the United States. Although lack of traditional funding sources and high financing costs have limited the industry's growth in the past, competition has recently increased. The increased competition has contributed to higher prices and lower original estimated annual yields.

      Most insurance companies also offer some form of accelerated death benefits to holders of their policies with terminal illnesses, but the types of benefits and cost thereof vary substantially among such companies. According to a study conducted in March 1994 by the American Council of Life Insurance and LIBRA International, at least 215 life insurance companies, issuing approximately 70% of the life insurance in force in the United States, offered some form of accelerated death benefit to their customers at the time of the study. The number of insurance companies offering some form of accelerated death benefit has likely increased since the study was conducted. During the last five years, the number of life insurance companies offering accelerated death benefits has increased substantially, and there have been limited instances of insurance companies acquiring settlement operations and providing settlements directly. Despite those offered alternatives, claim experience for accelerated death benefits appears to be limited. Our manager believes the limited use of accelerated benefits is a result of the restrictive nature of the benefits offered by insurance companies. For example, over 90% of the products offered by insurance companies responding to the study required the customer to have a life expectancy of 12 months or less and 30% required a life expectancy of six months or less. In addition, many products reported in the study specified a minimum face value for the policy and over 50% of the products specified a maximum benefit ranging from 26% to 50% of the face amount. Our manager believes that insurance companies, on an industry-wide basis, have not aggressively participated in the market for terminally ill, chronically ill and senior citizen life settlements or related products or services primarily because of the undeveloped nature of the market and the potential for public relations problems for the insurance industry resulting from insurance companies redeeming policies for less than the death benefit promised to their policyholders.

      Given the restrictions typically imposed on the availability of accelerated death benefits, living benefits settlements have, to date, been an attractive alternative to accelerated death benefits for insureds. Life settlements can also offer some people with terminal illnesses the opportunity to pursue lifelong goals while they are still relatively healthy. Although our manager believes that insurance companies may continue to be reluctant to enter the terminally ill, chronically ill and senior citizen settlement market, insurance companies may reduce their restrictions applicable to accelerated death benefits, may begin to provide life settlements directly or through separate settlement companies or may offer other competing products or services on a broader basis.

      Our manager believes that the Fund will be well-positioned within the living benefits settlement industry to compete. As one of the first to provide a securitized pool of life insurance policies, the Fund intends to establish a reputation in the industry for providing settlements in a professional, efficient and responsible manner. In addition, our manager believes that its relationship with other providers will provide it with a competitive advantage. Our manager also believes that the confidentiality afforded the insureds by having their policies beneficially owned by the Fund will be an additional incentive for them to do business with our manager rather than sell their policies to persons who will hold the policies directly. Finally, if this offering is successful, the proceeds from this offering will allow our manager to have significant financial flexibility in such a fragmented market since it will have access to resources which will allow it to purchase more insurance policies at deeper discounts.

Government Regulation of Life Settlements

      We will monitor the progress of new legislation and regulations in each state in which we purchase policies. However, given the emerging nature of living benefits settlement regulations, there may be periods in which we may not be in compliance, or are unable to comply with the effective provisions of each applicable, statute and regulation.

      Under most state regulatory schemes, insurance settlement companies must be licensed by the state insurance commissioner in order to solicit or enter into an insurance settlement contract in that state. Licenses are normally renewable on an annual basis but may be revoked if the licensee fails to comply with the provisions of the statute or regulations. Licensees typically must file annual operating reports with the commissioner, permit the commissioner to, examine their records; disclose alternatives to a insurance settlement to each potential client; obtain representations as to the mental competency of the potential client; deposit the purchase price for a policy into a trust or escrow account in a bank, and allow the client a 15 to 30 day rescission period. Our provider intends to apply for a license in the State of Georgia, when required, and each state in which it purchases policies. However, our provider may not be able to obtain license in every state when required, or to renew or prevent revocation of a previously issued license. Our provider may be precluded from doing business in any state in which it is unable to obtain or maintain a required license.

      A limited number of states have also enacted statutes or adopted or proposed regulations, that establish minimum purchase prices to be paid to the insured according to the insured's life expectancy.

      Every state has statutes that regulate conducting an insurance business. Although we are not aware of any judicial authority interpreting whether the living benefits insurance settlement business constitutes conducting an insurance business, some or all of these statutes may be interpreted in the future to include living benefits life settlements and to preclude the Fund, which is not an insurance company, from operating in those states. See "Risk Factors--Possible Costs of and Delays Attributable to Government Regulation Will Affect Our Profitability."

                            DESCRIPTION OF THE UNITS

The Fund's Assets

      The units issued in connection with this offering will evidence fractional undivided interests in the Fund. The units in the aggregate will represent a 100% interest in the Fund's assets up until the final maturity dates. Each unit will represent the right to receive your pro rata share of proceeds from collections attributable to payments by insurance companies pursuant to the insurance policies. See "Description of the Units -- Investor Accounts and Allocation of Collections." The Fund's assets will consist primarily of:

o     an irrevocable beneficial interest in the insurance policies;

o     monies due or to become due thereunder;

o monies received from insurance companies in payment of the insurance policies;

o monies on deposit in bank accounts of the Fund or other permitted investments as described under "Use of Proceeds," inclusive of interest earned or accrued on the funds deposited in said accounts; and

o all right, title, and interest with respect to the insurance policies, including, but not limited to, an assignment of such policies and any supporting documentation or agreements related to the insurance policies.

      Distributions will be made by check mailed to the address of each of the members as it appears on the register maintained by the Fund, or its designee. The final payment on any unit, however, subject to deduction of applicable withholding taxes, will be made only upon presentation and surrender of such unit at the office or agency specified in the notice of final distribution to members. The Fund will provide such notice to registered members not later than the 5th day prior to the final distribution.

The Units

      The units will be substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The units will be issued in the minimum denomination of $1,000 with an initial minimum investment of ten units and integral multiples of $1,000 in excess thereof equal to the original principal amount for which each investor subscribed to purchase.

      On each closing date, upon the order of the Fund, the Fund shall authenticate and deliver the units to the members against payment to the Fund of the subscription proceeds for such units, net of any placement fee. The units will be issued contemporaneously with the assignment of the beneficial interests in the insurance policies to the Fund.

Registration, Transfer and Exchange of Units

      Our manager shall cause a listing of units to be kept at the office or agency to be maintained by the transfer agent and registrar in which, subject to such reasonable regulations as it may prescribe, the transfer agent and registrar shall provide for the registration of the units and of transfers and exchanges of the units. Our manager is initially appointed the transfer agent and registrar, but shall be permitted to resign as transfer agent and registrar upon 30 days written notice to the Fund, in which event, the Fund shall appoint a successor transfer agent and registrar.

      Upon surrender for registration of transfer of any unit at any office or agency of the transfer agent and registrar for this purpose, the Fund shall execute, and our manager shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new units in authorized denominations of like aggregate principal amount. The transfer agent and registrar will maintain at its expense, in Georgia, an office or offices or agency or agencies where units may be surrendered for registration of transfer or exchange.

      Every unit presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the transfer agent and registrar duly executed by the member thereof or his attorney duly authorized in writing. No service charge to the member shall be made for any registration of transfer or exchange of units, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of units. All units surrendered for registration of transfer or exchange shall be cancelled and disposed of in a manner satisfactory to our manager and the transfer agent and registrar. Unless the Fund provides our manager with written notice to the contrary, all units so surrendered will be destroyed pursuant to customary procedures.

      Prior to presentation of a unit for registration of transfer, our manager, the transfer agent and registrar and any agent of any of them may treat the person in whose name any unit is registered as the owner of such unit for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Fund, our manager, the transfer agent and registrar, nor any agent of any of them, shall be affected by any notice of the contrary.

      Our manager shall make all withdrawals, deposits and payments and shall have revocable power to transfer funds among investor accounts and make distributions to members from the distribution account.

List of Members

      Our manager will furnish or cause to be furnished by the transfer agent and registrar, if other than our manager, to the Fund within five business days after receipt by our manager of a request therefor from the Fund, in writing, a list in such form as the Fund may reasonably require, of the names and addresses of the members as of the most recent record date for payment of distributions to members. Members holding an aggregate amount of not less than 10% of the units then outstanding may apply in writing to our manager, that they desire to communicate with other members with respect to their rights under the operating agreement. If such request is accompanied by a copy of the communication which such applicants propose to transmit, then our manager, after having been adequately indemnified by such applicants for its costs and expenses, shall afford or shall cause the transfer agent and registrar if other than our manager, to afford such applicants access during normal business hours to the most recent list of members held by our manager. The list shall be as of a date not more than 45 days prior to the date of receipt of such applicants' request and shall give our manager notice that such request has been made, within five business days after the receipt of such application. Every member, by receiving and holding units, agrees with our manager that neither our manager, the transfer agent and registrar, if other than our manager, nor any of their respective agents shall be held accountable by reason of the disclosure of the names and addresses of the members, regardless of the source from which such information was obtained.

Investor Accounts and Allocation of Collections

      The Fund's assets shall also include investor accounts which consist of the life settlements account and distribution account, each of which shall be established and maintained by the Fund for the benefit of the members.

      Life Settlements Account. The life settlements account shall be established and maintained by the manager as a segregated, interest-bearing account and it shall bear a designation clearly indicating that the funds deposited therein are held in escrow for the benefit of the members and shall be subject to distribution in accordance with the operating agreement. The life settlements account shall contain collections attributable to insurance policies.

      Distribution Account. Our manager shall establish and maintain a distribution account, which shall be a non-interest bearing segregated demand deposit account for which we shall make payments to the members, our manager and any others as are entitled to receive payments.

      Distributions from Investor Accounts. The manager shall have the revocable authority to make withdrawals and distributions from, or transfers between, the investor accounts. Funds on deposit in the life settlements account and the distribution account may at all times be invested in permitted investments, provided that any investment shall mature and the funds shall be available for withdrawal on or prior to the closing date. Our manager shall hold for the benefit of the members the negotiable instruments or securities, if any, evidencing the permitted investments from the time of purchase until the time of sale or maturity. Subject to the maturity restrictions set forth above, the Fund shall instruct the escrow agent, in writing as to the investment of funds on deposit in the life settlements account and the distribution account. If, for any reason, the Fund does not provide investment instructions to our manager, then our manager shall invest the funds in a money market account. For purposes of determining the availability of funds or the balances in the life settlements account and the distribution account, all investment earnings on the funds shall be deemed not to be available or on deposit.

Our manager shall not be responsible for any losses incurred in connection with any permitted investments.

      Our manager is required to deposit immediately or cause to be deposited in the life settlements account all collections which it receives.

Priority of Payments

      On each closing date, our manager shall withdraw the amounts required to be withdrawn from the life settlements account and deposited into the distribution account. Our manager will then withdraw from the insurance policies account, to the extent funds are available from collections attributable to processed life settlements, and then deposit in the distribution account for payment in the following order of priority:

      (a)   an amount equal to our manager's fee;

      (b) an amount to fund any deficiency in the special reserve escrow account; and

      (c) the pro rata share of proceeds from life insurance policies payable to members.

      If the collections attributable to insurance policies are less than the amount required to be distributed from the life settlements account to fund items (a) through (c) above, our manager shall withdraw from the special reserve escrow account funds in the amount of the deficiency and deposit same in the distribution account. If the life settlements account or funds in the special reserve escrow account are insufficient to make the return on investment to the members, the amount of such deficiency shall be referred to as the deficiency amount and shall be payable in later months as sufficient funds become available.

Capital Calls

      In the event that sufficient funds are unavailable to pay any premium and an insurance policy would thereby lapse, the manager shall have the right to require all members to make additional capital contributions (e.g., a "capital call") of up to six (6) months premiums to insure that no policy lapses. Our manager also has the discretion to make a capital call to cover litigation costs and any other expenses to preserve the Fund and for which there are insufficient funds on hand. The members will make the capital call in proportion to their membership interests in the Fund. Capital contributions pursuant to this provision shall be made within 30 days after receipt of notice from the manager of the amount of the contributions. If a member shall default in making any such capital contribution then the other members shall have, with respect to the defaulted contribution, the right to contribute, pro rata, and receive a substantial premium (expected to equal at least 150%) of the membership interest attributable to the defaulted capital contribution.

Return on Investment

      With respect to the return on investment, on each closing date, our manager shall withdraw from the life settlements account, proceeds attributable to insurance policies which are on deposit in the life settlements account and deposit same in the distribution account for payment to the members.

      With respect to the final closing date, our manager shall withdraw from the amount deposited in the life settlements account and deposit into the distribution account an amount equal to the outstanding amount of principal of the units as of the end of the day on the preceding record date. If the amounts on deposit in the life settlements account on the final closing date are less than the outstanding amount of principal of the units as of the end of the day on the preceding record date, our manager, will withdraw from the special reserve escrow account funds in the amount of the deficiency and deposit same in the distribution account for payment to the members.

Additional Rights upon the Occurrence of Other Events

      If the Fund voluntarily seeks, consents to or acquiesces in the benefit or benefits of any debtor relief law or becomes party to, or is made the subject of, any proceeding provided for by any debtor relief law, other than as a creditor or claimant, and, in the event the proceeding is involuntary, and the petition instituting same is not dismissed within 90 days after its filing, and/or any other payout event has occurred, as described above, the Fund shall on the date of the bankruptcy event immediately cease to acquire any additional insurance policies within l5 days of the bankruptcy event and/or payout event, our manager shall (a) publish a notice in the authorized newspapers that a bankruptcy event has occurred and that our manager intends to sell, dispose of or otherwise liquidate the insurance policies in a commercially reasonable manner and (b) send written notice to the members describing the proceeding and requesting instructions from the members. No sale, disposition or liquidation, whether in whole or in part, of the insurance policies shall be consummated until and unless our manager shall have first received written instructions, or other written response or affirmative refusal to provide a written response from members representing in excess of 51% of the principal amount of the units then outstanding.

      The proceeds from the sale, disposition or liquidation of the insurance policies as discussed above shall be treated as collections.

Representations and Warranties of the Fund

      The Fund shall represent and warrant to the members as of the purchase of each life insurance policy that:

      o it is a company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power, authority and right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations in connection with the issuance of the units;

      o it is not required to qualify as a foreign corporation in any state other than those states in which it has so qualified or registered in order to conduct business, and has obtained all necessary licenses and approvals required under federal and applicable state law;

      o the execution and delivery of the life settlements purchase agreements and the execution and delivery to the investors of the units by the Fund and the consummation of the transactions in connection therewith have been duly authorized by the Fund by all necessary corporate action and will not conflict with or violate any requirements of law applicable to the Fund;

      o the execution and delivery of the servicing agreement and the performance of the transactions contemplated by the terms thereof, will not conflict with, result in any breach of any of the terms and provisions of, or constitute, with or without notice or lapse of time or both, a default under any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Fund is a party or by which it or any of its property is bound;

      o there are no proceedings or investigations pending or, to the best of its knowledge, threatened against the Fund, before any court, regulatory body, administrative agency or other governmental instrumentality:

            (a)   asserting the invalidity of the issuance of the units,

            (b) seeking to prevent the issuance of the units or the consummation of any of the transactions contemplated in connection therewith,

            (c) seeking any determination of ruling that, in the reasonable judgment of the Fund, would materially and adversely affect the performance by the Fund of its obligations,

            (d) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the issuance of the units,

            (e) seeking to affect adversely the income tax attributes of the Fund, and

            (f) all appraisals, authorizations, consents, orders or other actions of any person or of any governmental body or official required in connection with the execution and delivery of the life settlements purchase agreements and the issuance of the units, have been obtained.

      These representations and warranties of the Fund will survive the termination of the rights and obligations of our manager. Upon discovery by the Fund or our manager, or upon written notice to the Fund of a breach of any of the foregoing representations and warranties, the party discovering such breach is obligated to give prompt written notice to the other members.

Covenants of the Fund

      The Fund shall covenant to the members as of the purchase of each life insurance policy that:

      o each assignment shall be evidenced by an appropriate insurance policy;

      o the Fund will not sell, pledge, assign or transfer to any other person the insurance policies;

      o the Fund agrees to tender to our manager for deposit in the investor accounts, all payments received by the Fund with respect to the insurance policies as soon as practicable after receipt thereof by the Fund;

      o the Fund will use its best efforts to enforce the provisions of the life settlements to prohibit the seller from conveying, assigning, exchanging or otherwise transferring the insurance policies to any other person prior to termination of the Fund; and

      o the Fund shall make any filings, reports, motion, application, registration with, and shall seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Fund, as may be necessary or advisable, and shall comply with any federal or state securities or reporting requirement laws.

Effect of Insolvency of our Manager

      The Fund has no intention of filing a voluntary petition under the United States Bankruptcy Code or any applicable state law so long as the Fund is solvent and does not reasonably foresee becoming insolvent.

      The voluntary or involuntary application for relief under the United States Bankruptcy Code or any comparable state law with respect to our manager should not necessarily result in a similar voluntary application with respect to the Fund so long as the Fund is solvent and does not reasonably foresee becoming insolvent by reason of our manager's insolvency or otherwise. The Fund believes that:

      o a voluntary application for relief under the United States Bankruptcy Code or any similar applicable state law with respect to the Fund may not lawfully be filed without the prior consent of all managers of the Fund, and

      o subject to the assumption that separateness and corporate formalities are observed by our manager and the Fund, the assets and liabilities of the Fund should not be substantively consolidated with the assets and liabilities of our manager in the event of an application for relief under the United States Bankruptcy Code with respect to our manager.

Other Matters Relating to the Fund

      Scope of Liability. The Fund shall be liable for the obligations specifically undertaken by the Fund under the operating agreement. Neither the Fund, nor any of the managers, officers, employees or agents of the Fund, shall be under any liability to the members or any other legal person for taking any action or for refraining from taking any action under the operating agreement whether arising from express or implied duties under the operating agreement. However, this limitation on liability shall not protect the Fund or any manager, officer, employee or agent of the Fund against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct under the operating agreement or under any agreement executed and delivered in connection with offer of units under this prospectus, or in any way relating to or arising out of the creation or any transactions related thereto.

      Indemnification. Further, the Fund shall indemnify and hold harmless our manager from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of our manager in connection with the offering of units hereto or any agreement executed or delivered in connection thereto or in any way relating to or arising out of the transactions related thereto, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, although the Fund shall indemnify our manager, if such acts, omissions or alleged acts or omissions constitute ordinary negligence, the Fund shall not indemnify our manager if such acts, omissions or alleged acts or omissions constitute willful malfeasance, bad faith or gross negligence by our manager. The Fund shall not indemnify the members as to any losses, claims or damages incurred by any of them in their capacities as investors; and the Fund shall not indemnify the members with respect to any federal, state or local income or franchise taxes, or any interest or penalties with respect thereto, required to be paid by the members to any taxing authority, which taxes shall be the sole obligation of the members.

Other Matters Relating to Our Manager

      Scope of Liability. Our manager shall be liable under the terms of the operating agreement for the accuracy and sufficiency of the information contained in any unit delivered to our manager and otherwise only to the extent of the obligations specifically undertaken by our manager in such capacity under the operating agreement, as servicer under the servicing agreement and as provider under the life settlements agreements. Neither our manager, its officers, employees or agents shall be under any liability to the members, our manager or any other legal person for taking any action or for refraining from taking any action in its capacity as our manager under the operating agreement. However, this limitation on liability shall not protect our manager, or any officer, employee or agent of our manager against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct under the operating agreement. Our manager and officer, employee or agent of our manager may rely in good faith on any document of any kind properly executed and submitted by any person respecting any matters arising under the operating agreement. Our manager shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the insurance policies and which in its reasonable opinion may involve it in any expense or liability.

      Indemnification. Our manager shall indemnify and hold harmless the Fund from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of our manager under any agreement in connection with the offering of units hereto or in any way relating to or arising out of the transactions related thereto, including those arising from acts or omissions of our manager pursuant to any such agreement, or the transactions related thereto including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, although our manager shall indemnify the Fund, such acts, omissions or alleged acts or omissions constitute ordinary negligence, our manager shall not indemnify the Fund, if such acts, omissions or alleged acts or omissions constitute willful malfeasance, bad faith or gross negligence by the Fund. Our manager shall not indemnify the Fund, or any members for any liabilities, costs or expenses of the Fund, with respect to any action taken at the request of the members. Our manager shall not indemnify the Fund, or the members as to any losses, claims or damages incurred by any of them in their capacities as investors. Our manager shall not indemnify the Fund, or the members with respect to any federal, state or local income or franchise taxes, or any interest or penalties with respect thereto, required to be paid by the Fund, or the members to any taxing authority, which taxes shall be the sole obligation of the members. Any indemnification shall only be from assets of our manager.

               DESCRIPTION OF LIFE SETTLEMENT PURCHASE AGREEMENTS

Life Settlement Purchase Agreements

      The insurance policies assigned by the Fund will be acquired by the Fund from our provider pursuant to various documents which are collectively hereinafter referred to as "life settlement purchase agreements" entered into between the Fund, as purchaser of the insurance policies, and our provider, as seller of the insurance policies. Our provider will provide a copy of a life settlement purchase agreement to members without charge, upon receipt of a written request therefor. Under a life settlement purchase agreement, our provider will agree to transfer the insurance policies to the Fund. The following summary summarizes a typical life settlement purchase agreement.

Sale or Transfer of the Insurance Policies

      Our provider will sell, transfer, assign, and convey to the Fund all its right, title and interest in and to each insurance policy being transferred on each closing date. Simultaneously with such transfer from our provider to the Fund, the Fund will purchase insurance policies with the proceeds of this offering. Upon the request of the Fund, our provider will notify the Fund of the amount of insurance policies available for purchase on each closing date. The purchase price for the insurance policies shall at least be equal the amount advanced by our provider to the insured as payment for the insurance policy, excluding our provider's fees. The monies advanced by the Fund with respect to any one insurance policy shall not exceed an amount agreed upon between our provider and the Fund as to the discount from the face amount of the insurance policy, excluding fees. Such advance will be payable to our provider in cash or other immediately available funds.

      In connection with the sale and transfer of the insurance policies to the Fund, our provider will indicate in its computer master file that the insurance policies have been sold to the Fund by our provider. In addition, our provider will furnish to the Fund a computer printout readable by the Fund containing a true and complete list of all such insurance policies, identified by account number and by the total outstanding face amount on the closing date. Furthermore, the insurers, in most instances, may not be notified of such transfers except that our provider will direct the insurers to send all policy proceeds payments to the account, which will be owned by the Fund.

      The Fund will not engage in any activities except acquiring insurance policies from our provider or other licensed providers or through the secondary market, and engaging in activities incidental to, or necessary or convenient to accomplish the foregoing.

Representations, Warranties and Covenants of our Provider

      As of the date of purchase of the life insurance policy, our provider will make the following representations, warranties and covenants upon which the Fund will rely in accepting the assignment of the insurance policies and in authenticating the units that:

      o our provider is a company duly organized, validly existing and in good standing under the laws of the State of Georgia, and has full corporate power, authority and right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations to the Fund, and has the authority to consummate the transactions contemplated by the life settlement purchase agreements;

      o it is qualified as a foreign corporation in every state where it is required to be so qualified to purchase the insurance policies as required and has obtained all necessary licenses and approvals as required under federal and state law, in each case, where the failure to be so qualified, licensed or approved, could reasonably be expected materially and adversely to affect the ability of our manager to comply with its obligations;

      o the execution, delivery, and performance of the life settlements purchase agreements, have been duly authorized by our provider by all necessary corporate action on the part of our provider. That said agreements constitute legal, valid and binding obligations of our provider enforceable in accordance with their respective terms, except as enforceability may be limited by debtor relief laws and except as such enforceability may be limited by general principles of equity, whether considered in a proceeding at law or in equity. That the execution and delivery of the life settlements purchase agreements by our provider and the performance of the transactions contemplated by said agreement and the fulfillment of the terms thereof applicable to our provider will not conflict with, violate, or result in any breach of any of the terms and provisions of, or constitute with or without notice or lapse of time or both, a default under, any requirements of law applicable to our provider or any indenture contract, agreement, mortgage, deed of trust or other instrument to which our provider is a party or by which it is bound;

      o there are no proceedings or investigations pending or, to the best knowledge of our provider, threatened against our provider, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the certificates or the consummation of any of the transactions contemplated hereunder seeking any determination or ruling that, in the reasonable judgment of our provider, would materially and adversely affect the performance by our provider of its obligations under the life settlements purchase agreements, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the life settlements purchase agreements. Our provider shall also make agreements with or deliver binding instructions to each insurance company;

      o the sale and transfer of the insurance policies to the Fund constitute a valid sale and transfer to the Fund of all right, title and interest of our provider in and to the insurance policies and the proceeds thereof, and that our provider has transferred the insurance policy to the Fund free and clear of the lien of any third party, and that our provider will not sell, pledge, assign, grant, transfer or otherwise convey any lien or other interest in and to the insurance policies to any other person or entity other than to the Fund;

      o our provider will perform its obligations under the life settlements purchase agreements and observe all its policies and procedures relating to the insurance policies, unless the failure to do so would not have a material adverse effect on the rights of the Fund or the members; and

      o our provider shall indemnify the Fund and to hold the Fund harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees, suffered or incurred by the Fund if the foregoing representations and warranties are materially false.

      Our provider will agree that any amounts payable by our provider to the Fund are to be paid by the Fund for the benefit of the members.

Termination

      Each life settlement purchase agreement will continue in full force and effect until our manager shall:

      o     become insolvent;

      o     fail to pay its debts generally as they become due;

      o voluntarily seek, consent to, or acquiesce in the benefit or benefits of any debtor relief law; or

      o become a party to, or be made the subject of, any proceeding provided for by any debtor relief law and, if the proceeding is involuntary and is not dismissed within 90 days of its institution, our manager will immediately cease to transfer insurance policies to the Fund and promptly give notice of the event to the Fund.

                            OTHER OPERATING POLICIES

      o We do not intend to issue any additional securities with rights that are senior to your rights as a member. Our manager will be the only member of the Fund other than the purchasers of units.

      o Except for the purchase of life insurance policies in our usual business, we do not intend to invest in the securities of similar living benefits companies or other issuers for the purpose of exerting control or for any other purpose.

      o We do not intend to underwrite securities of other life settlement funds, life insurance companies or any other issuers.

      o We may issue units in exchange for life insurance policies that satisfy our investment policies, but we will not issue securities in exchange for any other property.

      o We do not intend to purchase or otherwise re-acquire our units or other securities, except that we will apply the principal returned to us on the payment of insurance policy proceeds to return your investment to you and we will also return any funds that are not invested in life insurance policies on or before _______, 2003 [12 months from the date of this prospectus].

      o We intend to provide the periodic reports to you that are described in the Summary of the Operating Agreement, below.

                         THE MANAGER AND ITS AFFILIATES

Management

      Our manager, who is also our lead underwriter, is incorporated in California under the name AmeriFirst Capital Corp. The address and telephone number for our manager is 130 Gross Road, Suite 107, Kingsland, Georgia, 31548; telephone number (912) 673-9100. Our manager has filed the necessary documents to qualify to do business in Georgia and will file in all states in which it conducts business. Its Chief Executive Officer and sole shareholder is John Tooke. Mr. Tooke has contracted to purchase our manager and expects to complete the transaction prior to the effective date of this prospectus.

      Our provider is AmeriFirst Funding Group, Inc., a Georgia corporation, which intends to obtain a license as a life settlement provider from the State of Georgia, if and when Georgia requires a license. Our provider will purchase insurance policies through a nationwide network of life settlement servicing brokers. Our provider will evaluate and choose the life insurance policies in which we will purchase in accordance with the policies described on pages 40 to 51 of this prospectus. John Tooke is Chief Executive Officer and sole shareholder of our provider who is located at the same address as our manager.

      Our manager will manage and control our affairs and have responsibility and final authority in almost all matters affecting our business. We do not have our own employees or offices. The employees of our manager will carry out our operations at their offices or will outsource and oversee the services performed by our servicer. The duties of our manager and/or our servicer will include:

      o     dealings with members;

      o     accounting, tax and legal matters;

      o     communications and filings with regulatory agencies;

      o deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in life insurance policies;

      o due diligence review of the insured and the life insurance policy, estimate the life expectancy of the insured with the assistance of independent physicians, close the transaction, monitor the life status of the insured and status of the policy, and file claims for proceeds when the insured passes away; and

      o     managing our other operations, if any.

Officers of our Manager

      The following person is the sole officer and director of our manager.

    Name                   Age   Office
    ----                   ---   ------

John Tooke                 60    Chief Executive Officer, President and Director

      John Tooke has been Chief Executive Officer, President, Director and sole shareholder of our manager since its acquisition in July 2002. Since its formation in May 2002, Mr. Tooke has been Chief Executive Officer, President, director and sole shareholder of our provider, AmeriFirst Funding Group, Inc. Prior thereto, from April to June 2002, Mr. Tooke was engaged in negotiations and start-up activities for the Fund. From 1998, when Mr. Tooke formed Global Express Securities, Inc., a member of the National Association of Securities Dealers until he sold it in March 2002, he was president and a director of Global Express Securities, Inc.. From 1991-1998, Mr. Tooke was a real estate investor investing in commercial real estate projects as a principal. From 1981-1991, Mr. Tooke was engaged in the securities industry. While he was an investment banker, Mr. Tooke originated and produced commercial mortgages and sold them to investors. Mr. Tooke holds NASD Series 7, Series 24 and Series 63 securities licenses. Mr. Tooke is a qualified securities principal. In addition, he is licensed in Nevada, California and Florida for the sale of real estate mortgages and securities.

                 COMPENSATION OF THE MANAGER AND ITS AFFILIATES

      Set forth below is a description of the compensation that we and others may pay our manager and its affiliates. No other compensation will be paid to our manager the provider or their affiliates in connection with this Fund. These compensation arrangements have been established by our manager and the Fund and are not the result of arms-length negotiations. Our manager has compared its compensation arrangements to those of unrelated parties providing the same services. They have determined the following compensation levels are fair and reasonable. In their view, our manager has:

      o     analyzed the compensation arrangement in other offerings,

      o spoken to other professionals in the industry including issuers, promoters and broker dealers,

      o examined rates from A.M. Best which set forth the rates being charged by those institutions for the same or similar services, and

      o collected data regarding compensation from trade association meetings and/or other relevant periodicals. The amounts are approximately equivalent to those which would customarily be paid to unrelated parties for the same services.

      The exact amount of future compensation payable to our manager and its affiliates cannot be precisely determined. The compensation to be received by our manager is based upon the total amounts of units sold and the face amounts of the life insurance policies purchased. The sales commissions and expense allowance paid to our lead underwriter, who is also our manager, is based on the number of units sold. If all $100 million of units are sold, AmeriFirst Capital Corp. would receive up to $10,050,000 of commissions and expenses. All other fees are based on the face amount of life insurance policies purchased, which cannot at this time be determined since the purchase price is a policy by policy decision made by the insured. Based upon our manager's current knowledge of the industry, and upon its review of similar programs and upon certain assumptions made as set forth below, our manager estimated the range of fees they and its affiliates will receive.

      The amount of fees to be paid to our manager or its affiliates will vary from those estimated below due to varying economic factors, over which our manager has no control, including, but not limited to, the state of the economy and competition in the area of life settlement contracts. We will be subject to public reporting requirements and the Fund will file quarterly and annual reports with the SEC. These reports will be available to you and will set forth, among other things, the exact amount of compensation and/or fees being paid to our manager and its affiliates.

      The relationships among our manager and its affiliates referred to herein are described under the caption "The Manager and Its Affiliates."

                                 OFFERING STAGE

 Entity Receiving           Form and Method of
   Compensation                Compensation                   Estimated Amount
-----------------           ------------------                ----------------
Manager            Our manager will pay all              Legal............  $100,000
                   organizational and offering expenses  Accounting.......  $ 25,000 including, but not limited to, those  Printing.........  $ 25,000
                   set forth herein. The manager, who    Federal/State/
                   is also our lead underwriter (see        NASD
                   AmeriFirst Capital Corp. below) will     Filing Fees...  $ 39,700
                   be paid an amount equal to .5% of     Miscellaneous....  $ 10,300
                   the gross proceeds of this offering                      --------
                   or between $12,500 and $50,000 to                        $200,000
                   cover a portion of these expenses.

                                OPERATIONAL STAGE

Entity Receiving                     Form and Method of
  Compensation                          Compensation
----------------                   ----------------------
Provider Policy origination or brokerage commissions average approximately 1% to 10% of the face value of each life insurance policy, but may be higher or lower depending upon market conditions. The fees will be paid one time on each policy to the entity acting as a licensed provider which will either be our provider or other brokers if the life settlement contract originates in one of the states in which our manager has a broker affiliate. This is exclusive of fees which the insured is obligated to pay to the broker selling his policy to the Fund.

Manager            The fees typically paid to our manager, which may
and/or Servicer    outsource to a third party, all non-financial services for servicing the policy and monitoring the insured on behalf of the Fund, will range from 6% to 18% of the face amount of the policy, and will include: a fee for due diligence, which includes evaluating the terms of each policy for a fee of between 1% and 5% of the face amount of the policy. A medical consultant's review fee for estimating the life expectancy of the insured for a fee of between 1% and 5% of the face amount of the policy; and fees for closing the transaction, which includes obtaining releases of prior beneficiaries and designation and recording the Fund as beneficiary, as well as payment of the purchase price to the insured for typical fees of between 1% and 2% of the face amount of the policy. These fees will be paid by the insured one time no later than the date up front when the life insurance policies are purchased.

Manager and/or     The service fee for administering the policy is between 1%
Servicer           to 2% of the face amount of the policy paid one time for
                   the estimated life of the policyholder, and thereafter paid an additional amount equal to 1/8 of 1% of the face amount of the policy per annum. A one-time fee of between 1% and 2% of the face amount of the policy will be paid for monitoring the life status of the insured. A fee for servicing the investor averages between 1% and 2% of the face amount of the policy.

AmeriFirst         A commission of up to 10% on each unit sold, plus up to
Capital Corp.      .5% for reimbursement of actual expenses will be paid to
                   our manager, acting as lead underwriter, a licensed broker-dealer. Our lead underwriter may also engage other dealers to sell our units and officers of the Fund may receive commissions where permitted on the sale of units.
                   These sales commissions and expenses will be deducted from the proceeds of this offering.

                              CONFLICTS OF INTEREST

      The relationships among the Fund, our manager, our provider, our servicer and the lead underwriter, and the officers, directors and other affiliates of such entities, may result in various conflicts of interest. Our manager and its officers and directors, in their capacity as such, are required to exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as a member.

      Our manager, which is also our lead underwriter and our provider are each controlled by John Tooke. Although Mr. Tooke has no present intention to do so, he may establish additional licensed life insurance providers in other states.

      The paragraphs below describe material conflicts of interest of which we are aware that may arise in the course of the fund's operation of our business.

1. Payment of Fees and Expenses. Our manager, our provider, our servicer and their affiliates will receive substantial fees in connection with this offering and our ongoing operations which are described above under the caption "Compensation of the Manager and its Affiliates."

2. Purchase of Life Insurance Policies from our Provider. The officers and directors of our manager, which is currently wholly-owned by John Tooke, will make all decisions regarding the life insurance policies we will purchase. Our provider is also wholly-owned by John Tooke. Accordingly, although a purchase will be made on terms no more favorable to our provider or its affiliates than to other persons, we may face a conflict of interest in determining whether a life insurance policy is appropriate for our portfolio. We will acquire many of our life insurance policies from or through our provider, AmeriFirst Funding Group, Inc., other providers and/or the secondary market. Our provider will apply to become a licensed provider in Georgia, when required by that state, in the business of originating life insurance policies to be purchased by the Fund. Our provider and the brokers will earn brokerage fees, described above, on life insurance policies we purchase through them or from them. Accordingly, since John Tooke controls our manager and our provider, he will face a conflict of interest in determining whether the life insurance policies meet our guidelines and are appropriate investments.

3. Non-Arm's Length Agreements. Our agreements and arrangements for compensating our manager and the interest of our manager as managing member of the Fund are not the result of arm's-length negotiations. Additionally, none of the directors of our manager are independent.

4. Competition for the Time and Services of Common Officers. We will rely on our manager and its directors and officers for the management of our operations.

The directors and officers of our manager will devote such time to our affairs and as they determine in good faith and in compliance with their fiduciary obligations to us and to our members, to be necessary for our benefit.

      Our manager believes it has sufficient staff to be capable of discharging its responsibility to us and to all other entities to which they or their officers or affiliates are responsible. However, during times when we and the other businesses are handling a high volume of policies, a conflict will arise as to which company's policies to service to complete first.

5. Competition between us and our provider for the purchase of life insurance policies. If any conflict arises between us and any other provider as to which company will have the right to purchase a particular life insurance policy, our provider will make the determination largely based on a review of the respective life insurance policy and the objectives of the Fund. Our provider will also base the decision on factors, such as the amount of funds available for investment, yield, portfolio diversification between terminally ill, chronically ill and senior citizens, insurance carriers, or other transaction terms.

6. Provider resells the Life Insurance Policies. Our provider may also retain or sell existing life insurance policies purchased by our provider for itself, to its affiliates or to its other clients because this satisfies the objectives of our provider, its affiliates or such other clients of our provider.

7. Lack of Separate Representation. We are represented by the same counsel as our manager and its affiliates, and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and our manager or any of its affiliates, our manager or its affiliates will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and our manager for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm's length bargaining.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table indicates the security ownership of persons known to be the beneficial owner of units of the Fund and giving effect to the sale of the minimum amount and maximum amount of units in this offering.

                                                          After this offering             After this offering
                           Before this offering              Minimum Amount                 Maximum Amount
                           --------------------              --------------                 --------------
                           Unit         Percent of        Unit        Percent of         Unit         Percent of
                       Dollar Amount      Units      Dollar Amount       Units       Dollar Amount       Units
                       Beneficially    Beneficially   Beneficially   Beneficially    Beneficially    Beneficially
Name                       Owned          Owned          Owned           Owned           Owned           Owned
----                       -----          -----          -----           -----           -----           -----
Manager                     $10            100%           $10             *               $10              *
All Investors, in
the aggregate                --             --         $2,500,000        100%         $100,000,000        100%

---------
*     Less than 1%

      All of the capital stock of our manager and provider is beneficially owned by John Tooke, their sole officer and director.

         FIDUCIARY RESPONSIBILITIES OF THE MANAGER

      Our manager is accountable to you and the Fund as a fiduciary. This requires our manager to exercise good faith and integrity in handling our affairs. Our manager has fiduciary responsibility for the safekeeping and use of all of our funds, property and assets whether or not in its control, and shall not employ, or permit another to employ, such funds, property or assets in any manner except as otherwise expressly set forth in the operating agreement or for our benefit.

      The operating agreement requires us to indemnify our manager and its affiliates from any loss, reasonable legal expenses, damage or claim arising by reason of any act or omission performed or omitted by our manager in good faith on behalf of us and in a manner reasonably believed to be within the scope of authority conferred on our manager by the operating agreement. This right of indemnification includes the right to advance payments or to reimburse our manager and its affiliates for the reasonable expenses incurred from being threatened to be made a named defendant or respondent in a proceeding. Indemnity payments will be made only from our assets. You are not required to make payments from your separate assets. In accordance with Delaware limited liability company law, we will not indemnify persons or advance payments for any act or omission which is established by final adjudication to be intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

      The operating agreement provides that except as otherwise provided by applicable law, the debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Fund; neither our manager nor any member nor any person affiliated with our manager or any member shall be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being a manager or member or being a person affiliated with either of them.

      Our manager may be removed for cause and as otherwise specifically provided in the operating agreement. "Cause" means our manager (i) has been convicted of a felony, (ii) has committed fraud against the Fund or (iii) has acted or omitted to take action on behalf of the Fund which act or omission constitutes gross negligence or willful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting cause has occurred or exists; provided that any removal of our manager for cause shall be effectuated by a vote of the members whose aggregate capital accounts exceed 50% of the aggregate of all members' capital accounts at such time.

      Our manager will not be indemnified against liabilities arising under the Securities Act of 1933, unless we succeed in defending against the claims or the indemnification is approved by the court. The court will be advised that the Securities and Exchange Commission believes that indemnification for violations of securities law violates the Securities Act of 1933. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and therefore unenforceable.

      This is a rapidly changing and developing area of law. If you have questions concerning the duties of our manager, you should consult with your own legal counsel.

                              ERISA CONSIDERATIONS

General

      The Employee Retirement Income Security Act of 1974 ("ERISA") contains strict fiduciary responsibility rules governing the actions of "fiduciaries" of employee benefit plans. It is anticipated that some Investors will be corporate pension or profit-sharing plans and Individual Retirement Accounts, or other employee benefit plans that are subject to ERISA. In these situations, the person making the investment decision concerning the purchase of the units will be a "fiduciary" of such plan and will be required to conform to ERISA's fiduciary responsibility rules. Persons making investment decisions for employee benefit plans (i.e., "fiduciaries") must discharge their duties with the care, skill and prudence which a prudent man familiar with such matters would exercise in like circumstances. In evaluating whether the purchase of units is a "prudent" investment under this rule, fiduciaries should consider all of the risk factors set forth in this prospectus. Fiduciaries should also carefully consider the possibility and consequences of unrelated business taxable income (see "Federal Income Tax Consequences"), as well as the percentage of plan assets which will be invested in the Fund insofar as the diversification requirements of ERISA are concerned. An investment in the Fund is relatively illiquid, and fiduciaries must not rely on an ability to convert an investment in the Fund into cash in order to meet liabilities to plan participants who may be entitled to distributions.

      DUE TO THE COMPLEX NATURE OF ERISA, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OWN TAX ADVISOR OR PENSION CONSULTANT TO DETERMINE THE APPLICATION OF ERISA TO HIS/HER/ITS PROSPECTIVE INVESTMENT.

Plan Asset Regulations

      In order to avoid application of the U.S. Department of Labor's plan asset regulations, the Fund will limit subscriptions for units from ERISA plan investors such that, immediately after each sale of units, ERISA plan investors will hold less than 25% of the total outstanding membership interests in the Fund.

Annual Valuation

      Fiduciaries of plans subject to ERISA are required to determine annually the fair market value of the assets of such plans as of the close of any such plan's fiscal year. Although our manager will provide annually upon the written request of an investor, an estimate of the value of the units based upon, among other things, outstanding life insurance policies, it may not be possible to value the units adequately from year to year, because there will be no market for them.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of certain Federal income tax considerations which are relevant to a prospective investor. The Federal tax considerations discussed below are necessarily general and may vary depending upon a member's particular circumstances. The tax aspects of the Offering are complex and certain of them are not free from doubt.

      The discussion which follows assumes that a prospective investor is a citizen or resident of the United States, is not a tax-exempt organization and will become a member with a view towards economic profit apart form the tax benefits, if any, which may arise as a result of investment in the Fund.

      This discussion is based on the facts described herein. Any alteration of the facts may adversely affect the discussion. Furthermore, the discussion is based on existing law and applicable current and proposed Treasury Regulations and current published administrative positions of the service and judicial decisions, all of which are subject to change either prospectively or retroactively.

      EACH INVESTOR SHOULD SEEK, AND MUST DEPEND UPON, THE ADVICE OF HIS TAX ADVISOR, TAX COUNSEL OR ACCOUNTANT WITH RESPECT TO THIS INVESTMENT IN THE FUND, AND EACH INVESTOR WILL BE RESPONSIBLE FOR THE FEES OF SUCH ADVISORS, TAX COUNSEL AND ACCOUNTANTS. NOTHING IN THIS AGREEMENT IS OR SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE TO AN INVESTOR OR TO THE FUND. INVESTORS SHOULD BE AWARE THAT THE INTERNAL REVENUE SERVICE MAY NOT AGREE WITH ALL TAX POSITIONS TAKEN BY THE FUND AND THAT LEGISLATION, ADMINISTRATION OR COURT DECISIONS MAY REDUCE OR ELIMINATE ANY ANTICIPATED TAX BENEFITS TO AN INVESTOR.

Taxation of the Fund and its Members

The Fund will elect to be taxed as a partnership. A partnership is not subject to Federal income taxation. Each member reports on his Federal income tax return his distributive share of the Fund's income, gains, credits, losses and deductions, whether or not actual distributions of cash or property is made to such member with respect to the member's taxable year. A member may realize taxable income in excess of his cash distributions if the Fund retains cash to meet its needs and distributes no cash or cash in an amount less than taxable income.

Classification as a Partnership for Tax Purposes

      The Income Tax Regulations make it possible for an unincorporated entity such as the Fund to elect to be taxed either as a partnership or a corporation under the so-called check-the-box rules. The Fund intends to elect to be taxed as a partnership. Notwithstanding such election, the Internal Revenue Code of 1986, as amended (the "Code"), provides that a publicly traded partnership is treated as a corporation. The Code provides that a partnership is publicly traded if there are more than 100 partners and the interests in the partnership (i.e., membership interests in the Fund) are (1) traded on an established securities market or (2) readily tradable on a secondary market or the substantial equivalent thereof. If the Fund were to be taxed as a corporation, its income would be subject to a corporate income tax and distributions of income with respect to the member's interest would also likely be subject to separate additional taxation.

      The membership interests in the Fund are not expected to be traded on an established securities market. The Income Tax Regulations provide that interests in a partnership are not readily tradable on a secondary market or the substantial equivalent if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933; and (ii) the partnership does not have more than 100 partners at any time during the taxable year.

      The Fund intends that the number of members will be limited to 100 or fewer as calculated pursuant to the Income Tax Regulations. Moreover, the Fund's operating agreement precludes recognizing transfers of membership interests if the effect of such transfer will be to cause the Fund to be treated as a publicly traded partnership. Accordingly, the Fund should not be treated as a publicly traded partnership.

Tax Basis

      The tax basis to a member of his membership interest will be determined initially by the amount of his capital contribution. Such basis will be increased by the member's cumulative distributable share of Fund income and share of nonrecourse debt, if any. Such basis is decreased by a member's cumulative shares of the Fund's losses and distributions.

      If the basis of a member in his membership interest should be reduced to zero, the amount of any distributions to him in excess of his share of Fund taxable income for any year would be treated as a gain from the sale of his membership interest which could be treated as an ordinary gain or as a capital gain depending on the facts existing at that time. A member cannot, on an annual basis, use losses from the Fund in excess of his basis in his membership interest. Such excess losses may be carried forward and used when such member has sufficient basis. It is anticipated that the members will have sufficient basis in the membership interests for losses, if any, generated by the Fund.

Tax Treatment on Liquidations of the Fund

      Upon the liquidation of the Fund, liquidating cash distributions will be made to the members in accordance with their positive capital accounts. On dissolution, the Fund may distribute assets in kind or sell its assets and distribute cash. If cash is distributed, it may result in capital gain (or ordinary gain to the extent of substantially appreciated inventory) to the members. If property is distributed, there may be no immediate taxable income to members.

Amounts "At Risk"

      Under Section 465 of the Code, losses from certain activities may be deducted by a taxpayer only to the extent to which the taxpayer is "at risk" in the activity. Accordingly, the "at risk" rules will apply to a members' share of the losses from the Fund. Each member initially will be "at risk" to the extent of the amount of capital that he contributes to the Fund. In future years, such amount will be increased to the extent the member recognizes income from his investment in the Fund or contributes additional cash to the Fund, and reduced to the extent that he has deducted losses or received cash distributions from the Fund.

Limitations on Deductibility of Losses from Passive Activities

      All losses from "passive activities" are generally not deductible by a non-corporate taxpayer, a Subchapter S corporation, or a personal service corporation, except against income derived from "passive activities" of the taxpayer. "Passive activities" are those business activities in which a taxpayer does not materially participate. A member's investment in the Fund would be treated as a "passive activity" for purposes of this limitation. Accordingly, so long as the member maintains his investment in the Fund, such member's share of the Fund's losses will not be deductible against his salary, active business income, income from dividends, interest, and royalties, and capital gains from nonbusiness properties. However, Fund losses, if any, generally will be deductible from such a member's gain and income from the Fund or from other passive activities. Investors should note that interest earned on the funds of the Fund may be considered "portfolio income" rather than passive income and, therefore, may not be offset by passive losses such as those that may result from the operations of the Fund.

      Losses from a passive activity which are not allowed in a taxable year may be carried forward indefinitely and allowed against income from passive activities in subsequent years. Furthermore, losses from such an activity would be allowed in full to offset any income of the taxpayer when the taxpayer disposes of his entire interest in the activity (in a taxable disposition). Accordingly, any current or carried forward losses of a member with respect to the Fund will be deductible in full upon the liquidation of the Fund or upon a taxable disposition by a member of all of his membership interest in the Fund.

      The Treasury Department has broad regulatory authority with respect to the implementation of the limitation on losses from passive activities. Furthermore, the Code places a modified limitation on the deductibility of such losses by "closely held" corporations. Investors are therefore urged to consult their tax advisors as to the application and effect of the passive loss limitation with respect to their respective tax situations.

Life Insurance Contracts

      The assets of the Fund are expected to be a pool of life insurance policies on the lives of the terminally ill, chronically ill and senior citizens. The Fund is expected to sell membership interests to investors in the Fund, which will be treated for Federal income tax purposes as a partnership interest in such policies. The Fund intends to acquire policies of both members of the Fund and non-members. However, the Fund believes that substantially all of the policies will be acquired from non-members.

      In general, the Code provides that, with certain exceptions, gross income of a taxpayer does not include amounts received under a life insurance contract if such amounts are paid by reason of the death of the insured. One exception to this rule provides that, if a life insurance contract or any interest in it is transferred for valuable consideration, the exclusion from gross income is limited to an amount equal to the sum of the actual value of the consideration and the other amount subsequently paid by the Fund after it acquires the policy. Accordingly, in the usual case, any income of the Fund upon the maturity of a life insurance contract will be taxed as ordinary business income.

Policies of Members

      An exception to the so-called transfer-for-value limitation is a transfer of a policy to a partnership in which the insured is a partner. The manager, in its sole discretion, may accept, in lieu of cash, from anyone other than an affiliate of the manager or the Fund, as an initial capital contribution in exchange for units in the Fund, an entire or fractional interest in life insurance policies. Such member's capital account, shall be credited approximately 1% of the discounted purchase price of such contributed life insurance policy, or a fractional interest thereof with respect to the capital contribution of a fractional interest in a life insurance policy. The remainder of the purchase price (approximately 99%) shall be paid in cash to the insured. In the case of such transfer, the amounts received by the transferee beneficiary under the life insurance contract by reason of the death of the insured are not included in the gross income of the transferee. The Fund believes that certain of the policies that it acquires will be policies owned by members although it is expected that the face value of such policies will be small in relation to the face value of the purchased policies from non-members. Based on the facts and the law at the time of acquisition of the policies, the Fund may, if it believes that the proceeds of such policies will not be subject to income tax, exclude such proceeds from its income. If the Internal Revenue Service were to successfully contend that the exclusion from income did not apply in such cases, an adjustment in the income of the members would be required. The Fund may seek a ruling from the Internal Revenue Service with respect to this issue.

Fees and Other Payments

      Various agreements provide for the payment of management fees, legal fees, accounting fees and additional fees to other independent parties. The Fund intends to take the position that each of these fees, to the extent deducted, represents a reasonable expense amortizable over the period benefitted or an "ordinary and necessary" business expense payable for services rendered or obligations undertaken for the benefit of the Fund.

      The Code provides that organization expenses of the Fund are not deductible in the year paid. It provides that the Fund may elect to deduct ratably over a period of not less than 60 months, amounts paid or incurred in organizing a business, such as the Fund. This period begins with the month in which the Fund begins to do business. Organization expenses for this purpose are expenditures which are incident to the Fund's creation, chargeable to its capital account and of a character which, if expended in connection with the creation of a Fund having an ascertainable life, would be amortized over such life. In addition to such costs, another provision of the Code allows a taxpayer to elect to amortize over a 60-month period "start-up expenditures" in any amount (1) paid or incurred in connection with (a) investigating the creation or acquisition of an active trade or business, or (b) creating an active trade or business, or (c) any activity engaged in for profit and for the production of income before the day on which the active trade or business begins, anticipation of such activity becoming an active trade or business, and (2) which, if paid or incurred in connection with the operation of an existing active trade or business (in the same field as the trade or business referred to in (1), would be allowable as a deduction for the taxable year in which paid or incurred.

      Neither the Fund nor any member are entitled to deduct amounts paid or incurred to promote the sale of (or sell) an interest in the Fund. Also, the Income Tax Regulations set forth the following examples of expenses which are not organization expenses: expenses connected with acquiring assets of the Fund, expenses connected with a contract relating to the operation of the Fund's trade or business even where the contract is between the Fund and one of its members; and syndication expenses.

Allocation of Profits and Losses to Partners

      The Code provides that allocations of income, gain, loss, deduction or credit among partners will be controlled by the partnership agreement (i.e., the Fund's operating agreement) if the allocation has "substantial economic effect." The legislative history of this provision indicates that an allocation will be deemed to have substantial economic effect if the allocation will actually affect the dollar amount of the partner's shares of total partnership income or loss independently of tax consequences. If an allocation made by the partnership agreement does not have substantial economic effect, a member's shares of income, gain, loss, deduction or credit (or item thereof) will be determined in accordance with the partner's "interest in the partnership" taking into account all facts and circumstances. According to the legislative history, among the relevant factors to be considered are the partners' respective interests in cash flow and distributions upon liquidation, as well as their interests in partnership profits and losses (if different from that in taxable income or loss).

      The Fund's operating agreement provides that the Fund's profits and losses are allocated in accordance with members' capital accounts and that cash distributions will generally be made in accordance with the allocation of profits and losses. The Fund believes that such allocations have substantial economic effect.

Cash Distributions

      Cash distributions to the members from the Fund may not be equal to Fund income as determined for Federal income tax purposes. If cash distributions to a member by the Fund in any year are less than his share of taxable income, the member may be required to pay the income taxes attributable to his share of Fund income from funds not associated with his investment in the Fund. If cash distributions to a member by the Fund in any year exceed his share of the Fund's taxable income for that year, the excess will not be reportable as taxable income by the member for Federal income tax purposes, although it will reduce the tax basis of his membership interests. If the tax basis of a member in his membership interests is reduced to zero, his share of any subsequent cash distributions for any year, including his share in any reduction in nonrecourse liabilities, in excess of his shares of taxable income for such year, will be taxable to him as though it were a gain on the sale or exchange of his membership interest.

Alternative Minimum Tax

      All taxpayers are subject to a minimum tax at a rate of 21% (20% for corporations) in lieu of the regular income tax where the alternative minimum tax exceeds taxpayer's regular income tax for a taxable year. A taxpayer's alternative minimum taxable income, computed for purposes of the regular tax, in significant ways. Depending on a member's particular tax situation, the alternative minimum tax could reduce the after-tax economic benefit of an investment in the Fund. Also, the alternative minimum tax is taken into account for purposes of computing estimated tax liability. Each prospective member should consult and depend upon his personal tax advisor with respect to the possible effects on him of tax preference items.

State Taxation

      The foregoing disclosure does not discuss the State tax consequences of an investment in the Fund. Potential investors should discuss possible State tax ramifications of an investment in the Fund with their tax advisors. Since the business will be principally carried on in the State of Georgia, nonresidents of Georgia should consider the availability of tax credits in their state of residence in determining the state tax impact on their investment.

                         SUMMARY OF OPERATING AGREEMENT

      The following is a summary of the operating agreement for the Fund dated as of April 22, 2002 and is qualified in its entirety by the terms of the operating agreement itself. You are urged to read the entire operating agreement, which is set forth as Exhibit C to this prospectus.

Rights and Liabilities of members

      Your rights, duties and powers as a member, will be governed by the operating agreement and by the Delaware Limited Liability Company Act ("DLLCA").

      If you become a member in the Fund by purchasing units in this offering, you will not be responsible for the obligations of the Fund and will be liable only to the extent of the purchase price you pay for the units, which is your capital contribution to the Fund. You may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to you may constitute, wholly or in part, a return of capital.

      You and other members will have no control over the management of the Fund except that, in some cases, members who own together the percentages indicated on the table below of the capital accounts of the Fund, may approve any of the following matters, generally subject to the approval of our manager as well:

                                                                                          Percentage of
                                                                                     the Fund Accounts to be
                                                                                      held by Consenting
                                                                                           Members for
                                    Action                                              Approval of Action
                                    ------                                              ------------------
Amendment to the operating agreement (except for admission of additional members on the terms of this offering, which does not require the approval of the
members).........................................................................               51%

Amendment to the operating agreement that would increase your liabilities or
decrease your interest in the Fund's income, gains or distributions..............              100%

Removal of our manager in the case of commission of a felony, gross negligence
or willful misconduct............................................................               51%

Removal of our manager after our manager has received distributions from the
Fund that exceed 125% of the aggregate expenses incurred by our manager and its affiliates in making this offering and in operating the Fund in the ordinary
course ..........................................................................           66 2/3%

                                                                                          Percentage of
                                                                                     the Fund Accounts to be
                                                                                      held by Consenting
                                                                                           Members for
                                    Action                                              Approval of Action
                                    ------                                              ------------------
Removal of our manager in the case of a default by our manager or waiver of
our manager's default...........................................................               51%

Election of a successor manager.................................................               51%

Recapitalization  of the Fund, sale of substantially all of the Fund's assets, restructuring of the Fund or merger of the Fund with or into another entity,
in each case which adversely affects the members................................            66 2/3%

Dissolution  and  termination  of the Fund,  if the Fund is not  terminated in
accordance with the operating agreement.........................................               100%

Term of the Fund

      The Fund will cease operating on December 31, 2027. The Fund is self liquidating and will dissolve sooner upon the maturity of all life insurance policies purchased by the Fund. The Fund may dissolve earlier if AmeriFirst Capital Corp. ceases serving as our manager and the members cannot agree on a new manager within six months.

The Fund Contributions

      Units, which represent ownership interests in the Fund, will be sold in multiples of $1,000, and no person may initially invest less than $10,000 with additional purchases in multiple of $1,000. To purchase units you must deliver to the Fund a subscription agreement in the form attached to this prospectus as Exhibit B, together with your contribution.

      Contributions shall be made in cash, payable by check or wire transfer, or through a rollover of assets from a qualified plan, such as an IRA, or at the discretion of our manager, members may be allowed to contribute entire or fractional interests in life insurance policies in exchange for units. Any such life insurance policies that are contributed to the Fund shall be in effect at the time of contribution, and shall satisfy the Fund's purchasing guidelines. The number of units sold to a member in exchange for such a contribution shall be equal to the discounted purchase price of the policy, or a proportionate share of such policy with respect to the contribution or a fractional interest in a life insurance policy.

Rights, Powers and Duties of Manager

      Subject to the right of the members to vote on specified matters, our manager will have complete charge of our business. Our manager is not required to devote its full resources to our business and affairs but only such resources as shall be necessary or useful to manage and operate our business and affairs in a proper and efficient manner. Our manager acting alone, has the power and authority to act for and bind the Fund.

      Our manager is granted the special power of attorney of each member for the purpose of executing amendments to the operating agreement and confirming amendments to the Certificate of Formation and any other governmental filings required as a result of these changes.

Profits and Losses

      Our net income and net losses for each fiscal year will be allocated to the members and to our manager generally in the manner set forth below. In the event of a permitted transfer of a unit, the transferee will have the same pro rata share as the transferor.

1. Net income of the Fund shall be allocated to the members on their pro rata share.

2. All net losses shall be allocated to the members on their pro rata share after reimbursement to our manager of .5% of the gross proceeds of this offering to cover a portion of the expenses of this offering.

Distributions

      We intend to make distributions to members only of their pro rata share of the proceeds paid on life insurance policies. A member's pro rata share will entitle him to a return in proportion to his investment of the total amount of investments in the Fund. Any cash or other property, other than life insurance policies and contributions that have not been invested, remaining after distribution to the members and retention of reserves deemed appropriate by our manager, shall be distributed to our manager.

Assignment and Transfer of Units

      Your rights to sell or transfer units are limited. There is no public trading market in which you may sell your units and we do not expect a public market to emerge anytime in the future. You may transfer your units using a form approved by our manager and must obey all relevant laws when you are permitted to transfer your units. Any person who buys the units from you must meet the investor suitability requirements described in this prospectus. Our manager must approve any new members and all transfers that would cause us to be classified as a publicly traded partnership under the Internal Revenue Code.

Repurchase of Units, Withdrawal from the Fund

      You may withdraw, or partially withdraw, from the Fund and obtain the return of all or part of your capital account within 90 days after you deliver written notice of withdrawal to our manager, subject to the following additional conditions:

      o You should not expect to be able to withdraw from the Fund until one year after you purchased units.

      o Commencing one year after the purchase of your units you may obtain all or part of your investment and receive back 85% of the face amount of your investment less all distributions paid to date.

      o We can only make cash payments in return of an outstanding capital account from net proceeds and capital contributions.

      o We are not required to sell any portion of our assets to fund a withdrawal.

      o Our manager will not reinvest net proceeds for a period of up to 90 days after receiving a withdrawal notice from you if we do not have sufficient funds available to distribute to you all of your capital account in cash.

      o The amount to be distributed to you depends solely on your capital account on the date of distribution, even if this is not the same as your proportionate share of the fair market value of our assets.

      o If your capital account is reduced below $10,000 per unit due to any withdrawal payment, we may distribute all remaining amounts in your capital account to you in cancellation of your units, and you will then cease to be a member.

      o All payments to meet request for withdrawal are on a "first-come, first-served" basis. If the sums needed to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the member whose request we received first, until his withdrawal request is paid in full.

Meetings and Action by Written Consent

      Our manager may call meetings of members or any class or series thereof, on reasonable notice, for such purposes as our manager shall determine. Meetings may be called upon not less than 10 days notice to the members. In lieu of a meeting, members may give any approval or consent under the operating agreement in writing and delivered to our manager with the required percentage of interests in the Fund, followed by notice to all members. If not otherwise specified in the operating agreement, the members shall vote in accordance with the percentage that their capital accounts represent of the aggregate of all capital accounts of members. Our manager may establish such additional and reasonable procedures (in the form of By-laws or otherwise) relating to notice of the time, place or purpose of a meeting of the members, the waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting by proxy or any other matter with respect to the exercise of any such right to vote.

Reports and Records

      Our manager is required to deliver to the Fund (i) on each closing date, an officer's certificate setting forth the amount of insurance policies to be purchased on such closing date; (ii) quarterly reports regarding among other things, the aggregate amount of collections processed by our manager and the amount of insurance policies for such period; (iii) an annual officer's certificate regarding a review of our manager's performance throughout the year, which may be obtained by any member upon request in writing; and (iv) annual subservicing reports of Fund prepared by independent public accountants in accordance with the Fund's operating agreement, a copy of which may be obtained by any member upon request in writing.

      Our manager shall prepare and forward to each member of the Fund, every six months, a statement setting forth certain information regarding distributions paid and payable, including information regarding the funds deposited in the special reserve account. In addition, our manager will forward annually to each member an annual tax statement prepared by independent public accountants firm containing certain information that our manager deems necessary to enable the members to prepare their respective tax returns.

Dissolution of the Fund

      The Fund shall be dissolved upon the earliest to occur of the following:

      (a)   payment to the Fund of all proceeds of all life insurance policies;

      (b)   the express written consent of our manager;

      (c)   the entry of a decree of judicial dissolution of the Fund; or

      (d)   the unanimous consent of the members.

      The outside date for termination of the Fund is December 31, 2027.

      Upon the dissolution of the Fund, our manager shall proceed, within a reasonable time, to sell or otherwise liquidate the remaining non-cash assets, if any, and, after paying or making due provision by the setting up of reserves for all liabilities to creditors of the Fund, to distribute the remaining assets to the members, pro rata, in accordance with the positive balance in their respective capital accounts.

                              PLAN OF DISTRIBUTION

      AmeriFirst Capital Corp., our lead underwriter, is using this prospectus to offer units to the public on our behalf. Our lead underwriter, which is an NASD member, is also our manager. We have contracted to purchase this broker-dealer, and expect to complete the transaction prior to the effective date of this prospectus. Our manager, at its own expense, will pay the lead underwriter compensation up to a maximum of 10% for its work in this capacity of the gross proceeds of the sale of units as a fee for selling the units and for managing selected dealers. In addition, the manager, as lead underwriter shall be paid up to .5% for reimbursements of actual expenses. The lead underwriter may engage non-affiliated securities brokerage firms that are members of the NASD to act as selected dealers to sell units to the public. Units may also be sold by officers of the Fund, who may receive commissions, where permitted. Our manager expects to pay this 10% fee to the lead underwriter and officers of the Fund, even if it does not engage other selected dealers. Our lead underwriter, at its own expense, will negotiate fees to selected dealers on their respective sales of units. The manager will pay all organizational and offering expenses. The Fund will have no requirement to pay or reimburse our manager for any of these commissions or expenses except to the extent the manager shall receive .5% of the gross proceeds of the offering to cover a portion of such expenses.

      We will be reviewing subscription applications as they are received. We will indicate our acceptance of your subscription agreement by countersigning it and indicating the amount of units that we will issue to the subscriber. Subscriptions are non-cancellable and irrevocable. We will place all proceeds from the sale of units in a segregated escrow account until at least $2,500,000 in units have been sold. The escrow account will be with Bank of America, whose address is 2712 Osborne Road, St. Marys, Georgia 31558. We have entered into escrow agreement with the escrow agent which you can find as an exhibit to our registration statement.

      If we sell $2,500,000 in units by ___________, 2003 [six months from the date of this prospectus], the escrow account will be closed and the proceeds, after deduction of the escrow agent's fees, together with amounts earned as interest on those proceeds, will be delivered to us. If we have not sold $2,500,000 in units on or before ___________, 2003, the escrow agent will promptly return to all investors the amounts they have paid to buy units, with interest earned thereon less the escrow agents fees. We will then stop selling units and the subscription agreements will be canceled, regardless or whether or not previously accepted. Neither the Fund, our manager nor any of their affiliates, intend to purchase units in this offering.

      We will continue to sell units to the public through our lead underwriter and selected dealers. We will seek to sell a total of 100,000 units for $100,000,000. Currently, we intend to offer the units for sale in Arizona, California, Colorado, Connecticut, Florida, Georgia, Hawaii, Illinois, Nevada, New Jersey, New York and Texas and we will end this offering in these states on _______, 2003 [12 months from the date of this prospectus] or at such earlier time that all $100,000,000 of units are sold. If we desire to extend this offering up until ___________, 2004, [24 months from the date of this prospectus] each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering. We may terminate this offering at any time by written notice to the investors and refund any subscriptions that we have not accepted.

      Your purchase of units in the Fund entitles you to receive a return in proportion to your investment over the total amount of investments made in the Fund. Accordingly, the greater the total investments, the smaller your ownership interest in the Fund will be since your ownership interest will be diluted; however, your rate of return will remain the same. You are entitled to receive, to the extent we receive proceeds on each life insurance policy that we acquire, a current return equal to your proportionate share of the face amount of the life insurance policy.

      As there is no established public trading market and no comparable securities for reference purposes, the unit price was determined arbitrarily by our manager.

      If you want to purchase units, you should complete the subscription agreement, which you can find at Exhibit B to this prospectus and which will be provided by our lead underwriter or selected dealer that offered you the units. You should return the subscription agreement and full payment for the units being purchased to that dealer. You may obtain additional copies of the subscription agreement from AmeriFirst Capital Corp, whose address is 130 Gross Road, Suite 107, Kingsland, Georgia 31548; telephone number (912) 673-9100.

                         INVESTMENT COMPANY ACT OF 1940

         The Investment Company Act of 1940 (the "Act") applies to investment companies as defined by the Act.

      Section 3(c)(5)(A) and (B) of the Act provides that an investment company does not include a "person who is not engaged in the business of issuing redeemable securities, face-amount units of the installment type or periodic payment plan units, and who is primarily engaged in . . . purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance and services" or ". . . making loans to manufacturers, wholesalers and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services." The Securities and Exchange Commission staff takes the position that an issuer qualifies under Section 3(c)(5)(A) if at least 80% of its assets consist of notes, open accounts receivable, or other obligations representing part or all of the sales price of merchandise, insurance or services.

      The insurance policies represent payment obligations of insurance companies. The Fund will also initially consist of no more than 20% in permitted investments. In the opinion of Snow Becker Krauss P.C., the Fund will satisfy the requirements of Section 3(c)(5) of the Act and is not an investment company subject to the Act. The Securities and Exchange Commission has not passed upon any issues presented by the Investment Company Act of 1940.

                                LEGAL PROCEEDINGS

      In the normal course of business we may become involved in various types of legal proceedings concerning life insurance policies, such as collecting the proceeds of policies or otherwise protect or recoup our investment in such policies. As of the date hereof, we are not involved in any legal proceedings.

                                  LEGAL OPINION

      Certain legal and federal income tax matters in connection with the units offered hereby will be passed upon for the Fund by Snow Becker Krauss P.C., 605 Third Avenue, New York, NY 10158. Such counsel does not represent the members in connection with the units offered hereby.

                                     EXPERTS

      The balance sheet of the Fund at June 30, 2002 and the statements of stockholder's equity and cash flows of the Fund for the period from inception through June 30, 2002, the balance sheet of our manager at June 30, 2002 and the statements of revenue and expense, members' equity and cash flow of our manager, all included in this prospectus have been examined by Marcum & Kliegman LLP, independent certified public accountants, as set forth in their report, which includes an explanatory paragraph as to an uncertainty with respect to the Fund's and our manager's ability to continue as a going concern, thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing.

      The statements under the caption "Federal Income Tax Consequences" have been reviewed by Snow Becker Krauss P.C. and are included herein in reliance upon the authority of that firm as experts thereon.

                             ADDITIONAL INFORMATION

      The Fund has filed with the Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the units offered pursuant to this prospectus. For further information, reference is made to the registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C., 450 5th Street, N.W., Washington, D.C. 20549. Photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations at the Washington office only. Additionally, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, such as the partnership, that file electronically. The address of the Commission's website is http://www.sec.gov.

                             AMERIFIRST FUND I, LLC
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                    For The Period April 22, 2002 (Inception)
                              Through June 30, 2002

                                                          AMERIFIRST FUND I, LLC

                                                   (A Development Stage Company)

                                                                        CONTENTS
--------------------------------------------------------------------------------


                                                                            Page
                                                                            ----

INDEPENDENT AUDITORS' REPORT                                                   1


FINANCIAL STATEMENTS

  Balance Sheet                                                                2
  Statement of Income and Member's Equity                                      3
  Statement of Cash Flows                                                      4


NOTES TO FINANCIAL STATEMENTS                                                5-6

                          INDEPENDENT AUDITORS' REPORT


To the Member
Amerifirst Fund I, LLC

We have audited the accompanying balance sheet of Amerifirst Fund I, LLC ("the Fund") (a development stage company) as of June 30, 2002, and the related statements of income and member's equity and cash flows for the period April 22, 2002 (Inception) through June 30, 2002. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amerifirst Fund I, LLC as of June 30, 2002, and the results of its operations and its cash flows for the period April 22, 2002 (Inception) through June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Fund will continue as a going concern. As discussed in Note 1 to the financial statements, the Fund is a development stage company and has not yet begun operations. The Fund intends to raise a minimum of $2,500,000 through a public offering. If the Fund does not receive acceptable subscriptions for $2,500,000 or more within six months from the effective date of the offering, then the escrow agent will return all subscription amounts to all subscribers. These conditions raise substantial doubt about ability to continue as a going concern. The financial statements do not include any disclosures that might result from the outcome of this uncertainty.


August 21, 2002
New York, NY

                                                          AMERIFIRST FUND I LLC.
                                                   (A Development Stage Company)

                                                                   BALANCE SHEET

                                                                   June 30, 2002
--------------------------------------------------------------------------------

                                     ASSETS

TOTAL ASSETS                                                              $   --
                                                                          ======

                         LIABILITIES AND MEMBER'S EQUITY

TOTAL LIABILITIES                                                         $   --

COMMITMENTS AND CONTINGENCIES

MEMBER'S EQUITY                                                               --
                                                                          ------

    TOTAL LIABILITIES AND MEMBER'S EQUITY                                 $   --
                                                                          ======

         The accompany notes are an integral part of these financial statements.

                                                          AMERIFIRST FUND I LLC.
                                                   (A Development Stage Company)

                                         STATEMENT OF INCOME AND MEMBER'S EQUITY

                For the Period April 22, 2002 (Inception ) through June 30, 2002
--------------------------------------------------------------------------------

REVENUES FROM POLICIES HELD IN TRUST                                      $   --

EXPENSES                                                                      --
                                                                          ------

      NET INCOME                                                              --

MEMBER'S EQUITY - Beginning                                                   --
                                                                          ------

MEMBER'S EQUITY - Ending                                                  $   --
                                                                          ======

         The accompany notes are an integral part of these financial statements.

                                                          AMERIFIRST FUND I LLC.
                                                   (A Development Stage Company)

                                                         STATEMENT OF CASH FLOWS

                For the Period April 22, 2002 (Inception ) through June 30, 2002
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES                                      $   --

CASH FLOWS FROM INVESTING ACTIVITIES                                          --

CASH FLOWS FROM FINANCING ACTIVITIES                                          --

CASH AND CASH EQUIVALENTS - Beginning                                         --
                                                                          ------

CASH AND CASH EQUIVALENTS - Ending                                        $   --
                                                                          ======

         The accompany notes are an integral part of these financial statements.

                                                          AMERIFIRST FUND I, LLC
                                                   (A Development Stage Company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Formation, Nature of Business, and Management Plans

      Formation, Nature of Business and Management's Plans

      AmeriFirst Fund I, LLC (the "Fund") was organized on April 22, 2002 and was organized to offer units in a securitized pool of life insurance policies. The Fund will provide living benefits to terminally ill and chronically ill persons and to senior citizens in exchange for their life insurance policies. A life settlement is the payment of cash in return for an assignment of ownership or beneficial interest in, and the right to receive the face value of, a life insurance policy. The Fund will purchase life insurance policies from Amerifirst Funding Group, Inc. our ("Provider"), a related party (See Note 3) or any other licensed providers selected by the manager of the Fund.

      The Provider is a Georgia corporation wholly owned by John Tooke, currently the manager of the Fund. Our Provider will originate policy purchases directly from insureds or through other licensed providers, or in the secondary market, and transfer them to the Fund. In addition the Fund's principal offices will be located at the Provider's offices.

      The Provider will determine the amount paid for an insurance policy or other licensed providers based on various factors, including the estimated life expectancy of the insured, the estimated premiums payable under the policy over the expected life of the insured and certain other costs of the life settlement. The Fund's existence ends on December 31, 2027, unless liquidated sooner.

      The Fund has not commenced principal operations as of August 21, 2002. The Fund will be offering and selling to the public a minimum of 2,500 units and up to a maximum of 100,000 units at $1,000 per unit, with an initial minimum investment of ten units totaling $10,000. The units are being distributed on a "best efforts" basis by Amerifirst Capital Corp. (See
      Note 3). The proceeds of this offering will be held in escrow with Bank of America until the $2,500,000 minimum amount is received. If the minimum amount is not received within six months from the effective date of the offering, then all subscription amounts, (including interest) will be returned to all subscribers. These factors raise substantial doubt as to the Fund's ability to continue as a going concern. The ability of the Fund to continue as a going concern is dependent upon the success of the Fund to raise the $2,500,000 minimum subscription needed within the specified time pursuant to the Fund's operating agreement. The financial statements do not include any disclosures that might be necessary should the Fund be unable to continue as a going concern.

                                                          AMERIFIRST FUND I, LLC
                                                   (A Development Stage Company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Principles

      Fiscal Year End

      The Funds fiscal year end is December 31, 2002.

      Revenue Recognition

      The Company will recognize revenue from the purchase of the viatical insurance contracts when the death benefit becomes payable to the Fund. All costs related to the purchase of the viatical insurance policies are initially deferred and recognized when death revenue is recognized from such policies.

      Income Taxes

      The members of a limited liability company are taxed on their proportionate share of the Fund's taxable income. Accordingly, no provision or liability for Federal and State income taxes are included in the accompanying financial statements.

      Use of Estimates in the Financial Statements

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - Related Parties

      The Provider will originate policy purchases directly from insureds, through other licensed providers, or in the secondary market and transfer them to the Fund, a related party. The Provider's sole stockholder is currently the manager of the Fund. The Fund's manager will determine the Provider's fees for providing policies to the Fund at the time of each transaction.

      The Fund's manager is currently in negotiations to purchase Amerifirst Capital Corp. If the Fund's manager is successful in the acquisition, Amerifirst Capital Corp. will become the manager of the Fund as well as its lead underwriter. There can be no assurances that the acquisition of Amerifirst Capital Corp. will be completed.

                         AMERIFIRST FUNDING GROUP, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                     For the Period May 28, 2002 (inception)
                              Through June 30, 2002

                                                  AMERIFIRST FUNDING GROUP, INC.
                                                   (A Development Stage Company)

                                                                        CONTENTS
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----

INDEPENDENT AUDITORS' REPORT                                                   1


FINANCIAL STATEMENTS

  Balance Sheet                                                                2
  Statement of Income                                                          3
  Statement of Stockholder's Equity                                            4
  Statement of Cash Flows                                                      5


NOTES TO FINANCIAL STATEMENTS                                                6-7

                          INDEPENDENT AUDITORS' REPORT


To the Stockholder
Amerifirst Funding Group, Inc.

We have audited the accompanying balance sheet of Amerifirst Funding Group, Inc. (the "Company") (a development stage company) as of June 30, 2002, and the related statements of income stockholders' equity and cash flows for the period May 28, 2002 (Inception) through June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amerifirst Funding Group, Inc. as of June 30, 2002 and the results of its operations, and its cash flows for the period May 28, 2002 (inception) through June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage company and has not yet begun operations. The Company is dependent upon the success of Amerifirst Fund I, LLC., a related party, to raise capital and commence operations. These factors create an uncertainty as to the Company's ability to continue as a going concern. The financial statements do not include any disclosures that might result from the outcome of this uncertainty.


August 21, 2002
New York, NY

                                                  AMERIFIRST FUNDING GROUP, INC.
                                                   (A Development Stage Company)

                                                                   BALANCE SHEET

                                                                   June 30, 2002
--------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS
  Stock subscription receivable                                          $10,000
                                                                          ------


TOTAL ASSETS                                                             $10,000
                                                                          ======

                      LIABILITIES AND STOCKHOLDER'S EQUITY

      TOTAL LIABILITIES                                                  $    --


COMMITMENTS AND CONTINGENCIES


STOCKHOLDER'S EQUITY
Common stock, par value $0.01,  1,000,000 shares
authorized, 900 shares issued and outstanding                   $     9
Additional paid-in capital                                        9,991
Retained earnings accumulated during the development
stage                                                                --
                                                                 ------


      TOTAL STOCKHOLDER'S EQUITY                                          10,000
                                                                          ------


      TOTAL LIABILITIES AND
           STOCKHOLDER'S EQUITY                                          $10,000
                                                                          ======

         The accompany notes are an integral part of these financial statements.

                                                  AMERIFIRST FUNDING GROUP, INC.
                                                   (A Development Stage Company)

                                                             STATEMENT OF INCOME

                  For the Period May 28, 2002 (Inception ) through June 30, 2002
--------------------------------------------------------------------------------



COMMISSION REVENUES                                                       $   --

EXPENSES                                                                      --
                                                                          ------

      NET INCOME                                                          $   --
                                                                          ======

         The accompany notes are an integral part of these financial statements.

                                                  AMERIFIRST FUNDING GROUP, INC.
                                                   (A Development Stage Company)

                                               STATEMENT OF STOCKHOLDER'S EQUITY

                  For the Period May 28, 2002 (Inception ) through June 30, 2002
--------------------------------------------------------------------------------

                                                      Retained earnings
                                                         accumulated
                                           Additional      during
                          Common Stock      Paid-in      development
                         Shares  Amount     Capital        stage        Total
--------------------------------------------------------------------------------


Balance - May 28, 2002
    (Inception)             --    $ --      $   --        $  --          $    --


Stock subscribed           900       9       9,991           --           10,000
                           ---      --      ------        -----          -------


Balance - June 30, 2002    900      $9      $9,991        $  --          $10,000
                           ===      ==      ======        =====          =======

         The accompany notes are an integral part of these financial statements.

                                                  AMERIFIRST FUNDING GROUP, INC.
                                                   (A Development Stage Company)

                                                         STATEMENT OF CASH FLOWS

                  For the Period May 28, 2002 (Inception ) through June 30, 2002
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES                                      $   --

CASH FLOWS FROM INVESTING ACTIVITIES                                          --

CASH FLOWS FROM FINANCING ACTIVITIES                                          --

      NET INCREASE IN CASH AND
          CASH EQUIVALENTS                                                    --

CASH AND CASH EQUIVALENTS - Beginning                                         --
                                                                          ------

CASH AND CASH EQUIVALENTS - Ending                                        $   --
                                                                          ======


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

   Non-cash investing and financing activities:

      During the period May 28, 2002 (inception) through June 30, 2002, the sole stockholder agreed to purchase 900 shares of common stock for $10,000, which was received on August 21, 2002.

         The accompany notes are an integral part of these financial statements.

                                                  AMERIFIRST FUNDING GROUP, INC.

                                                   (A Development Stage Company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Formation, Nature of Business, and Management's Plans

      Formation, Nature of Business and Management's Plans

      Amerifirst Funding Group, Inc. (the "Company") was initially incorporated in Georgia on May 28, 2002, under the corporate name Living Benefits Funding Group, Inc. ("Benefits"). Benefits filed a certificate of name change amendment and effectively changed its name to Amerifirst Funding Group, Inc. The Company is engaged in the viatical and life settlement business. The viatical and life settlement business is the acquisition at a discount of their face value of individual and group (government personnel only) life insurance policies on senior individuals or persons who have been diagnosed with terminal or chronic illnesses.

      The Company has not begun principal operations as of the date of this report. When operations begin, the Company will originate, policy purchases directly from insureds or through other licensed providers, or in the secondary market, and transfer them to Amerifirst Fund I, LLC ("Fund"), a related party (see Note 3).

      The Fund was organized on April 22, 2002 to offer units in a securitized pool of life insurance policies. The Fund will provide living benefits to terminally ill and chronically ill persons and to senior citizens in exchange for their life insurance policies. A life settlement is the payment of cash in return for an assignment of ownership or beneficial interest in, and the right to receive the face value of, a life insurance policy.

      The Fund has not commenced principal operations as of August 21, 2002. The Fund will be offering and selling to the public a minimum of 2,500 units and up to a maximum of 100,000 units at $1,000 per unit, with an initial minimum investment of ten units totaling $10,000. The units are being distributed on a "best efforts" basis by Amerifirst Capital, a related party (See Note 3). The proceeds of this offering will be held in escrow with Bank of America, until the $2,500,000 minimum amount is received. If the minimum amount is not received within six months from the effective date of the offering, then all subscription amounts, (including interest) will be returned to all subscribers.

      The operation of the Company would be severely impacted if the Fund fails to raise the minimum investment of $2,500,000 needed to commence operations. These factors create an uncertainty as to the Company's ability to continue as a going concern. The financial statements do not include any disclosures that might be necessary should the Company be unable to continue as a going concern.

                                                  AMERIFIRST FUNDING GROUP, INC.

                                                   (A Development Stage Company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies

      Fiscal Year End

      The Company's fiscal year end is December 31, 2002.

      Use of Estimates in the Financial Statements

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue Recognition

      Commission revenue will be recognized as of the settlement date of a life settlement transaction that was originated by the Company.

NOTE 3 - Related Parties

      The Company will originate policy purchases directly from insured's or through other licensed providers, or in the secondary market and transfer them to the Fund, a related party. The Company's sole stockholder is currently the manager of the Fund. The Fund's manager will determine the Company's fees for providing policies to the Fund at the time of each transaction.

      The sole stockholder of the Company is currently in negotiations to purchase Amerifirst Capital Corp. If the Company's sole stockholder is successful in the acquisition, Amerifirst Capital Corp. will become the manager of the Fund as well as its lead underwriter. There can be no assurances that the acquisition of Amerifirst Capital Corp. will be completed.

                                                                       EXHIBIT B

 BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING ANY RIGHT
                       UNDER THE FEDERAL SECURITIES LAWS.

                     SUBSCRIPTION AGREEMENT INSTRUCTIONS

A.    Completion of Subscription Agreement

      1. Subscription and related undertakings, representations and warranties: Please read carefully pages B-1 through B-15 and Appendix A to this Subscription Agreement.

            o Indicate appropriate type of ownership on page B-6.

            o If you are an individual complete page B-7. If you are a trust or corporation, etc. complete page B-9.

            o If you are investing in an employee benefit plan complete page
            B-10.

            o Indicate the investment amount and check whether this is your initial investment or an additional investment on page B-12.

            o All parties must date and sign on page B-14.

      2.    Investment Account Application with Suitability Standards

            o Fill out individual account holder, co-account holder and legal entities (non-benefit plans), as appropriate, on pages B-6 through B-11.

            o Complete financial status and suitability on page B-8.

      3.    Signature Page. Sign and date on page B-14.

B.    Payment. All Subscriptions must be a minimum of $10,000.

                              If you are purchasing during the   If you are purchasing following
                              Course of the Minimum Offering     the period of the Minimum Offering
                              --------------------------------   -----------------------------------
Payment by Bank Check
or Certified Check:........   Make payable to the order of      Make payable to the order of
                              "[Name of Escrow Company]"        "AmeriFirst Fund I, LLC"

Payment by Wire Transfer:..   Bank of America                   Bank of America
                              ABA No. ____________              ABA No.___________
                              [Name of Escrow Company]          AmeriFirst Fund I, LLC
                              Account No. ___________           Account No._____________
                              Re: Escrow No. _________
                              Attn: ___________

C. Questions. If you have any questions when completing this Subscription Agreement, please call AmeriFirst Capital Corp. at (912) 673-9100.

D. Return of Documents. The Subscription Agreement should be returned to the following address:

                        AmeriFirst Capital Corp.
                        130 Gross Road, Suite 107
                        Kingsland, Georgia  31548

                 SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                            AMERIFIRST FUND I, LLC
                     A DELAWARE LIMITED LIABILITY COMPANY

      The undersigned hereby applies to become a member in AMERIFIRST FUND I, LLC, a Delaware limited liability company ("AmeriFirst Fund"), and subscribes to purchase a unit (the "Unit") in the dollar amount specified herein representing an interest in AmeriFirst Fund as set forth in AmeriFirst Fund operating agreement (the "Operating Agreement") attached as an exhibit to the prospectus dated __________, 2002 (the "Prospectus").

      1. Representations and Warranties. The undersigned represents and warrants to AmeriFirst Fund and its manager, AmeriFirst Capital Corp. (the "Manager"), as follows:

            (a) I have received, read and understand the Prospectus, and in making this investment I am relying only on the information provided therein. I have not relied on any statements or representations inconsistent with those contained in the Prospectus.

            (b) I, or the fiduciary account for which I am purchasing, meet the suitability standards and financial requirements set forth in the Prospectus under "INVESTOR SUITABILITY STANDARDS".

            (c) I am aware that this subscription may be rejected in whole or in part by the Manager in its sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part under "RISKS FACTORS" set forth in the Prospectus; and that there will be no public market for the Units, and accordingly, it may not be possible for me to readily liquidate my investment in AmeriFirst Fund.

            (d) I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment. I understand that the Units may not be sold or otherwise disposed of without the prior written consent of the Manager, which consent may be granted or withheld in its sole discretion, that any transfer is subject to numerous other restrictions described in the Prospectus and in the Operating Agreement. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the Units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

            (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity and authority to enter into a contractual relationship with AmeriFirst Fund. If acting in a representative or fiduciary capacity for a corporation, partnership, trust or other entity, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such entity or person.

            (f) I am buying the Units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another. I understand that the sale, transfer and assignment of the Units are subject to restrictions and may not be sold, transferred or assigned except in accordance with the terms of the Operating Agreement of AmeriFirst Fund, and I am aware that the certificate evidencing the Units will bear the following restrictive legend:

            THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE COMPANY'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES.

            (g) I acknowledge and agree that counsel representing AmeriFirst Fund, the Manager and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the members in any respect.

            (h) If I am buying the Units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the Units, and such person or entity is aware of my purchase of the Units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in AmeriFirst Fund.

      By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws.

      2. Power of Attorney. Upon acceptance of this subscription, the undersigned hereby irrevocably constitutes and appoints the Manager as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge, verify, deliver, record and file, on its behalf the following; (i) AmeriFirst Fund's Operating Agreement attached as an exhibit to the Prospectus, (ii) any amendment to the Operating Agreement which complies with the provisions thereof and (iii) any amendment to AmeriFirst Fund's certificate of formation and any other governmental filings and any amendment thereto required because the Operating Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of AmeriFirst Fund or in the capital contributions of its members. This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Manager and as such (i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether AmeriFirst Fund or the Manager shall have had notice thereof, (ii) may be exercised for a member by a facsimile signature of the Manager or, after listing more than one member, including the undersigned, by a single signature of the Manager acting as attorney-in-fact for all of them; and, (iii) shall survive the delivery of an assignment by a member of the whole or any portion of its Units or interest in AmeriFirst Fund, except that where the assignee thereof has been approved by the Manager for admission to AmeriFirst Fund as a substituted member, this power-of-attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, and file any instrument necessary to effect such substitution.

      3. Acceptance. This subscription agreement will be accepted or rejected by a Manager within five (5) business days of its receipt by AmeriFirst Fund. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase a Unit in the dollar amount specified herein. The Manager will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with the cancelled check) of the agreement will be evidence of the purchase of the Units.

      4. Payment of Subscription Price. The full purchase price for the Units, equal to the dollar amount thereof, shall be payable in cash, or as otherwise provided herein, concurrently with the delivery of this subscription agreement. I understand that my subscription funds will be held by the Manager, until my funds are needed to purchase life insurance policies or for other proper purposes of AmeriFirst Fund. In the interim, my subscription funds will earn interest at rates equal to the rates received by the Company or short-term cash deposits or securities.

            At the discretion of the Manager of AmeriFirst Fund, you may contribute entire or fractional interests in life insurance policies in exchange for Units, provided that such life insurance policy is in effect at the time of contribution and satisfies AmeriFirst Fund's purchasing guidelines of life insurance policies. The number of Units you shall receive in exchange for such a contribution shall be equal to the face amount of the purchase price of the life insurance policy (or a proportionate share of such life insurance policy with respect to the contribution of a fractional interest), rounded to the nearest whole unit.

      5. The Undersigned agrees to indemnify and hold AmeriFirst Fund I, LLC, a Delaware limited liability company, and its Manager and other agents and employees harmless from and against any and all claims, demands, liabilities, and damages, including, without limitation, all attorneys' fees which shall be paid as incurred) which any of them may incur, in any manner or to any person, by reason of the falsity, incompleteness or misrepresentation of any information furnished by the undersigned herein or in any document submitted herewith.

      6. Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the general partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

                            AMERIFIRST FUND I, LLC

                            SUBSCRIPTION AGREEMENT

                  PLEASE READ THIS AGREEMENT BEFORE SIGNING

--------------------------------------------------------------------------------

Type Of Ownership: (check one)

 1.   |_|  SINGLE PERSON (I)                              *12. |_| INDIVIDUAL RETIREMENT
           (Investor and Trust Custodian must sign                 ACCOUNT (IRA)

 2.   |_|  MARRIED PERSON--SEPARATE                       *13. |_| IRA/SEP (SEP)
           PROPERTY (I-2)                                          (Investor and Trust Custodian must sign)

*3.   |_|  COMMUNITY PROPERTY WITH                        *14. |_| ROLLOVER IRA (ROI)
           RIGHTS OF SURVIVORSHIP (COM)                            (Investor and Trust Custodian must sign)

*4.   |_|  TENANTS IN COMMON (T)                           15. |_| KEOGH (H.R.10) (K)
           (All parties must sign)                                 (Custodian signature required)

*5.   |_|  JOINT TENANTS WITH RIGHTS OF                    16. |_| PARTNERSHIP (P)
           SURVIVORSHIP (J)                                        (Authorized Party must sign)
           (All parties must sign)

 6.   |_|  CORPORATION (C):                                17. |_| NON-PROFIT ORGANIZATION (NP)
           (Authorized party must sign)                            (Authorized Party must sign)

 7.   |_|  TRUST (TR)                                      18. |_| CUSTODIAN (CU)
           (Trustee signature required)                            (Custodian signature required)
      |_|  Taxable
      |_|  Tax Exempt

 8.   |_|  PENSION PLAN (PP)                               19. |_| CUSTODIAN/UGMA (UGM)
           (Trustee signature required)                            (Custodian signature required)

 9.   |_|  PROFIT SHARING PLAN (PSP)                       20. |_| OTHER (Explain)
           (Trustee signature required)
                                                           -------------------------------------
*10.  |_|  ROTH IRA (RRA)
           (Investor and Trust Custodian                   -------------------------------------

*11.  |_|  Rollover ROTH IRA (RRI)                         --------------------------------------
           (Investor and Trust Custodian must sign)

-------------

* Two or more signatures required. Complete Sections 1 through 6 where applicable.

1. INDIVIDUAL     Type or print your name(s) exactly as it should appear in the
   INVESTOR       account records of the Fund. Complete this section for
                  individual investors and all trusts other than an IRA/Keogh or other qualified plans, If an IRA/Keogh or qualified plan,
                  Section 2 must also be completed. All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.

                  --------------------------------------------------------------
                  Individual Name

                  --------------------------------------------------------------
                  Additional Name(s) if held in joint tenancy, community property, tenants-in-common

                  --------------------------------------------------------------
                  Street Address

                  --------------------------------------------------------------
                  City                    State                   Zip Code

                  --------------------------------------------------------------
                  Daytime Phone Number                Evening Phone Number

                  --------------------------------------------------------------
                  Taxpayer ID#                        Social Security #

                  A social security number or taxpayer identification number is required for each individual investor. (For IRAs, Keoghs, (H.R.10) and qualified plans, the taxpayer identification number is your plan or account tax or employer identification number. For most individual taxpayers, it is your social security number. NOTE: If the Units are to be held in more than one name, only one number will be used and will be that of the first person listed.)

                  --------------------------------------------------------------
                  Date of Birth

                  Citizenship U.S.____________  Other _____________

                  ----------------------------  --------------------------------
                  Occupation                    Employer Name

                                                --------------------------------
                                                Employer Address

                                                --------------------------------
                                                City        State       Zip

                  Investment Objective:

                        Preservation of capital and monthly income distributions ________(check)

                        Other (please explain) _________________________________

                  Investor's Net Worth, exclusive of home, furnishings, and automobile (check appropriate range)

                  ____under $45,000            ____$45,000-$49,999          ____$50,000-$59,999

                  ____$60,000-$64,999          ____$65,000-$124,999         ____$125,000-$149,999

                  ____$150,000-$199,999        ____$200,000-$224,999        ____$225,000-$249,999

                  ____$250,000- or greater

                  Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of this security.

                  --------------------------------------------------------------

                  Investor's Annual Income (check appropriate range)

                  ____under $45,000            ____$45,000-$49,999          ____$50,000-$59,999

                  ____$60,000-$64,999          ____$65,000-$124,999         ____$125,000-$149,999

                  ____$150,000-$199,999        ____$200,000-$224,999        ____$225,000-$249,999

                  ____$250,000- or greater

                  Total Assets of the Investor(s): $ ___________________________

                  Discuss your investments in the last five years and discuss who made the relevant investment decisions (you, your financial advisor, broker, accountant or attorney).

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of this security.

                  --------------------------------------------------------------

                  Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential company investment?
                  ____YES   _____NO

                  If yes, please explain:_______________________________________

                  Are you an associated person of another member of the
                  NASD? ____YES   ____NO

2. LEGAL          Name of Investor: ____________________________________________
ENTITIES
(NON-BENEFIT      Type of Legal Entity:_________________________________________
PLANS)
Trust Company,    ______________________________________________________________
Corporation, Please print here the exact name of Custodian or Administrator Partnership
or Limited        ______________________________________________________________
Liability               Address
Company
                  --------------------------------------------------------------
                  City                    State             Zip

                  --------------------------------------------------------------
                  Taxpayer ID#                        Tax Year End

                  SIGNATURE:
                  (X) __________________________________________________________
                        Trust Company, Custodian or Administrator

                  --------------------------------------------------------------
                  Please provide the names of any persons authorized to transact business on behalf of the legal entity.

                  Investment Objective:

                        Preservation of capital and monthly income distributions _______(check)

                        Other (please explain)__________________________________

                  Describe the Investor's investments in the last five years and discuss who made the relevant investment decisions (director, officer, financial advisor, broker, accountant or attorney):
                  ______________________________________________________________

                  --------------------------------------------------------------

                  Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of this security.

                  --------------------------------------------------------------

                  Is the Investor subject to any regulatory or other constraints that may preclude or limit the Investor's participation in any potential company investment?
                  _______YES     _______NO

                  If yes, please explain:_______________________________________

                  Is Investor an associated person of another member of the NASD? _____YES ____NO

3. EMPLOYEE
   BENEFIT PLAN

                  Name of the Plan:_____________________________________________

                  Name of Administrator of the Plan ("Administrator"): _________

                  Investment Objective:

                        Preservation of capital and monthly income distributions
                         ________(check)

                        Other (please explain) _________________________________

                  Total assets (as indicated on most recent balance sheet) of the Investor:

                  $_____________________________________________________________

                  Does this investment exceed 10% of the Plan's assets?
                  _____YES   _____NO

                  Is the Plan an "employee benefit plan" within the meaning of Title I of ERISA (an "ERISA Plan") with a fiduciary as defined in Section 3(21) of ERISA which is a bank, insurance company or registered investment advisor (other than an affiliate of the Manager), which fiduciary will decide whether to purchase Units?
                  ______YES  _____NO

                  If yes, please explain:_______________________________________

                  Is the Plan an employee benefit plan other than an ERISA plan? ______YES _____NO

                  If yes, provide details as to the nature (IRA, Keogh, etc.) and the person making investment decisions on behalf of the Plan__________________________________________________________

                  --------------------------------------------------------------

                  Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf?
                  ______YES ______NO

       IF THE ANSWER TO ANY OF THESE IS "YES," INDICATE WHETHER ALL OF THE REPRESENTATIONS AND WARRANTIES BELOW ARE TRUE BY INITIALING BELOW.

      The Administrator of the Plan has studied the Prospectus and has made an independent decision to purchase Units solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

      All the obligations and requirements of ERISA, including prudence and diversification, with respect to the investment of "plan assets" in a certain company (the "Plan Company") have been considered by the Administrator of the Plan.

      The Administrator and, if different, authorized signatory of the Plan understand that neither the Manager nor any of its affiliates: (a) has exercised any investment discretion or control with respect to the Plan's purchase of the security, (b) have authority, responsibility to give, or have given individualized investment advice with respect to the Plan's purchase of any securities, or (c) are employers maintaining or contributing to such Plan.

      An investment in the Plan Company conforms in all respects to the governing documents of the Plan.

      The person executing this Subscription Agreement on behalf of the Plan is a "fiduciary" of such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Plan Company conforms in all respect to laws applicable to the Plan and the Plan documents; and in making this investment, the Plan, its fiduciaries and its Administrator are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Plan Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan's funding objectives and have concluded that this investment is a prudent one.

      The Plan's governing documents do not prohibit the Plan Company from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be "employer securities" with respect to the Plan as defined in Section 407 of ERISA.

      The Plan's proxy voting guidelines do not apply to securities held by the Plan Company.

      The Plan, its Administrator and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.

      ARE THE FOREGOING REPRESENTATIONS AND WARRANTIES TRUE?

      ______YES ______NO

      Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in Units.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. INVESTMENT

      Amount of payment enclosed $______________________________________________

      Minimum subscription is $10,000. Additional investments in cash must be made be in increments of $1,000 only.

Initial Investment_________________ Additional Investment _____________________

                               If you are purchasing during the    If you are purchasing following
                               Course of the minimum offering      the period of the minimum offering
Payment by Bank Check
or Certified Check:.........   Make payable to the order of        Make payable to the order of
                               "[Name of Escrow Company]"          "AmeriFirst Fund I, LLC"

Payment by Wire Transfer:...   Bank of America                     Bank of America
                               ABA No.____________                 ABA No.______
                               [Name of Escrow Company]            AmeriFirst Fund I, LLC
                               Account No. ________                Account No. ________
                               Re: Escrow No.______
                               Attn:__________

5. ALTERNATIVE ADDRESS FOR CASH DISTRIBUTIONS (If the same as in 1 or 2, please Disregard)

-------------------------------------------------------------------------------
Name

-------------------------------------------------------------------------------
Address

-------------------------------------------------------------------------------
City                                State                         Zip

-------------------------------------------------------------------------------
Account Number

If cash distributions are to be sent to a money market or other account at an address other than that listed, please enter that account number and address here. All other communications will be mailed to the investor's registered address of record under Sections 1 or 2, or to the alternate address listed in
Section 5 above. In no event will AmeriFirst Fund or its affiliates be responsible for any adverse consequences of direct deposits.

      If the proceeds of distributions are to be wired rather than sent by check, the account to which such proceeds should be wired is:

-------------------------------------------------------------------------------
      Name of Financial Institution

-------------------------------------------------------------------------------
      Routing ABA Number

-------------------------------------------------------------------------------
      Address of Financial Institution

-------------------------------------------------------------------------------
      Financial Institution Account Name and Number

6. SIGNATURE PAGE

INDIVIDUAL(S):

Investor's primary residence is in _____________________________________________

__________________________________________________    Date:_____________________
      Signature of Subscriber

__________________________________________________
      Print Name of Subscriber

__________________________________________________    Date:_____________________
      Signature of Co-Subscriber

__________________________________________________
      Print Name of Co-Subscriber

ENTITIES (OTHER THAN PLANS)

__________________________________________________
      Print Name of Subscriber

By:_______________________________________________    Date:_____________________
      Signature of Authorized Signatory

__________________________________________________
      Print Name and Title of Signatory

By: ______________________________________________    Date:_____________________
    Signature of Required Authorized Co-Signatory

__________________________________________________
      Print Name and Title of Co-Signatory

BENEFIT PLAN ENTITIES

__________________________________________________    Date:_____________________
      Signature of Individual Plan Participant

__________________________________________________
      Print Name of Individual Plan Participant

__________________________________________________    Date:_____________________
      Signature of Custodian or Trustee

__________________________________________________
      Print Name of Custodian or Trustee

__________________________________________________    Date:_____________________
      Signature of Other Authorized Signatory

__________________________________________________
      Print Name of other Authorized Signatory

7. ACCEPTANCE

      The Subscription Agreement will not be an effective agreement until it or a facsimile is signed by a Manager of AmeriFirst Fund I, LLC, a Delaware limited liability company.

(Office Use Only)

Account #: _____________________________________________________________________

Investor Check Date: ___________________________________________________________

Check Amount: __________________________________________________________________

Check #: _______________________________________________________________________

Entered by: ____________________________________________________________________

Checked by: ____________________________________________________________________

Date Entered: __________________________________________________________________

Subscription has been _____Accepted  ____Accepted in Part ____Rejected  ___Other

Subscription Amount: $________________________   Dated:_________________________

AmeriFirst Capital Corp., Manager

By: _______________________________________
      John Tooke, President

By:_______________________________________     Date:____________________________
      Registered NASD Representative

By:_______________________________________     Date:____________________________
      Principal

By:_______________________________________     Date:____________________________
      Principal

                                                                      EXHIBIT C

                               OPERATING AGREEMENT

                                       OF

                             AMERIFIRST FUND I, LLC

                    (A DELAWARE LIMITED LIABILITY COMPANY)

                          DATED AS OF APRIL 22, 2002

                                TABLE OF CONTENTS
                                                                         Page
                                                                         ----

ARTICLE I:  INTERPRETATION...............................................C - 1
      SECTION 1.1  DEFINITIONS...........................................C - 1
      SECTION 1.2  TERMS DEFINED ELSEWHERE...............................C - 5
      SECTION 1.3  CAPTIONS..............................................C - 5
      SECTION 1.4  CONSTRUCTION..........................................C - 5
ARTICLE II:  THE COMPANY AND ITS BUSINESS................................C - 6
      SECTION 2.1  FORMATION OF COMPANY..................................C - 6
      SECTION 2.2  NAME..................................................C - 6
      SECTION 2.3  TERM OF COMPANY.......................................C - 6
      SECTION 2.4  PURPOSES OF COMPANY...................................C - 6
      SECTION 2.5  REGISTERED OFFICE AND REGISTERED AGENT AND
      PRINCIPAL BUSINESS OFFICE..........................................C - 6
      SECTION 2.6  FILINGS...............................................C - 6
      SECTION 2.7  NAMES OF MEMBERS......................................C - 7
      SECTION 2.8  RECAPITALIZATION, ACQUISITIONS, RESTRUCTURING
      AND MERGERS........................................................C - 7
ARTICLE III:  COMPANY INTERESTS AND CAPITALIZATION.......................C - 7
      SECTION 3.1  CAPITAL CONTRIBUTION OF THE MANAGER...................C - 7
      SECTION 3.2  CAPITAL CONTRIBUTIONS OF MEMBERS......................C - 7
      SECTION 3.3  RESERVE ACCOUNT; CAPITAL CALL.........................C - 8
      SECTION 3.4  NO WITHDRAWAL OF CAPITAL CONTRIBUTIONS;
      RETURN OF CAPITAL CONTRIBUTIONS....................................C - 8
      SECTION 3.5  NO OBLIGATION TO RESTORE NEGATIVE BALANCES
      IN CAPITAL ACCOUNTS................................................C - 8
      SECTION 3.6  LIABILITY OF MANAGER AND MEMBERS AND THEIR
      AFFILIATES.........................................................C - 9
      SECTION 3.7  CONTRIBUTIONS OF LIFE INSURANCE POLICIES..............C - 9
ARTICLE IV:  ALLOCATIONS OF PROFITS, LOSSES AND CAPITAL ACCOUNTS.........C - 9
      SECTION 4.1  ALLOCATION OF NET INCOME AND NET LOSS.................C - 9
      SECTION 4.2  OTHER ALLOCATION PROVISIONS...........................C - 9
      SECTION 4.3  ALLOCATIONS FOR INCOME TAX PURPOSES................. C - 13
      SECTION 4.4  WITHHOLDING..........................................C - 13
      SECTION 4.5  CAPITAL ACCOUNTS.....................................C - 13
ARTICLE V:  DISTRIBUTIONS...............................................C - 13
      SECTION 5.1  DISTRIBUTIONS........................................C - 13
      SECTION 5.2  CERTAIN STATE AND LOCAL TAXES........................C - 14
      SECTION 5.3  TIMING OF DISTRIBUTIONS..............................C - 14
      SECTION 5.4  LIMITATIONS ON DISTRIBUTIONS.........................C - 14
      SECTION 5.5  RESERVES.............................................C - 14
      SECTION 5.6  TAX DISTRIBUTIONS....................................C - 15

                                TABLE OF CONTENTS
                                                                         Page
                                                                         ----

      SECTION 5.7  INCORRECT DISTRIBUTIONS..............................C - 15
      SECTION 5.8  DISTRIBUTIONS IN KIND................................C - 15
ARTICLE VI:  MANAGEMENT.................................................C - 15
      SECTION 6.1  MANAGEMENT POWERS OF THE MANAGER.....................C - 15
      SECTION 6.2  MANAGER'S OBLIGATIONS................................C - 17
      SECTION 6.3  PROCEDURES...........................................C - 17
      SECTION 6.4  MANAGER'S DUTY TO DEVOTE TIME........................C - 18
      SECTION 6.5  CONDUCT OF MANAGER; LIMITED LIABILITY OF
      THE MANAGER.......................................................C - 18
      SECTION 6.6  INDEMNIFICATION......................................C - 18
      SECTION 6.7  CERTAIN TRANSACTIONS BETWEEN THE COMPANY
      AND THE MANAGING MEMBER AND ITS AFFILIATES........................C - 19
      SECTION 6.8  DEFAULT OF MANAGER...................................C - 19
      SECTION 6.9  REMOVAL OF MANAGER; SUCCESSOR........................C - 21
      SECTION 6.10  BORROWING...........................................C - 21
ARTICLE VII:  BOOKS, RECORDS, TAXES AND REPORTS.........................C - 22
      SECTION 7.1  BOOKS OF ACCOUNT.....................................C - 22
      SECTION 7.2  BANK ACCOUNTS........................................C - 22
      SECTION 7.3  TAX RETURNS..........................................C - 22
      SECTION 7.4  TAX MATTERS PARTNER..................................C - 22
      SECTION 7.5  RECORDS..............................................C - 22
      SECTION 7.6  CLOSING DATE REPORTS.................................C - 23
      SECTION 7.7  MANAGER'S QUARTERLY CERTIFICATE......................C - 23
      SECTION 7.8  MANAGER'S ANNUAL CERTIFICATE.........................C - 24
      SECTION 7.9  ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS'
      SUBSERVICING REPORTS..............................................C - 24
      SECTION 7.10  REPORTS TO MEMBERS..................................C - 25
ARTICLE VIII:  ADMISSION OF MEMBERS.....................................C - 25
      SECTION 8.1  ADMISSION OF MEMBERS.................................C - 25
ARTICLE IX:  TRANSFERS OF INTERESTS OF MEMBERS..........................C - 26
      SECTION 9.1  GENERAL PROHIBITION..................................C - 26
      SECTION 9.2  GENERAL CONDITIONS TO PERMITTED TRANSFER.............C - 26
      SECTION 9.3  VOID TRANSFERS.......................................C - 28
      SECTION 9.4  PERMITTED TRANSFERS..................................C - 28
      SECTION 9.5  LEGENDS..............................................C - 28
ARTICLE X:  DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER........C - 29
      SECTION 10.1  EFFECT OF DEATH OR LEGAL INCOMPETENCY
      OF A MEMBER OF THE COMPANY........................................C - 29
      SECTION 10.2  RIGHTS OF PERSONAL REPRESENTATIVE...................C - 29
      SECTION 10.3  WITHDRAWAL OF MEMBERS OTHER THAN MANAGERS...........C - 29

                                TABLE OF CONTENTS
                                                                         Page
                                                                         ----

ARTICLE XI:  BANKRUPTCY, DISSOLUTION AND TERMINATION....................C - 31
      SECTION 11.1  BANKRUPTCY..........................................C - 31
      SECTION 11.2  DISSOLUTION.........................................C - 31
      SECTION 11.3  LIQUIDATION.........................................C - 31
      SECTION 11.4  TERMINATION.........................................C - 32
ARTICLE XII:  AMENDMENT OF AGREEMENT AND POWER
OF ATTORNEY.............................................................C - 32
      SECTION 12.1  AMENDMENTS..........................................C - 32
      SECTION 12.2  AMENDMENT OF CERTIFICATE OF FORMATION...............C - 32
      SECTION 12.3  POWER OF ATTORNEY...................................C - 32
ARTICLE XIII:  MISCELLANEOUS PROVISIONS.................................C - 33
      SECTION 13.1  NOTICES.............................................C - 33
      SECTION 13.2  SEVERABILITY........................................C - 33
      SECTION 13.3  COUNTERPARTS........................................C - 33
      SECTION 13.4  ENTIRE AGREEMENT....................................C - 33
      SECTION 13.5  FURTHER ASSURANCES..................................C - 33
      SECTION 13.6  SUCCESSORS AND ASSIGNS..............................C - 34
      SECTION 13.7  WAIVER OF ACTION FOR PARTITION......................C - 34
      SECTION 13.8  CREDITORS...........................................C - 34
      SECTION 13.9  REMEDIES............................................C - 34
      SECTION 13.10  WRITING REQUIREMENT................................C - 34
      SECTION 13.11  WAIVER.............................................C - 34
      SECTION 13.12  APPLICABLE LAW.....................................C - 34
      SECTION 13.13  SIGNATURES.........................................C - 34

MEMBER SIGNATURE PAGE...................................................C - 35

SCHEDULE A..............................................................C - 36

                               OPERATING AGREEMENT

                                       OF

                             AMERIFIRST FUND I, LLC

      OPERATING AGREEMENT, dated as of April 22, 2002 (the "Agreement"), by John Tooke, and each of the Members (as defined below) listed on Schedule A, annexed hereto, as the same shall be updated by the Manager from time to time, and that have executed this Agreement by signing one of the counterpart signature pages annexed hereto.

                                    RECITALS

      WHEREAS, AmeriFirst Fund I, LLC (the "Company") was formed on April 22, 2002, as a Delaware limited liability company pursuant to Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended from time to time (the "Delaware Act");

      WHEREAS, the Company has been established for the purpose of acquiring life insurance policies ("Life Insurance Policies")for less than the face amount of the Life Insurance Policy by providing living benefits to terminally ill and chronically ill persons and senior citizens in exchange for an assignment of, and an irrevocable beneficial interest in, and right to receive the face value of, such Life Insurance Policy ("Life Settlements"); and

      WHEREAS, the Manager shall be the Manager of the Company and without limiting any other rights, powers or duties specified in this Agreement, shall have all of the rights, powers and duties specified under Delaware Act.

      NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member(s) agree(s) as follows:

                            ARTICLE I: INTERPRETATION

      SECTION 1.1 DEFINITIONS. Unless otherwise expressly provided herein or unless the context clearly requires otherwise, the following terms as used in this Agreement shall have the following meanings:

      "AFFILIATE." (i) Any officer, member, partner, director or controlling shareholder of the Person in question; (ii) any Person controlling, controlled by or under common control with any Person described in (i) above; (iii) any officer, member, director, trustee or general partner of any Person described in
(i) or (ii) above; and (iv) any Person who is a member, other than as a limited partner, with any Person described in (i) or (ii) above in a joint venture, limited liability company, general partnership or similar form of unincorporated business association. For purposes of this definition, the term 'control' shall also mean the control or ownership of 10% or more of the beneficial interest in the Person to whom referred.

      "CAPITAL ACCOUNT." With respect to each Member, a single account established and maintained for such Member in accordance with the principles of Sections 1.704-1(b)(2)(iv) and 1.704-2 of the Regulations. Subject to the preceding sentence, each Capital Account will initially equal the amount of the Capital Contribution made by such Member at the time such Member is admitted as a Member in the Company and, throughout the term of the Company, will be (i) increased by the amount of (A) Net Income and income and gains allocated to such Member pursuant to Article IV and (B) the amount of any cash and the Value of any property (net liabilities secured by the property that the Company is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) subsequently contributed by such Member to the Company and (ii) decreased by the amount of (A) Net Losses and deductions and expenditures described in Section 705(a)(2)(B) of the Code, allocated to such Member pursuant to Article IV and (B) the amount of cash and the Value of (net of liabilities secured by the property that the Member is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) of any property distributed to such Member pursuant to Articles V and IX.

      "CAPITAL CONTRIBUTIONS." Any contributions made to the Company pursuant to
Article III by the Members or any one Member, as the case may be (or the predecessor holders of the Interests of such Members).

      "CERTIFICATE OF FORMATION." The Certificate of Formation of the Company, and any amendments thereto, executed and filed in accordance with the Delaware Act.

      "CODE." The Internal Revenue Code of 1986, as amended, and as may be amended from time to time.

      "FISCAL YEAR." The fiscal year of the Company as determined in accordance with Section 6.1 of this Agreement.

      "INDEMNIFIED PERSON." Any Member; any Affiliate of a Member; any officer, director, manager, shareholder, partner, member, employee, representative or agent of any Member; and any employee or agent of the Company.

      "INSURED." Any individual named as the insured in the Life Insurance
Policy.

      "INTEREST." The ownership interest of a Member in the Company as reflected in the records maintained by the Company at its offices, as the same may, from time to time, be required to be amended (which shall be considered personal property for all purposes), consisting of such Member's share in allocations and distributions.

      "Life Settlements Account." A separate, interest-bearing account, for which funds deposited therein are held for the benefit of the Members and shall be subject to distribution in accordance with this Agreement and the Servicing Agreement.

      "MANAGER." John Tooke or any Person replacing John Tooke.

      "MATURITY." The time at which the proceeds of a Life Insurance Policy become due (i.e., upon the death of the Insured).

      "MEMBER." An owner of the Units in the Company, unless the instruments through which the Units were Transferred to the owner did not also convey the transferor's status as a Member.

      "NASD." National Association of Securities Dealers, LLC

      "NET INCOME OR NET LOSS." respectively, for any period means the income or loss of the Company for such period as determined in accordance with the method of accounting followed by the Company for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Company which are described in Section 705(a)(2)(B) of the Code; provided, however, that in determining Net Income and Net Loss and every item entering into the computation thereof, solely for the purpose of adjusting the Capital Accounts of the Members (and not for tax purposes), (i) any income, gain, loss or deduction attributable to the taxable disposition of any of the Company's assets shall be computed as if the adjusted basis of such asset of the Company on the date of such disposition equaled its book value as of such date, (ii) if any of the Company's assets is distributed in kind to a Member, the difference between its Value and its book value at the time of such distribution shall be treated as gain or loss, and (iii) any depreciation, cost recovery and amortization as to any of the Company's assets shall be computed by assuming that the adjusted basis of such asset of the Company equaled its book value determined under the methodology described in Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations; provided, further, that any item (computed with the adjustments in the preceding provision) allocated under Section 4.2 hereof shall be excluded from the computation of Net Income and Net Loss.

      "NET PROCEEDS." The net proceeds paid from the Life Insurance Policies at Maturity.

      "PERSON." An individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

      "PRESUMED TAX LIABILITY." For any Member for any Fiscal Year, an amount equal to the product of (a) the amount of taxable income allocated to such Member for that Fiscal Year and (b) the Presumed Tax Rate.

      "PRESUMED TAX RATE." The highest effective combined Federal and state income tax rate applicable during such Fiscal Year to a natural person residing in one of the States in which individual Members reside, based on the highest marginal Federal income tax rate and the highest marginal state income tax rates (after giving effect to the Federal income tax deduction for such state taxes and disregarding the effects of Section 67 and 68 of the Code).

      "PRO RATA SHARE." A proportionate share equal to the Capital Account of the Member divided by the aggregate Capital Accounts of all Members.

      "PROSPECTUS." The final prospectus filed with the Securities and Exchange Commission for the public offering of the Units.

      "REGULATIONS." The Treasury Regulations promulgated under the Code as such regulations may be amended from time to time (including the corresponding provisions of succeeding regulations.)

      "RETURN." The amount actually received, in proportion to such Member's Pro Rata Share, on a Life Insurance Policy at Maturity.

      "SERVICING AGREEMENT." The agreement entered into between the Company and a third party servicer, in connection with the servicing of the Life Insurance Policies, in the form attached as an exhibit to the Prospectus.

      "SUBSCRIPTION AGREEMENT." The document that is an exhibit to and part of the Prospectus that every Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

      "SUBSTITUTED MEMBER." Person admitted to the Company as a substituted Member under Article IX.

      "TRANSFER/TRANSFERRED." The mortgage, pledge, hypothecation, transfer, sale, assignment, gift or other disposition, in whole or in part, of an Interest, whether voluntarily, by operation of law or otherwise.

      "UNITS." Represent fractional undivided beneficial Interests in the income to be generated from Life Insurance Policies acquired by the Company and that are (a) issued to Members upon their admission to the Company under the Subscription Agreement and the Prospectus, or (b) Transferred to those who become Substituted Members.

      "VALUE."  Fair market value.

      SECTION 1.2 TERMS DEFINED ELSEWHERE. The following terms have been defined in the locations set forth below.

DEFINED TERM LOCATION

Adjusted Capital Account .......................  Section 4.2(c)
Agreement.......................................  Caption
Capital Call....................................  Section 3.3
Certificates....................................  Section 6.1(c)(iii)
Company.........................................  1st Recital
Company Counsel.................................  Section 6.7(d)
Delaware Act....................................  1st  Recital
Family Member ..................................  Section 10.4(b)(i)
Life Insurance Policies.........................  2nd Recital
Life Settlements................................  2nd Recital
Manager Default.................................  Section 6.8
Permitted Transferee............................  Section 9.4(b)
Rules...........................................  Section 6.7(d)
Special Reserve Escrow Account..................  Section 3.3
TMP.............................................  Section 8.4

      SECTION 1.3 CAPTIONS. The captions used in this Agreement are inserted for convenience and identification only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any of the provisions hereof.

      SECTION 1.4 CONSTRUCTION. Unless the context otherwise requires, the terms defined in Sections 1.1 and 1.2 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate; the use of the masculine gender shall be deemed to include the neuter and feminine genders wherever necessary or appropriate and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

                   ARTICLE II:  THE COMPANY AND ITS BUSINESS

      SECTION 2.1 FORMATION OF COMPANY. The Company has been organized as a Delaware limited liability company pursuant to the provisions of the Delaware Act. The rights and liabilities of the Members, the management of the affairs of the Company and the conduct of its business shall be as provided in the Delaware Act, except as herein otherwise expressly provided.

      SECTION 2.2 NAME. The name of the Company shall be AmeriFirst Fund I, LLC, but the Manager, in its discretion, may change the name of the Company at any time and from time to time upon written notice to the Members.

      SECTION 2.3 TERM OF COMPANY. The existence of the Company shall be deemed to have commenced as of the date of the initial filing of the Certificate of Formation with the office of the Secretary of State of the State of Delaware on April 22, 2002 and shall terminate on December 31, 2027, unless earlier dissolved or terminated in accordance with Article XI of this Agreement or as provided by law.

      SECTION 2.4 PURPOSES OF COMPANY. The Company may engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engage in any and all activities necessary or incidental.

      SECTION 2.5 REGISTERED OFFICE AND REGISTERED AGENT AND PRINCIPAL BUSINESS OFFICE. The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be at such place as set forth in the Certificate of Formation, or at such other location as may hereafter be determined by the Manager. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Manager may designate from time to time. The principal office of the Company shall be at 130 Gross Road, Suite 107, Kingsland, Georgia or at such other place as the Manager may designate from time to time, and the Company shall maintain records as such place as required by the Delaware Act.

      SECTION 2.6 FILINGS. (a) The Manager is authorized to execute, file and record all such certificates and documents, including amendments to the Certificate of Formation, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business, including, without limitation, qualification of the Company as a foreign limited liability company in any state in which such qualification is required. The Manager is authorized to execute, file and publish, or cause to be filed and published, with the proper authorities in each jurisdiction where the Company conducts business, such certificates or documents in connection with the conduct of business pursuant to a fictitious name or similar statute.

      (b) The Members from time to time shall execute, acknowledge, verify, file, record and publish all such applications, certificates and other documents, and do or cause to be done all such other acts as the Manager may deem necessary or appropriate to comply with the requirements of law for the formation, qualification and operation of the Company as a limited partnership in all jurisdictions in which the Company shall desire to conduct business.

      SECTION 2.7 NAMES OF MEMBERS. The name of each Member is set forth on the signature pages hereto and the name, address and Capital Contribution of each Member are set forth on the records maintained by the Company at its offices for such purpose. If necessary, such records shall from time to time be amended to reflect any changes to the information set forth therein.

      SECTION 2.8 RECAPITALIZATION, ACQUISITIONS, RESTRUCTURING AND MERGERS. The Company may participate in or be a party to any recapitalization, sale of substantially all of its assets, restructuring or merger in accordance with and as allowed by the Delaware Act and subject to any other applicable terms of this Agreement and the Delaware Act; provided, however, that no recapitalization, sale of substantially all of its assets, restructuring or merger which adversely affects the Members shall proceed without the approval of Members with Capital Accounts that are more than two-thirds of the Capital Account of all Members.

              ARTICLE III:  COMPANY INTERESTS AND CAPITALIZATION

      SECTION 3.1 CAPITAL CONTRIBUTION OF THE MANAGER. (a) The Manager has contributed $10.00 to the capital of the Company in cash or property and is a Member of the Company.

      (b) The Manager shall not be required to contribute any additional capital to the Company or, except as expressly set forth in this Agreement, to lend any funds to the Company.

      SECTION 3.2 CAPITAL CONTRIBUTIONS OF MEMBERS. The Members shall acquire Units in accordance with the terms of the Subscription Agreement or any future subscription material approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Manager in the form attached hereto as Schedule A. The Manager shall update the schedule to reflect the then current ownership of Units without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Manager, shall be presumed correct absent manifest error. Any Member shall have a right to inspect such schedule upon written request to the Manager.

      "Capital Contribution" shall include cash contributions or otherwise, including contributions of entire or fractional interest in Life Insurance Policies, or a rollover of assets from a qualified plan, such as an Individual Retirement Account.

      SECTION 3.3 RESERVE ACCOUNT; CAPITAL CALL. (a) The Company shall establish a special reserve escrow account (the "Special Reserve Escrow Account")to pay premiums on all Life Insurance Policies. The Special Reserve Escrow Account shall equal l00% of the annual premiums for the estimated life expectancies of the individual insureds in the pool of Life Insurance Policies.

      (b) In the event that sufficient funds are unavailable to pay the premiums on the Life Insurance Policies and a Life Insurance Policy would lapse, the Manager shall have the right, in its sole discretion, to require all Members to make additional Capital Contributions ("Capital Call") to insure that no Life Insurance Policy lapses. The Members will make the Capital Call in proportion to their Interests in the Company. Capital Calls made pursuant to this provision shall be made within thirty (30) days after receipt of notice from the Manager. If a Member shall default in making any such Capital Call, then the other Members shall have, with respect to the defaulted Capital Contribution, the right to contribute, pro rata, and receive a premium to be determined by the Manager of the Interest attributable to the defaulted Capital Contribution.

      (c) In connection with any expenses incurred by the Company, not in the ordinary course of business (i.e., costs in serving Life Insurance Policies or litigation costs), the Manager may, it its sole discretion, establish a contingency reserve to cover such expenses. If the funds in such contingency reserve are inadequate to cover such expenses, the Manager may require Members to make a Capital Call to such reserve in proportion to their Interests in the Company. Upon the termination of the Company, the balance of the Special Reserve Escrow Account shall be distributed, pro rata to the contributing Members adjusted to take into account any premiums set forth in subparagraph (b) above.

      SECTION 3.4 NO WITHDRAWAL OF CAPITAL CONTRIBUTIONS; RETURN OF CAPITAL CONTRIBUTIONS. (a) No Member shall be entitled to withdraw, reduce or demand any part of its Capital Contribution or to receive any distributions from the Company, except as expressly provided in Article V and Section 10.3 of this Agreement. No Member shall have the right to receive interest on its Capital Contribution.

      (b) None of the Members, nor any of their respective Affiliates, nor any officer, member, director, shareholder, employee or agent of the Members or their Affiliates, shall be personally liable for the return or repayment of any Capital Contribution.

      SECTION 3.5 NO OBLIGATION TO RESTORE NEGATIVE BALANCES IN CAPITAL ACCOUNTS. No Member shall have an obligation, at any time during the term of the Company or upon its liquidation, to pay to the Company or any other Member or third party an amount equal to the negative balance in such Member's Capital Account.

      SECTION 3.6 LIABILITY OF MANAGER AND MEMBERS AND THEIR AFFILIATES. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; neither the Manager nor any Member nor any Affiliate of the Manager or any Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Manager or Member or being an Affiliate of either of them.

      SECTION 3.7 CONTRIBUTIONS OF LIFE INSURANCE POLICIES. The Manager, in its sole discretion, may accept, in lieu of cash, from anyone other than an Affiliate of the Manager or the Company, as an initial Capital Contribution in exchange for Units in the Company, an entire or fractional interest in Life Insurance Policies. Such Member's Capital Account, shall be credited approximately 1% of the discounted purchase price of such contributed Life Insurance Policy, or a fractional interest thereof with respect to the Capital Contribution of a fractional interest in a Life Insurance Policy. The remainder of the purchase price (approximately 99%) shall be paid in cash to the insured.

      ARTICLE IV: ALLOCATIONS OF PROFITS, LOSSES AND CAPITAL ACCOUNTS

      SECTION 4.1 ALLOCATION OF NET INCOME AND NET LOSS. Except as provided in
Section 4.2, the Company's Net Income or Net Loss, as the case may be, and each item of income, loss and deduction entering into the computation thereof, for each Fiscal Year shall be allocated as follows:

      (a) Net Income and Net Loss for such Fiscal Year shall be allocated as follows:

            (i) Net Income of the Company shall be allocated to the Members on their Pro Rata Share.

            (ii) All Net Losses shall be allocated to the Members on their Pro Rata Share after reimbursement to the Manager of .5% of the gross proceeds of the Offering of Units to cover a portion of the expenses of the offering.

      (b) Notwithstanding the provisions of Sections 4.1 (a) hereof, in the Fiscal Year in which the Company is liquidated, the Manager shall allocate Net Income, Net Loss and items of income, gain, loss and deduction to the extent possible to cause distributions to the Members, to equal the distributions the Members would have received were liquidating distributions effected pursuant to
Article V hereof.

      SECTION 4.2 OTHER ALLOCATION PROVISIONS. (a) Items of tax expense payable by the Company or withheld on income received by the Company shall be included in the computation of Net Income and Net Loss and allocated pursuant to Section
4.1 hereof, provided,
that where an item of tax expense payable by the Company or where a withholding tax on income or payments received by the Company is allocated, under applicable law, with respect to income allocable to some (but not all) of the Members or to the extent income allocable to some of the Members is exempt from tax in the hands of the Company, such tax expense or withholding shall be allocated, as reasonably determined by the Manager, only to such Members to whom allocations of income are subject to tax in the hands of the Company and distributions to the Members shall be adjusted appropriately.

      (b) If there is a net decrease in "Company minimum gain" (within the meaning of Section 1.704-2(d) of the Regulations) for a Fiscal Year, then there shall be allocated to each Member items of income and gain for that Fiscal Year equal to that Member's share of the net decrease in "Company minimum gain" (within the meaning of Section 1.704-2(g)(2)of the Regulations) subject to the exceptions set forth in Sections 1.704-2(f)(2), (3) and (5) of the Regulations, provided, that if the Company has any discretion as to an exception set forth pursuant to Section 1.704-2(f)(5)of the Regulations, the Manager may exercise such discretion on behalf of the Company. The Manager shall, if the application of the "minimum gain chargeback" requirement pursuant to Section 1.704-2(f)(4) of the Regulations would cause a distortion in the economic arrangement among the Members, ask the Commissioner of the Internal Revenue Service to waive the "minimum gain chargeback" requirement. The foregoing is intended to be a "minimum gain chargeback" provision as described in Section 1.704-2(f) of the Regulations and shall be interpreted and applied in all respects accordingly.

      If during the Fiscal Year there is a net decrease in Member nonrecourse debt minimum gain (as determined in accordance with Section 1.704-2(i)(3) of the Regulations), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that Member nonrecourse debt minimum gain (determined in accordance, with Section 1.704-2(i)(5)-2 of the Regulations as of the beginning of the Fiscal Year shall, subject to exceptions set forth in Section 1.704-2(i)(4)of the Regulations (provided, that if the Company has any discretion as to an exception, the Manager may exercise such discretion on behalf of the Company) shall be allocated items of income and gain for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to that Member's share of the net decrease in the Member nonrecourse debt minimum gain. The Manager shall, if the application of the Member nonrecourse debt minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, ask the Commissioner of the Internal Revenue Service to waive the minimum gain chargeback requirement pursuant to Sections 1.704-2(f)(4) and 1-704-2(i)(4)of the Regulations. The foregoing is intended to be the "chargeback of Member nonrecourse debt minimum gain" required by Section 1.704-2(i)(4) of the Regulations and shall be interpreted and applied in all respects accordingly.

      (c) If during any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in Sections 1.704-1(b),(2)(ii)(d), (5) or (6) of the Regulations, which causes or increases a deficit balance in the Member's Adjusted Capital Account, there shall be allocated to the Member items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as set forth in Section 1.704-1 (b)(2)(ii)(d) of the Regulations and shall be interpreted and applied in all respects accordingly.

      A Member's "Adjusted Capital Account", at any time, shall equal the Member's Capital Account at such time (x) increased by the sum of (A) the amount of the Member's share of Company minimum gain (as defined in Sections 1.704-2(g)(1) and (3) of the Regulations, (B) the amount of the Member's share of Member nonrecourse debt minimum gain (as defined in Section 1.704-2(i)(5) of the Regulations), and (C) any amount of the deficit balance in its Capital Account the Member is obligated to restore on liquidation of the Company or other amount that the Member is treated as obligated to restore pursuant to Sections 1.704-1 (b)(2)(ii)(c) and (y) of the Regulations, decreased by reasonably expected adjustments, allocations and distributions set forth in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)of the Regulations. This definition shall be interpreted consistently with Section 1.704-1 (b)(2)(ii)(d)of the Regulations.

      (d) If any Member has a deficit in its Adjusted Capital Account, such Member shall be specially allocated items of Company income and gain in the amount of such deficit as rapidly as possible, provided, that an allocation pursuant to this Section 4.2(d). shall be made if and only to the extent that such Member would have a deficit in its Adjusted Capital Account after all other allocations provided for in this Agreement have been tentatively made as if this
Section 4.2(d) were not in this Agreement.

      (e) Notwithstanding anything to the contrary in this Article

            (i) Company losses, deductions or expenditures described in Section 705(a)(2)(b) of the Code, that are attributable to a particular Member nonrecourse liability shall be allocated to the Member that bears the economic risk of loss for the liability in accordance with the rules of Section 1.704-2(i) of the Regulations; and,

            (ii) Company losses, deductions or expenditures described in Section 705(a)(2)(b) of the Code, that are attributable to Company nonrecourse liabilities shall be allocated to the Members in proportion to their Capital Contributions.

      (f) Notwithstanding any provision of Section 4.1 hereof, no allocation of Net Losses, shall be made to a Member if it would cause the Member to have a negative balance in its Adjusted Capital Account. Allocations of Net Losses that would be made to a Member but for this Section 4.2(f) shall instead be made to other Members pursuant to Section 4.1 to the extent not inconsistent with this
Section 4.2(f). To the extent allocations of Net Losses cannot be made to any Member because of this Section 4.2(f), such allocations shall be made to the Members in accordance with Section 4.1 hereof notwithstanding this Section 4.2(f).

      (g) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to Paragraphs (c), (d), (f) or (h) of this
Section 4.2 and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Section 4.1, subsequent allocations under Section 4.1 shall be made, to the extent possible and without duplication, in a manner consistent with Paragraphs (b), (c), (d), (f), and
(h)of Section 4.2 hereof, which negate as rapidly as possible the effect of all such inconsistent allocations under said Paragraphs (c), (d), (f) and (h).

      (h) Except to the extent otherwise required by the Code and Regulations, if an Interest in the Company or part thereof is Transferred in any Fiscal Year, the Net Income, Net Loss and items of income, gain, loss, deduction and credit allocable to the Interest in the Company for such Fiscal Year shall be apportioned between the transferor and the transferee in proportion to the number of days in such Fiscal Year that such Interest is held by each of them, except that, if they agree between themselves and so notify the Manager within thirty (30) days after the Transfer, then at their option and expense, (i) all items or (ii) extraordinary items, including capital gains and losses, may be allocated to the Person who held the Interest on the date such items were realized or incurred by the Company.

      (i) In determining the Members' share of the excess nonrecourse liabilities of the Company, if any, for purposes of Section 1.752-3(a)(3) of the Regulations, the Members' share of Company profits shall be proportional to the Members' Capital Contributions.

      (j) Any allocations made pursuant to this Article IV shall be made in the following order:

            (i)   Section 4.2(b);

            (ii)  Section 4.2(c);

            (iii) Section 4.2(e);

            (iv)  Section 4.2(g);

            (v)   Section 4.2(a);

            (vi)  Section 4. 1; and

            (vii) Section 4.2(d).

      These provisions shall be applied as if all distributions and allocations were made at the end of the Fiscal Year. Where any provision depends on the Capital Account of any Member, that Capital Account shall be determined after the operation of all preceding provisions for the Fiscal Year. These allocations shall be made consistently with the requirements of Section 1.704-2(j)of the Regulations.

      (k) The Manager may vary the allocations provided for in this Article IV to the extent it believes it reasonably necessary to comply with the requirements of Sections 1-704-1(b)and 1.704-2 of the Regulations, provided, that any variations in the amounts allocated to a Member shall not materially affect the amounts distributed to such Member.

      SECTION 4.3 ALLOCATIONS FOR INCOME TAX PURPOSES. The income, gains, losses, deductions and credits of the Company shall be allocated in the same manner as the items entering into the computation of Net Income and Net Loss were allocated under Section 4.1 and 4.2; provided, however, that solely for Federal, state and local income and franchise tax purposes not for book or Capital Account purposes--income, gain, loss and deduction with respect to any property properly carried, on the Company's books at a book value other than the tax basis of such property shall be allocated in a manner determined in the Manager's discretion, so as to take into account (consistently with Section 704(c) of the Code and Section 1.704-3 of the Regulations) the difference between such property's book value and its tax basis.

      SECTION 4.4 WITHHOLDING. The Company shall comply with withholding requirements under Federal, state and local laws and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be a distribution in the amount of the withholding to that Member. In the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount withheld has not been withheld from actual distributions, the Company may, at its option,
(i) require the Member to reimburse the Company for such withholding, which reimbursement shall be treated as a reduction in the deemed distribution to the Members referred to in the previous sentence by such Member, or (ii) reduce any subsequent distributions by the amount of such withholding. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

      SECTION 4.5 CAPITAL ACCOUNTS. The Company shall establish and maintain a separate Capital Account for each Member and its legal representatives, successors and permitted assigns in accordance with the definition of "Capital Account" in Article I above.

                            ARTICLE V: DISTRIBUTIONS

      SECTION 5.1 DISTRIBUTIONS. Except for any distributions expressly required or permitted to be made under this Article V and subject to Sections 5.4 and 5.5, the amount and timing of all distributions of cash and of property other than cash, will be at the discretion of the Manager. All distributions pursuant to this Section 5.1 will be made to the Members as follows:

      (a) An amount equal to the Net Proceeds, less all amounts previously distributed to the Members, shall be distributed to the Members in proportion to their respective Pro Rata Share; and

      (b) Any cash or other property, other than Life Insurance Policies and Capital Contributions that have not been invested, remaining after the distributions set forth in Paragraph (a)above and after retention of any reserves deemed appropriate by the Manager, in its sole discretion, shall be distributed to the Manager.

      SECTION 5.2 CERTAIN STATE AND LOCAL TAXES. Notwithstanding Section 5.1 above, if the Manager, or any direct or indirect shareholder or other equity owners of the Manager (other than a C corporation or an individual) is required to recognize state or local income or franchise taxes, in the state of Delaware, Texas or any other state or interest or penalties in respect thereof, with respect to any allocations or distributions made to the Members with respect to any Fiscal Year, the Company shall distribute to the Manager an amount which, after deducting all Federal, state and local income taxes payable by the Manager as a result of receiving the distribution (taking into account the deductibility of state and local income taxes against Federal income tax and the deductibility, if any, of local income taxes against state taxes) shall equal the amount of such state or local income or franchise taxes or interest or penalties, and the distributions to the Member's shall be reduced to the extent of the distributions hereunder.

      SECTION 5.3 TIMING OF DISTRIBUTIONS. Unless as otherwise provided in this Agreement, the Manager shall use reasonable efforts to make the distributions provided in Sections 5.1(a) and (b) above promptly after the Company receives Life Insurance Policy proceeds at Maturity but not later than the last business day of the following month after receipt. In any event, such Life Insurance Policy proceeds will be immediately deposited in an interest bearing account upon receipt by the Manager. All other distributions shall be made in at the sole discretion of the Manager.

      SECTION 5.4 LIMITATIONS ON DISTRIBUTIONS. Notwithstanding anything herein contained to the contrary, no distribution under this Agreement shall be made if such distribution would violate the Delaware Act. A Member who receives a distribution in violation of the Delaware Act shall be liable to return the distribution to the Company if the Member knew that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the Value of the assets of the Company (except that the Value of property that is subject to a liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the Value of that property exceeds that liability). In addition, no distribution shall be made to any Member to the extent that such Member has not satisfied any outstanding capital call as set forth in Section 3.3 herein.

      SECTION 5.5 RESERVES. In connection with any distribution to a Member under this Article V, the Manager shall cause the Company to establish such reserves as it deems reasonably necessary for any contingent or unforeseen Company liabilities, and, at the expiration of such period as shall be deemed advisable by the Manager, the balance shall be distributed to such Member (or such Member's legal representative).

      SECTION 5.6 TAX DISTRIBUTIONS. For each Fiscal Year, the Company shall, during such Fiscal Year or the immediately subsequent Fiscal Year, but no later than sixty (60) days following the end of such Fiscal Year, use its best efforts to distribute to each Member, with respect to such Fiscal Year, if a distribution equal to or exceeding such amount has not been previously made, an amount equal to such Member's Presumed Tax Liability for such Fiscal Year. Any amount distributed pursuant to this Section 5.6 shall be deemed to be advance distributions of amounts otherwise distributable to the Members pursuant to
Section 5.1 and shall reduce the amounts that would subsequently otherwise be distributable to the Members pursuant to Section 5.1 in the order they would otherwise have been distributable.

      SECTION 5.7 INCORRECT DISTRIBUTIONS. To the extent distributions pursuant to this Article V were incorrectly made, as determined by the financial statements of the Company, the recipients shall promptly repay all incorrect payments and the Company shall have the right to set off any current or future sums owing to such recipients against any such incorrectly paid amount.

      SECTION 5.8 DISTRIBUTIONS IN KIND. In the event any proceeds available for distribution consist of items other than cash, the Members shall be entitled to their shares of each such asset in the same proportions as if such distribution were cash distributions in an amount equal to the Value thereof.

                             ARTICLE VI: MANAGEMENT

      SECTION 6.1 MANAGEMENT POWERS OF THE MANAGER. (a) The Manager shall manage the Company, and without limiting any other rights, powers or duties specified in this Agreement, shall have all of the rights, powers and duties specified under the Delaware Act. Except as expressly limited by the provisions of this Agreement and the Delaware Act, the Manager shall have the full, exclusive and absolute right, power and authority to manage and control the Company and the property, assets, affairs and business thereof. Except as so expressly limited, the Manager shall have all of the rights, powers and authority conferred upon it by law or under the provisions of this Agreement. Except as expressly provided herein or as otherwise required by The Delaware Act, the Members shall have no voice or participation in the management of the Company's business, and no power to bind the Company or to act on behalf of the Company in any manner whatsoever.

      (b) The Manager shall have the power and authority to effectuate the purposes of the Company as set forth in this Agreement. The Manager shall not permit the Company to undertake any activity that would cause the Company to be an investment company required to be registered under the Investment Company Act of 1940, as amended, or cause some or all of the Company's assets to be "plan assets" or the trading and investment activity of the Company to constitute "prohibited transactions" under the Code and the Employee Retirement Income Security Act of 1974, as may be amended.

      (c) Without limiting the generality of the foregoing Sections 6.1(a) and

      (b) the Manager shall have the power on behalf of the Company to:

            (i) authorize and engage in transactions and dealings on behalf of the Company, including transactions and dealings with any Member or any Affiliate of any Member;

            (ii) call meetings of Members or any class or series thereof, on reasonable notice, for such purposes as the Manager shall determine, and, in the Manager's sole discretion, permit Members to vote by proxy at such meetings; the Members with capital accounts that constitute a majority of the capital accounts of all Members or class of Members for whom the meeting is called shall constitute a quorum at any such meeting;

            (iii) issue Certificates (the "Certificates") representing the Interests of the Members;

            (iv) determine and make distributions, in cash or otherwise, on Interests, in accordance with the provisions of this Agreement and the Delaware Act;

            (v) establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, dividends and voting rights;

            (vi) redeem, repurchase or exchange, on behalf of the Company, Interests which may be so redeemed, repurchased or exchanged;

            (vii) appoint (and dismiss from appointment) attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Manager deems necessary or desirable for the management and operation of the Company, including any Member or any Affiliate of any Member;

            (viii) open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;

            (ix) effect a dissolution of the Company and act as liquidating trustee or the Person winding up the Company's affairs, all in accordance with the provisions of this Agreement and the Delaware Act;

            (x) bring and defend, on behalf of the Company, actions and proceedings, at law or in equity, before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

            (xi) prepare and cause to be prepared reports, statements and other relevant information for distribution to Members, as may be required or determined to be necessary or desirable by the Manager from time to time;

            (xii) effect: (a) a sale or exchange of all or substantially all of the assets of the Company, (b) a merger or consolidation or similar transaction of the Company (whether the Company or another Person is the surviving entity of such transaction), (c) a sale of all of the Interests of the Company, or (d)any similar transaction; provided, however, that if any transaction set forth in
(a), (b), (c) or (d) above adversely affects the Members, the vote of the Members whose aggregate Capital Accounts equal or exceed two-thirds of the aggregate of all Members' Capital Accounts shall be required to effect any such transaction;

            (xiii) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company; and

            (xiv) execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing.

      The expression of any power or authority of the Manager in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

      SECTION 6.2 MANAGER'S OBLIGATIONS. The Manager shall operate the business of the Company in the ordinary course of business, including without limitation, identifying potential life insurance policies for the Company to acquire, management of cash and cash equivalents, providing office space as necessary and telephones and any other necessary telecommunications and office support and supplies. In addition, the Manager shall service the Life Insurance Policies, monitor the Insured and conduct medical and insurance due diligence review of the Life Insurance Policies, or outsource such responsibilities to a third party. The Manager shall also, through itself or through any other duly licensed NASD broker-dealer that the Manager may select, conduct the public offering of the Units, including without limitation, prepare and file a registration statement with the Securities and Exchange Commission and comply with all applicable state securities laws, known as the "blue sky laws".

      SECTION 6.3 PROCEDURES. Any action requiring the affirmative approval or vote of Members under this Agreement, unless otherwise specified herein, may be taken by vote at a meeting called upon not less than ten (10) days notice to the Members or, in lieu thereof, by consent of Members delivered to the Manager with the required percentage of the Interests in the Company, followed by notice to all the Members. To the extent any vote of the Members not covered by this Agreement may be required under the Delaware Act or any other law, the Members shall vote in accordance with the percentage that their Capital Accounts represent of the aggregate of all Capital Accounts of Members. The Manager may establish such additional and reasonable procedures (in the form of By-laws or otherwise) relating to notice of the time, place or purpose of a meeting of the Members, the waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, or any other matter with respect to the exercise of any such right to vote and with respect to the replacement of lost Certificates.

      SECTION 6.4 MANAGER'S DUTY TO DEVOTE TIME. The Manager shall be responsible for the conduct of the business of the Company as set forth in this Agreement in such a manner as to maximize the value of the Company's assets, and the Manager shall devote such resources to the Company business as shall be necessary or useful to manage and supervise the Company's business and affairs in a proper and efficient manner. The Manager and its affiliates shall be entitled to devote themselves to other businesses, whether or not similar in nature to, or competitive with, the business of the Company, and neither the Company, nor the other Members, shall have any right, by virtue of this Agreement, in and to such other businesses, to the income or profits derived therefrom or any portion of the foregoing.

      SECTION 6.5 CONDUCT OF MANAGER; LIMITED LIABILITY OF THE MANAGER. (a) The Manager shall perform its duties hereunder in accordance with the applicable provisions (and any successor provision) of the Delaware Act.

      (b) The liability of the Manager shall be eliminated and limited to the maximum extent permitted by the Delaware Act and any other applicable law.

      (c) The Manager shall have fiduciary responsibility for the safekeeping and use of all funds, property and assets of the Company, whether or not in its control, and shall not employ, or permit another to employ, such funds, property or assets in any manner except as otherwise expressly set forth herein or for the benefit of the Company.

      SECTION 6.6 INDEMNIFICATION. (a) To the fullest extent permitted by applicable law, an Indemnified Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement; provided, however, that any indemnity under this Section 6.6 shall be provided out of and to the extent of company assets only, and no Member shall have any personal liability on account thereof. The right of indemnification pursuant to this Section 6.6 shall include the right to be paid, in advance, or reimbursed by the Company for the reasonable expenses incurred by an Indemnified Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (b) The Manager shall have the power to purchase and maintain insurance in reasonable amounts on behalf of itself and each of the employees and agents of the Company against any liability incurred by them in their capacities as such, whether or not the Company has the power to indemnify them against such liability.

      SECTION 6.7 CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND THE MANAGING MEMBER AND ITS AFFILIATES.

      (a) Nothing herein shall preclude the Manager and its Affiliates from receiving any of the following compensation, as more fully described in the Prospectus, provided, that such compensation does not reduce the Returns paid to the Members:

            (i) fees for the sale of Units in the Offering when acting as an underwriter; and

            (ii) fees for due diligence review , medical review, processing, administering, monitoring, closing and filing claims for the Life Insurance Policies.

      (b) Counsel to the Company may also be counsel to the Manager or any Affiliate of the Manager. The Manager may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to any applicable rules of professional conduct or similar rules ("Rules"). The law firm engaged as legal counsel to the Company in connection with the formation of the Company and the offer and sale of Units ("Company Counsel") is not involved in the underwriting, documentation or routine servicing of the Life Insurance Policies acquired by the Company. Each Member acknowledges that Company Counsel does not and will not represent any Member, and that in the absence of a clear and explicit written agreement, Company Counsel shall owe no duties directly to any Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Member and the Company, or between any Member or the Company, on the one hand, and the Manager or its Affiliate, on the other hand, then each Member agrees that Company Counsel may represent either the Company or such Manager or its Affiliate, or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

      (c) Each Member further acknowledges that Company Counsel has represented only the interests of the Manager and not the Members in connection with the formation of the Company and the preparation and negotiation of this Agreement, and each Member acknowledges that it has been afforded the opportunity to consult with independent counsel with regard thereto.

      SECTION 6.8 DEFAULT OF MANAGER. (a) Upon the occurrence of a Manager Default(as defined below), the Manager shall give prompt written notice of the Manager Default to the Company and the Company shall give written notice to the Members at the addresses appearing in list of Members prepared in accordance with Section 7.5(b) below. If the Manager fails to cure the Manager Default or is incapable of curing the Manager Default, the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Account at such time, may (a) terminate all of the rights and obligations of the Manager, or (b) elect to waive the Manager Default; provided, however, a Manager Default in connection with the Manager's failure to make any required deposits or payments may not be waived. Upon any waiver of a past Manager Default, the Manager Default shall cease to exist, and any Manager Default arising therefrom shall be deemed to have been remedied for every purpose. No waiver shall extend to any subsequent or other Manager Default or impair any right of the Members in connection with the Servicing Agreement except to the extent expressly so waived.

      Upon receipt by the Manager of a termination notice, the Manager shall continue to perform all servicing functions under the Servicing Agreement until the date specified in the termination notice or as otherwise specified by the Company in writing or, if no date is specified in the termination notice, until a date agreed upon by the Company.

      (b) A Manager Default refers to any one of the following events which shall occur and be continuing:

            (i) any failure by the Manager to report or give instructions or notice to the Company on or before the date occurring five (5) business days after the date the report or the instruction or notice is required to be given, as the case may be; or

            (ii) failure on the part of the Manager to observe or perform in any material respect any other covenants or agreements which has a material adverse effect on the Members and which continues unremedied for a period of thirty (30) days after the date on which written notice of the failure requiring the same to be remedied shall have been given to the Manager by the Company, or to by the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Account at such time; or

            (iii) the Manager's delegation of its duties; or

            (iv) any representation, warranty or certification made by the Manager in the agreements comprising the Servicing Agreement(s), or in any Unit Certificate, shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Members and which continues to be incorrect in any material respect for a period of thirty (30) days after the date on which written notice of the failure requiring the same to be remedied shall have been given to the Manager by the Company, or by the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Account at such time; or

            (v) the Manager shall:

                become insolvent,

                fail to pay its debts generally as they become due,

                voluntarily seek, consent to, or acquiesce in the benefit or benefits of any debtor relief law, or become a party to, or be made the subject of, any proceeding provided by any debtor relief law, other than as a creditor or claimant, and, in the event the proceeding is involuntary, the petition instituting same is not dismissed within ninety (90) days after its filing.

      (c) In the event the Manager is terminated as a result of a Manager Default, the Company may appoint any established financial institution whose regular business includes purchasing Life Insurance Policies to act as successor manager. Upon its appointment, the successor manager shall be the successor in all respects to the Manager and shall be subject to all the responsibilities, duties and liabilities placed on the Manager. All power and authority of the Manager shall pass to and vest in the successor manager, and, without limitation, the successor manager shall execute and deliver all documents and other instruments required of the Manager to be executed or delivered, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of the transfer of servicing rights to the successor manager.

      SECTION 6.9 REMOVAL OF MANAGER; SUCCESSOR. (a) The Manager may be removed from the Company for Cause (as defined below) and as otherwise specifically provided in Section 6.8 or this Section 6.9. For purposes of this Agreement, "Cause" shall mean the Manager (i) has been convicted of a felony, (ii) has committed fraud against the Company or (iii) has acted or omitted to take action on behalf of the Company which act or omission constitutes gross negligence or wilful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting Cause has occurred or exists, provided, that any removal of the Manager for Cause shall be effected by a vote of the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time. The Manager may also be removed, other than for Cause, after the Manager has received distributions from the Company that equal or exceed 125% of the aggregate expenses, including without limitation, expenses of, and commissions payable, in connection with the public offering of Interests in the Company, incurred by the Manager and its Affiliates in connection with the business of the Company, provided, that any removal of the Manager pursuant to this Section 6.9 other than for Cause may be effected by a vote of the Members whose aggregate Capital Accounts equal or exceed two- thirds of the aggregate of all Members' Capital Accounts. In the event of the removal or resignation of the Manager, nominations for a successor Manager may be made by Members whose aggregate Capital Accounts exceed ten percent (10%) of the aggregate of all Members' Capital Accounts at such time. Appointment of a successor Manager shall be effected by a vote of the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time.

      (b) If the Manager is removed from the Company pursuant to Section 6.8 or this Section 6.9 or otherwise withdraws or resigns as Manager, the Manager will have none of the powers of a Manager.

      SECTION 6.10 BORROWING. The Company may borrow money and may borrow up to 100% of the principal amount of the Life Settlements.

                ARTICLE VII:  BOOKS, RECORDS, TAXES AND REPORTS

      SECTION 7.1 BOOKS OF ACCOUNT. Complete books of account shall be kept by the Manager at the principal office of the Company or at such other office as the Manager may designate. The Fiscal Year of the Company shall begin on January 1 and end on December 31 or such other month as may hereafter be determined by the Manager; provided, however, that the last Fiscal Year of the Company shall end on the date the Company is terminated.

      SECTION 7.2 BANK ACCOUNTS. The Company shall maintain one or more bank accounts for such funds of the Company as it shall choose to deposit therein, and withdrawals therefrom shall be made upon such signature or signatures as the Manager shall determine.

      SECTION 7.3 TAX RETURNS. The Company shall prepare income tax returns for the Company and shall further cause such returns to be timely filed with the appropriate authorities. It is contemplated that the Company will be classified as a "partnership" for federal, state and local income tax purposes. The Company and its Members will take such reasonable action as may be necessary or advisable, as determined by the Manager, including the amendment of this Agreement to cause or ensure that the Company shall be treated as a "partnership" for federal, state and local income tax purposes. All elections by the Company for Federal income tax or other tax purposes shall be made by the Manager.

      SECTION 7.4 TAX MATTERS PARTNER. The Manager shall act as the "tax matters partner" ("TMP") of the Company, as such term is defined in Section 6231(a)(7) of the Code, and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and the Regulations thereunder to designate the Manager as TMP.

      SECTION 7.5 RECORDS. (a) The Manager shall cause the Company to keep the following records, which shall be maintained at the Company's principal place of business and shall be available for inspection and copying by, and at the sole expense of, the Members, or their duly authorized representatives, during reasonable business hours and upon at least five (5) business days' prior written notice to the Manager:

            (i) A copy of the Certificate of Formation and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto have been executed;

            (ii) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

            (iii) A copy of this Agreement and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

            (iv) Copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years; and

            (v) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years.

      (b) The Manager shall furnish or cause to be furnished by the transfer agent and registrar, if other than the Manager, to the Company within five (5) business days after receipt by the Manager of a request therefor from the Company, in writing, a list in such form as the Company may reasonably require, of the names and addresses of the Members as of the most recent record date for payment of distributions to Members. The Members holding an aggregate amount of not less than ten percent (10%) of the Units then outstanding may apply in writing to the Manager, that they desire to communicate with other Members with respect to their rights under the servicing agreement or under the units. If such request is accompanied by a copy of the communication which such applicants propose to transmit, then the Manager, after having been adequately indemnified by such applicants for its costs and expenses, shall afford or shall cause the transfer agent and registrar, if other than the Manager, to afford such applicants access during normal business hours to the most recent list of Members held by the Manager. The list shall be as of a date not more than forty-five (45) days prior to the date of receipt of such applicants' request and shall give the Manager notice that such request has been made, within five
(5) business days after the receipt of such application. Every Member, by receiving and holding units, agrees with the Manager that neither the Manager, the transfer agent and registrar, if other than the Manager, nor any of their respective agents shall be held accountable by reason of the disclosure of the names and addresses of the Members, regardless of the source from which such information was obtained.

      SECTION 7.6 CLOSING DATE REPORTS. The Manager shall prepare and deliver to the Company at least two (2) business days prior to each closing date an officer's certificate setting forth the amount of Life Insurance Policies to be purchased on the closing date as measured by the Life Settlements purchase price to be expended therefor and by their face value.

      SECTION 7.7 MANAGER'S QUARTERLY CERTIFICATE. The Manager shall prepare and forward quarterly to the Company, if someone other than the Manager, a Manager's certificate setting forth:

      o the aggregate amount of collections processed during the preceding three months;

      o the aggregate amount of Life Insurance Policies and the balance on deposit in the Life Settlements Account, with respect to collections processed as of the end of the last day of the preceding three months;

      o the aggregate amount, if any, of withdrawals from the Company required to be made on the next succeeding closing date;

      o the aggregate amount of funds, if any, to be deposited in the Company on the next succeeding closing date;

      o     the three months Member statement; and

      o the interest and earnings, net of losses and investment expenses, from the Life Settlements Account for the preceding three months.

      SECTION 7.8 MANAGER'S ANNUAL CERTIFICATE. In addition to the closing date reports and the Manager's quarterly certificate, the Manager shall deliver to the Company on or before April 15th of each calendar year, beginning with April 15, 2003, an officer's certificate stating that (1) a review of the activities and the performance of the Manager during the preceding calendar year and was made under the supervision of the officer signing the certificate and (2) to the best of the officer's knowledge, based on the review, the Manager has fully performed all its obligations throughout such year. If there has been a default in the performance of any obligation, specifying each the default known to the officer and the nature and status thereof. A copy of the certificate may be obtained by any Member by a request in writing to the Company.

      SECTION 7.9 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SUBSERVICING REPORTS. The Manager, at the sole expense of the Company, shall undertake to cause annual reports to be prepared by independent public accountants for the Company, which reports will be available for inspection by the Members at the offices of the Manager during normal business hours. On or before April 15th of each calendar year, beginning with April 15, 2003, the Manager shall cause, at cost and expense of the Company, a firm of nationally recognized independent public accountants to furnish a report to the Manager covering the preceding annual period to the effect that the accountants have applied agreed-upon procedures to documents and records relating to the servicing of the Life Insurance Policies, compared the information contained in the Manager's units delivered during the period covered by the report with the documents and records and that no matters came to the attention of such accountants that caused them to believe that the servicing was not conducted in compliance with the Servicing Agreement, except for exceptions as the firm shall believe to be immaterial and other exceptions as shall be set forth in such statement. In addition, each report shall set forth the agreed upon procedures performed. A copy of the report may be obtained by any Member by a request in writing to the Manager. In addition, on or before April 15th of each calendar year, beginning with April 15, 2003, the Manager shall also, at the Company's sole cost and expense, cause a firm of nationally recognized independent public accountants to furnish a report to the Company to the effect that they have compared the mathematical calculations of each amount set forth in the Manager's quarterly certificates forwarded by the Manager during the period covered by the report, which shall be the period from January 1, or the date which is the initial closing date, to and including December 31, or the date which is the final Maturity date, of the calendar year, with the Manager's computer reports which were the source of the amounts and that on the basis of the comparison, the accountants are of the opinion that the amounts are in agreement, except for the exceptions as they believe to be immaterial and the other exceptions as shall be set forth in the statement. A copy of the report or any other report described in this section may be obtained by any Member by a request in writing to the Manager at no cost to the Member.

      SECTION 7.10 REPORTS TO MEMBERS. (a) The Manager shall prepare and distribute to each Member, semi-annually, a statement, which shall include the following information, which, in the case of (a), (b) and (c) below, shall be stated on the basis of an original principal amount of $10,000 per Unit:

                  (i) the total amount distributed to date;

                  (ii) the amount of the distribution allocable to the purchase price of the Life Insurance Policy;

                  (iii) the amount of the distribution allocable to the Return on the Member's Capital Contribution, equal to the difference between the discounted amount paid for each Life Insurance Policy from the face value of such Life Insurance Policy at Maturity;

                  (iv) the amount of distributions previously paid to all Members on Life Insurance Policies;

                  (v) the amount of the accrued, but unpaid monthly servicing fee on the Life Insurance Policies; and

                  (vi) the aggregate amount of funds deposited in the Special Reserve Escrow Account as of the date of this distribution.

            (b) On or before January 31 of each calendar year, beginning with calendar year 2003, the Company will furnish to each person who at any time during the preceding calendar year was a Member, an annual Member's tax statement prepared by an independent public accounting firm containing the information required to be contained in the regular semi- annual report to Members, as set forth in subparagraph (d) above, aggregated for the calendar year or the applicable portion thereof during which the person was a Member, together with the other customary information, consistent with the Company's tax treatment of the Units, as the Company and the Manager deem necessary or desirable to enable the Members to prepare their respective tax returns. The obligations of the Company shall be deemed to have been satisfied to the extent that the Company provides information which is substantially comparable to information which is required by applicable requirements of the Code, as from time to time in effect.

                       ARTICLE VIII: ADMISSION OF MEMBERS

      SECTION 8.1 ADMISSION OF MEMBERS. (a) Subject to paragraph (b) of this
Section 8.1, the Manager, at its option and in its sole discretion, may, on such terms as it shall determine in its sole discretion, at any time and from time to time, admit one or more Persons as

Members. The Company shall only accept initial Capital Contributions from Members in an amount not less than $10,000.

      (b) Notwithstanding the provisions of paragraph (a) of this Section 8.1, no Person may be admitted as an Member if such admission would (i) cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes, (ii) cause the Company to be treated as a "publicly traded Company" within the meaning of Section 7704 of the Code, (iii) violate or cause the Company to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations.

      (c) Each Member shall automatically be bound by all of the terms and conditions of this Agreement applicable to a Member. Each Member shall execute such documentation as requested by the Manager pursuant to which such Member agrees to be bound by the term and provisions of this Agreement.

      (d) The Manager shall reflect each admission authorized under this Article VIII by preparing an amendment to Schedule A attached hereto, to reflect such admission.

                ARTICLE IX:  TRANSFERS OF INTERESTS OF MEMBERS

      SECTION 9.1 GENERAL PROHIBITION. Except as otherwise expressly provided for in this Agreement or as otherwise provided in the Delaware Act, a Member may not Transfer its Interest without the prior written consent of the Manager, which consent may be granted or denied in its sole discretion. The Manager shall withhold consent to such Transfer where required under the terms of this Agreement and may do so without any liability or accountability to any Member or Person.

      SECTION 9.2 GENERAL CONDITIONS TO PERMITTED TRANSFER. (a) No Transfer of an Interest shall be effective unless permitted by the terms of this Agreement. Notwithstanding any other provisions of this Article IX, no interest of a Member may be Transferred or assigned to any Person, nor may such transferee or assignee be admitted as an Member if such Transfer, assignment or admission would (i) cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes, (ii) cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code, (iii) violate or cause the Company to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations. In addition, no Transfer shall be permitted unless the following conditions are satisfied.

            (i) such Transfer shall have been consented to in writing by the Manager in accordance with the provisions of Section 8.1 hereof;

            (ii) the transferee shall accept and adopt in writing, by an instrument in form and substance satisfactory to the Manager, all of the terms and provisions of this Agreement, as the same may be amended from time to time, and shall have expressly assumed all of the obligations of the transferring Member;

            (iii) the transferee shall pay all filing, publication and recording fees, if any, and all reasonable expenses, including, without limitation, reasonable counsel fees and expenses incurred by the Company in connection with such transaction;

            (iv) the transferee shall execute such other documents or instruments as counsel to the Company may require (or as may be required by law) in order to effect the admission of such Person as a Member;

            (v) the transferee shall execute a statement that it is acquiring the Interest for its own account for investment and not with a view to the distribution thereof and that it will Transfer the acquired Interest only to a Person who so similarly represents and warrants;

            (vi) if required by the Manager, the Company receives an opinion of counsel (who may be counsel for the Company), in form and substance satisfactory to the Manager, that such Transfer does not violate federal or state securities laws or any representation or warranty of such transferring Member given in connection with the acquisition of its Interest; and

            (vii) if required by the Manager, Company Counsel delivers to the Company an opinion that such Transfer (a) will not result in a termination of the Company under Section 708 of the Code; (b) will not cause the Company to lose its status as a partnership for United States federal income tax purposes; and (c) will not cause the Company to become subject to the Investment Company Act of 1940.

      (b) No Transfer of an Interest, where permitted by the terms of this Agreement, shall be binding on the Company until all of the conditions to such Transfer have been fulfilled. Upon the admission of a substitute or additional Member, the Manager shall promptly cause any necessary documents or instruments to be filed, recorded or published, wherever required, showing the substitution or addition, as applicable, of the transferee as a substitute Member.

      (c) A transferee of an Interest shall be entitled to receive distributions of cash or other property from the Company attributable to the Interest acquired by reason of such Transfer from and after the effective date of the Transfer of such Interest to it; provided, however, that anything herein to the contrary notwithstanding, the Company and the Manager shall be entitled to treat the transferor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of income, gain, losses, credits, deductions or distributions that are made in good faith to such transferor until such time as all of the conditions of such Transfer have been fulfilled, the written instrument of Transfer has been received by the Company and the effective date of Transfer has passed.

      (d) The effective date of a permitted Transfer of an Interest shall be no earlier than the last day of the calendar month following receipt of notice of assignment and such documentation as the Manager determines is required.

      (e) The transferring Member shall cease to be a Member, and the transferee shall become a Substituted Member, as to the Interest so Transferred as of the effective date, and thereafter the transferring Member shall have no rights or obligations with respect to the Company insofar as the Interest Transferred is concerned.

      SECTION 9.3 VOID TRANSFERS. Notwithstanding anything to the contrary in this Agreement, any Transfer of an Interest in violation of the provisions of this Agreement shall be void and shall not bind the Company.

      SECTION 9.4 PERMITTED TRANSFERS. (a) A Member may Transfer its right to receive distributions and allocations of Net Income and Net Loss and other economic benefits under this Agreement to any Permitted Transferee (as defined below); provided, however, that in no event shall any such transferee be admitted as a substitute or additional Member of the Company or be entitled to any other right of a Member under this Agreement (including, but not limited to, the right to vote or consent) without the prior written consent of the Manager, which consent may be withheld in its sole and absolute discretion; provided, further, that if required by the Manager, a Transfer to a Permitted Transferee may be conditioned upon the receipt of an opinion from Company Counsel.

      (b) A "Permitted Transferee" means:

            (i) a Member's spouse, children (including adopted children), siblings or grandchildren (a "Family Member") or a trust of which one or more Family Members are the sole beneficiaries;

            (ii) with respect to a Member which is a partnership, corporation or limited liability company, such Member's partners, shareholders, members, directors, executive officers or managers, as the case may be, and to a Family Member of any such person;

            (iii) with respect to a Member which is a trust, the beneficiaries of such trust; or

            (iv) another Member.

      SECTION 9.5 LEGENDS. (a) A legend in substantially the following form or such other reasonable form as the Manager shall provide, shall be affixed to the Certificates evidencing the Units:

      THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE

      COMPANY'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES.

      (b) Appropriate legends, including the following, under applicable securities laws shall be affixed to certificates evidencing the Units and issued or Transferred to purchasers in other states.

NOTICE TO CALIFORNIA RESIDENTS

      IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

        ARTICLE X: DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER

      SECTION 10.1 EFFECT OF DEATH OR LEGAL INCOMPETENCY OF A MEMBER OF THE COMPANY. The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.

      SECTION 10.2 RIGHTS OF PERSONAL REPRESENTATIVE. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for purposes of settling his estate or managing his property, including the rights of assignment and withdrawal.

      SECTION 10.3 WITHDRAWAL OF MEMBERS OTHER THAN MANAGERS. (a) With the sole discretion of the Manager reasonably exercised, the Manager may modify, eliminate or waive any such limitation on the withdrawal rights of a Member as set forth below, on a case by case basis, so long as the modifying, waiving, or elimination of the limitation does not: (a) adversely effect rights of the other Members as a whole; or (b) results in the Company being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code and the Regulations thereunder. To withdraw or partially withdraw from the Company, a Member must give written notice thereof to the Manager and may thereafter obtain the Return in cash of his Capital Account, or the portion thereof, as to which he requests withdrawal, within ninety (90) days after the written notice of withdrawal is delivered to the Manager, subject to the following limitations:

            (i) Except with regard to the right of the personal representative of a deceased Member, no notice of withdrawal shall be honored and no withdrawal shall be made, of or for any Units, until the expiration of at least one year from the date of purchase of those Units.

            (ii) To assure that the payments to a Member or his representative do not impair the capital or the operation of the Company, any cash payments in return of an outstanding Capital Account shall be made by the Company only from Net Proceeds and Capital Contributions.

            (iii) A Member shall have the right to receive distributions in cash from his Capital Account only to the extent that cash from Net Proceeds and Capital Contributions are available. The Manager shall not be required to (i) establish a reserve fund for the purpose of making a cash distribution of any Capital Account; (ii) use any other sources of the Company's funds other than cash from Net Proceeds and Capital Contributions; (iii) sell or otherwise liquidate any portion of the Company's investments in Life Insurance Policies or any other asset in order to make a cash distribution of any Capital Account.

            (iv) During the ninety (90) days following receipt of written notice of withdrawal from a Member, the Manager shall not reinvest any Net Proceeds or Capital Contributions in new Life Insurance Policies or other non-liquid investments unless and until the Company has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account.

            (iv) Subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount equal to the amount of the Member's Capital Account as of the date of the distribution, as to which the Member has given a notice of withdrawal under this
Section 10.3, notwithstanding that the amount may be greater or lesser than the Member's proportionate share of the current Value of the Company's net assets.

            (vi) Requests by Members for withdrawal will be honored in the order in which the Manager receives them. If any request may not be honored, due to any limitations imposed by this Section 10.3 (except the one year holding limitation set forth in Subparagraph (i) of this Section 10.3), the Manager will notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed; and

            (vii) If a Member's Capital Account would have a balance of less than ten thousand dollars ($10,000) following a requested withdrawal, the Manager, at its discretion, may distribute to the Member the entire balance in the account.

      (b) Subject to all of the limitations set forth in Paragraph (a) above, a Member may withdraw or partially withdraw as a member of the Company commencing one year after becoming a Member and obtain a Return of all or part of your Capital Account and receive back 85% of the face amount of your Capital Contribution, less any distributions paid to such date.

             ARTICLE XI:  BANKRUPTCY, DISSOLUTION AND TERMINATION

      SECTION 11.1 BANKRUPTCY. If the Company voluntarily seeks, consents to or acquiesces in the benefit or benefits of any debtor relief law or becomes party to, or is made the subject of, any proceeding provided for by any debtor relief law, other than as a creditor or claimant, and, in the event the proceeding is involuntary, and the petition instituting same is not dismissed within ninety
(90) days after its filing, the Company shall within fifteen (15) days after the date of the bankruptcy event (a) publish a notice in the authorized newspapers that a bankruptcy event has occurred and that the Manager intends to sell, dispose of or otherwise liquidate the insurance policies in a commercially reasonable manner and (b) send written notice to the Members describing the proceeding and requesting instructions from the Members. No sale, disposition or liquidation, whether in whole or in part, of the Life Insurance Policies shall be consummated until and unless the Manager shall have first received written instructions, or other written response, or affirmative refusal to provide a written response from Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time.

      SECTION 11.2 DISSOLUTION. The Company shall be dissolved upon the earliest to occur of the following:

      (a) payment to the Company of all proceeds of all Life Insurance Policies; or

      (b) the express written consent of the Manager; or

      (c) the unanimous consent of the Members; or

      (d) the termination of the Company in accordance with Section 2.3; or

      (e) the entry of a decree of judicial dissolution of the Company; or

      (f) the withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a majority of the Members agree in writing to continue the business of the Company and, within six (6) months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Company as managers.

      SECTION 11.3 LIQUIDATION. (a) Upon the dissolution of the Company, the Manager shall proceed, within a reasonable time, to sell or otherwise liquidate the assets of the Company and, after paying or making due provision by the setting up of reserves for all liabilities to creditors of the Company to distribute the remaining assets to the Members, pro rata, in accordance with the positive balance in their respective Capital Accounts.

      (b) Upon dissolution, the Members shall look solely to the assets of the Company for the return of their Capital Contributions. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager, who hereby is authorized to do any and all acts and things authorized by law for these purposes.

      SECTION 11.4 TERMINATION. The Company shall terminate when all property owned by the Company shall have been disposed of and the assets, after payment of, or due provision has been taken for, and liabilities to Company creditors shall have been distributed as provided in this Agreement. Upon such termination, the Manager shall execute and cause to be filed a certificate of discontinuance of the Company and any and all other documents necessary in connection with the termination of the Company.

            ARTICLE XII: AMENDMENT OF AGREEMENT AND POWER OF ATTORNEY

      SECTION 12.1 AMENDMENTS. Amendments to this Agreement which do not adversely affect the right of any Member in any material respect may be made by the Manager without the consent of any Member through use of the Power of Attorney, if those amendments are for the purpose of admitting Members or Substituted Members as permitted by this Agreement, including, without limitation, amendments to Schedule A hereto to reflect the admission of such Additional and Substituted Members and to reflect changes in the Capital Contributions of the Members. Amendments to this Agreement other than those described in the foregoing sentence may be made only if embodied in an instrument signed by the Manager and by Members with Capital Accounts that exceed 50% of the aggregate Capital Accounts of all Members; provided, however, that, unless otherwise specifically contemplated by this Agreement, no amendment to this Agreement shall, without the prior consent of each of the Members adversely affected thereby, (i) increase the liability of any Member, (ii) decrease any Member's interest in Net Income or items of income or gain and distributions or (iii) increase any Member's interest in Net Loss or items of deduction or loss. The Manager shall send to each Member a copy of any amendment to this Agreement.

      SECTION 12.2 AMENDMENT OF CERTIFICATE OF FORMATION. In the event this Agreement shall be amended under Section 12.1, the Manager shall amend the Certificate of Formation or any other governmental filings of the Company, to the to reflect such change if it deems, such amendments to be necessary or appropriate.

      SECTION 12.3 POWER OF ATTORNEY. Each Member hereby irrevocably constitutes and appoints the Manager as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge (including swearing to), verify, deliver, record and file, on its behalf the following: (i) any amendment to this Agreement which complies with the provisions of this Agreement and (ii) the Certificate of Formation and any other governmental filings and any amendment thereto required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company or in the Capital Contributions of the Members. This power-of- attorney is a special power-of-attorney and is coupled with an interest in favor of the Manager and as such (i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or the Manager shall have had notice thereof, (ii) may be exercised for a Member by a facsimile signature of the Manager or, after listing all of the Members, including such Member, by a single signature of the Manager acting as attorney-in-fact for all of them, and (iii) shall survive the delivery of an assignment by a Member of the whole or any portion of its Interest in the Company, except that where the assignee thereof has been approved by the Manager for admission to the Company as a Substituted Member, this power-of-attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, and file any instrument necessary to effect such substitution.

                    ARTICLE XIII:  MISCELLANEOUS PROVISIONS

      SECTION 13.1 NOTICES. (a) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be addressed to the Members at their addresses set forth on Schedule A or in the records maintained by the Company or to such other addresses as may have been specified in a written notice duly given to the other.

      (b) Any notices addressed as aforesaid shall be deemed to have been given
(i) on the date of delivery, if delivered by hand or overnight courier, (ii) on the date of transmission, if transmitted by facsimile, provided, that if transmitted by facsimile such transmittal is confirmed, and (iii) three (3) days after the deposit of same in the United States certified mail, return receipt requested.

      SECTION 13.2 SEVERABILITY. If any covenant, condition, term or provision of this Agreement is illegal, or if the application thereof to any Person or in any circumstance shall to any extent be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such covenant, condition, term or provision to Persons or in circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each covenant, condition, term and provision of this Agreement shall be valid and enforceable to the full extent permitted by law.

      SECTION 13.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

      SECTION 13.4 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, and any Subscription Agreement or other documents executed in connection herewith represent the complete and entire agreement and understanding of the parties hereto with respect to the matters covered therein and supersede any and all previous written or oral negotiations, undertakings and commitments in writing of any nature whatsoever.

      SECTION 13.5 FURTHER ASSURANCES. The Members will execute and deliver such further instruments and do such further acts and things as may be required by the Company to carry out the intent and purposes of this Agreement.

      SECTION 13.6 SUCCESSORS AND ASSIGNS. Subject in all respects to the limitations on transferability contained herein, this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, administrators, personal representatives, successors and permitted assigns of the respective parties hereto.

      SECTION 13.7 WAIVER OF ACTION FOR PARTITION. Each of the parties hereto irrevocably waives, during the term of the Company and during the period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Company.

      SECTION 13.8 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any of the creditors of the Company or any other Person not a party to this Agreement.

      SECTION 13.9 REMEDIES. The rights and remedies of the Members hereunder shall not be mutually exclusive, and the exercise by any Member of any right to which it is entitled shall not preclude the exercise of any other right it may have.

      SECTION 13.10 WRITING REQUIREMENT. Except as otherwise provided in this Agreement, this Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party seeking or against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

      SECTION 13.11 WAIVER. No waiver or any breach or condition of this Agreement shall be deemed to be a waiver of any other condition or subsequent breach whether of the like or different nature.

      SECTION 13.12 APPLICABLE LAW. This Agreement and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws.

      SECTION 13.13 SIGNATURES. The signature of the Manager shall be sufficient to bind the Company to any agreement or on any document, including, but not limited to, documents drawn or agreements made in connection with the acquisition, financing or disposition of any assets; provided, however, that the action being taken in connection therewith shall be authorized under the terms of this Agreement.

      IN WITNESS WHEREOF, the undersigned have duly executed this Operating Agreement the day and year first above written.

                                    /s/ John Tooke
                                    --------------------------
                                    John Tooke, Manager

                              MEMBER SIGNATURE PAGE

      IN WITNESS WHEREOF, the undersigned has caused this Operating Agreement of AmeriFirst Fund I, LLC to be duly executed and delivered as of the date set forth below.

NAME OF MEMBER:                           ADDRESS FOR NOTICE (Please Print):
(Exact Name to appear on Certificate)

                                          ------------------------------------

-------------------------------------     ------------------------------------

                                          ------------------------------------

                                          ------------------------------------

SIGNATURE: __________________________     Attention:__________________________

By: _________________________________     Telecopy:___________________________

Printed Name:________________________     Tax Identification #:_______________

Title:_______________________________

Dollar Amount of Capital Contribution: $_____________________

Dated:_______________________________

                                   SCHEDULE A

                             AMERIFIRST FUND I, LLC

                                     MEMBERS

                                                 AMOUNT OF
NAME AND ADDRESS                            CAPITAL CONTRIBUTION
----------------                            --------------------

John Tooke                                       $          10

                                      TOTAL      $____________

================================================================================

                             $100,000,000 -- MAXIMUM
                              $2,500,000 -- MINIMUM

                         AMERIFIRST FUND I, LLC, ISSUER

                                   ----------

                                   PROSPECTUS

                                   ----------

                            AMERIFIRST CAPITAL CORP.

                               __________ __, 2002

================================================================================

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, MANAGER OR THE LEAD UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

      UNTIL _____________________ , _____ 2002 (90 DAYS AFTER THE DATE OF THIS
PROSPECTUS) ALL DEALERS EFFECTING TRANSACTION IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee .............       $  9,200
NASD Registration Fee ...........................................         10,500
Blue Sky Fees ...................................................         20,000
Accounting Fees and Expenses ....................................         25,000
Legal Fees and Expenses .........................................        100,000
Printing Fees and Expenses ......................................         25,000
Mailing .........................................................          5,300
Miscellaneous ...................................................          7,300
                                                                        --------
         Total ..................................................       $200,000

Item 14. Indemnification of Directors and Officers.

      Pursuant to Section 18-108 of the Delaware Limited Liability Company Act, a Delaware limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

      Our operating agreement requires us to indemnify our manager and its affiliates from any loss, reasonable legal expenses, damage or claim arising by reason of any act or omission performed or omitted by our manager in good faith on behalf of us and in a manner reasonably believed to be within the scope of authority conferred on our manager by our operating agreement. This right of indemnification includes the right to advance payments or to reimburse the manager and its affiliates for the reasonable expenses incurred from being threatened to be made a named defendant or respondent in a proceeding. Indemnity payments will be made only from our assets. No member is required to make payments from his/her separate assets. We will not indemnify persons or advance payments for acts or omissions which are established to be intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

      Our operating agreement further gives our manager the power to purchase and maintain insurance in reasonable amounts on behalf of itself and each of the employees and agents of the Fund against any liability incurred by them in their capacities as such, whether or not the Fund has the power to indemnify them against such liability.

      In addition, our operating agreement provides that except as otherwise provided by applicable law, the debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Fund; neither our manager nor any member nor any person affiliated with our manager or any member shall be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being a manager or member or being a person affiliated with either of them.

Item 15. Recent Sales of Unregistered Securities.

      None.

Item 16. Exhibits and Financial Statement Schedules.

(A) Exhibits.

1.1   Form of Underwriting Agreement

3.1   Certificate of Formation, As Amended

4.1 Operating Agreement of AmeriFirst Fund I, LLC (included as Exhibit C to the Prospectus)

4.2   Form of Subscription Agreement (included as Exhibit B to the Prospectus)

4.3   Form of Unit Certificate

5.1 Opinion of Snow Becker Krauss P.C. with respect to legality of the securities*

8.1 Opinion of Snow Becker Krauss P.C. with respect to federal income tax matters*

10.1  Form of Servicing Agreement (included as Exhibit D to the Prospectus)*

10.2  Form of Escrow Agreement *

10.3  Form of Employment Agreement between AmeriFirst Capital Corp. and John
      Tooke

23.1  Consent of Snow Becker Krauss P.C.

23.2  Consent of Marcum & Kliegman LLP

----------
*     To be filed by amendment

(B) Financial Statement Schedules.

Item 17.   Undertakings

      The undersigned registrant hereby undertake to provide to the underwriter on each closing date as specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kingsland, State of Georgia on August 23, 2002.

                                              AMERIFIRST FUND I, LLC

                                              By: AMERIFIRST CAPITAL CORP.

                                              /s/ John Tooke
                                              ----------------------------------
                                              John Tooke
                                              President and
                                              Chief Executive Officer
                                              (Principal Executive Officer)
                                              and Principal Financial Officer)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John Tooke                      President and                August 23, 2002
------------------------            Chief Executive Officer of
John Tooke                          AmeriFirst Capital Corp.